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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF
                    THE SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): March 25, 1999


                            TransMontaigne Inc.
           (Exact Name of Registrant as Specified in its Charter)


Delaware                      001-11763                06-1052062
(State or Other            (Commission File            (IRS Employer
Jurisdiction of                Number                  Identification
Incorporation)                                         Number)


                           370 Seventeenth Street
                                 Suite 2750
                              Denver, CO 80202
                  (Address of Principal Executive Office)

     Registrant's telephone number, including area code: (303) 626-8200


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


Item 5. Other Events

          On Wednesday, March 31, 1999, TransMontaigne Inc. (the "Company") announced that it has completed a private placement of $170 million of Convertible Preferred Stock Units. Each Unit consists of one share of 5% Convertible Preferred Stock, convertible into common stock at $15 per share, and one Warrant to purchase six-tenths of a share of common stock at a price of $14 per full common share equivalent. The proceeds of the financing will be used to repay bank debt and for general corporate purposes.

          Attached hereto as Exhibit 99.1 is the press release issued by the Company relating to this private placement. Attached hereto as Exhibits 99.2-99.8 are the Form of Preferred Stock and Warrant Purchase Agreement, the Certificate of Designations of Series A Preferred Stock, the Warrant Agreement, the Registration Rights Agreement, the Stockholders' Agreement, an Amendment and Waiver and a Second Amendment and Waiver.


Item 7. Financial Statements and Exhibits

          (c) Exhibits


              Exhibit No.                    Description

                 99.1            Press release dated March 31, 1999.

                 99.2 Form of Preferred Stock and Warrant Purchase Agreement (without exhibits).

                 99.3 Certificate of Designations of Series A Convertible Preferred Stock.

                 99.4 Warrant Agreeent between the Company and BankBoston, N.A. dated March 25, 1999.

                 99.5 Stockholders' Agreement among the Company and certain institutional purchasers signatories thereto dated March 25, 1999.

                 99.6 Registration Rights Agreement between the Company and the purchasers signatories thereto dated March 25, 1999 (without exhibits).

                 99.7 Amendment and Waiver between the Company and Louis Dreyfus Corporation dated March 25, 1999.

                 99.8 Second Amendment and Waiver by and among the Company and certain institutional investors signatories thereto dated March 25, 1999.
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                                 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TransMontaigne Inc.,



                                        By: /s/ Harold R. Logan, Jr.
                                           ----------------------------
                                           Harold R. Logan, Jr.
                                           Executive Vice President
March 31, 1999


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                               EXHIBIT INDEX

Exhibit No.              Description of Exhibit

99.1     Press release dated March 31, 1999.

99.2 Form of Preferred Stock and Warrant Purchase Agreement (without exhibits).

99.3     Certificate of Designations of Series A Convertible Preferred
         Stock.

99.4 Warrant Agreeent between the Company and BankBoston, N.A. dated March 25, 1999.

99.5 Stockholders' Agreement among the Company and certain institutional purchasers signatories thereto dated March 25, 1999.

99.6 Registration Rights Agreement between the Company and the purchasers signatories thereto dated March 25, 1999 (without exhibits).

99.7 Amendment and Waiver between the Company and Louis Dreyfus Corporation dated March 25, 1999.

99.8 Second Amendment and Waiver by and among the Company and certain institutional investors signatories thereto dated March 25, 1999.

                                                               Exhibit 99.1

Contact:          Harold R. Logan, Jr.
                  Executive Vice President/Finance
                  303-626-8200

Wednesday, 31 March 1999             Release at 8:30 A.M. Eastern Time
------------------------             ---------------------------------



   TransMontaigne Inc. Closes on $170 Million Private Placement of Equity

Denver, Colorado, March 31, 1999 - TransMontaigne Inc. (ASE: TMG) today announced that it has closed a private placement of $170 million of Convertible Preferred Stock Units. Each Unit consists of one share of 5% Convertible Preferred Stock, convertible into common stock at $15 per share, and one Warrant to purchase six-tenths of a share of common stock at a price of $14 per full common share equivalent. Proceeds will be used to repay bank debt and for general corporate purposes.

Denver-based TransMontaigne, with principal operating offices in Atlanta, Ga., and Fayetteville, Ark. is the dominant independent provider of "seamless" logistical petroleum product services to the petroleum industry in the United States, and is the largest provider of natural gas services to producers in the Williston Basin of the northern Rockies. TransMontaigne provides a broad range of logistically integrated transportation, terminaling, supply, distribution, gathering, processing and marketing services to refiners, manufacturers, producers, transporters, suppliers, distributors, marketers and end-users of petroleum products, natural gas, crude oil, chemicals, and other bulk liquids. TransMontaigne operates exclusively for the purpose of providing these services to its customers, and does not explore for, or produce, crude oil or natural gas.

The securities referenced in this press release have not been, and will not be, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.


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                                                               Exhibit 99.2


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              PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                  dated

                              March__, 1999


                                 between


                           TRANSMONTAIGNE INC.

                                   and

                           [NAME OF PURCHASER]



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                            TABLE OF CONTENTS
                                                                     Page


SECTION 1.  SALE AND PURCHASE OF PREFERRED STOCK AND WARRANTS...............1

SECTION 2.  THE CLOSING.....................................................2

SECTION 3.  DEFINITIONS.....................................................2

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................12
              4.1.  Corporate Existence, Power and Authority...............12
              4.2.  Capital Stock..........................................13
              4.3.  Subsidiaries...........................................14
              4.4.  Business...............................................15
              4.5.  No Defaults or Conflicts...............................15
              4.6.  Disclosure Materials; Other Information................16
              4.7.  Litigation.............................................17
              4.8.  Taxes..................................................17
              4.9.  ERISA. ................................................17
              4.10. Legal Compliance.......................................19
              4.11. Outstanding Securities.................................19
              4.12. Permits, Licenses and Approvals; Intellectual
                    Property and Other Rights..............................19
              4.13. Properties.............................................19
              4.14. Environmental Compliance...............................20
              4.15. Offering of Shares and Warrants........................20
              4.16. SEC Reports............................................20
              4.17. Indebtedness...........................................21
              4.18. Use of Proceeds........................................21
              4.19. Other Names............................................21
              4.20. Brokers................................................21

SECTION 5.          REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........22
                           5.1.     Corporate Power and Authority..........22
                           5.2.     Investment Intent......................22
                           5.3.     Brokers................................22
                           5.4.     Access.................................23
                           5.5      Purchaser Qualification................23

SECTION 6.          RESTRICTIONS ON TRANSFER...............................24
SECTION 7.          INFORMATION AS TO THE COMPANY..........................24
              7.1.     Financial Information...............................24
              7.2.     Communication with Accountants......................26
              7.3.     Inspection..........................................26
              7.4.     Notices.............................................27
              7.5.     Confidentiality.....................................28

SECTION 8.          AFFIRMATIVE COVENANTS..................................28
              8.1.     Maintenance of Existence, Properties and Franchises;
                       Compliance with Law; Taxes; Insurance...............28
              8.2.     Environmental Matters...............................29

SECTION 9.          NEGATIVE COVENANTS.....................................29
              9.1.     No Dilution or Impairment; No Changes in Capital
                       Stock...............................................29
              9.2.     Actions Prior to the Closing Date...................30
              9.3.     Additional Issuances of Series A Convertible
                       Preferred Stock.....................................30

SECTION 10.         PREEMPTIVE RIGHTS......................................30

SECTION 11.         CONDITIONS TO PURCHASER'S OBLIGATIONS..................33
             11.1.    Certificate of Designations; Stockholders' Agreement;
                      Registration Rights Agreement........................33
             11.2.    Certificates for Shares and Warrants.................33
             11.3.    Accuracy of Representations and Warranties...........33
             11.4.    Compliance with Agreements...........................33
             11.5.    Officers' Certificates...............................34
             11.6.    Proceedings..........................................34
             11.7.    Legality; Governmental and Other Authorization.......34
             11.8.    No Material Adverse Change...........................34
             11.9.    Opinion of Counsel...................................34
             11.10.   Additional Purchases of Shares and Warrants..........35
             11.11.   Other Documents......................................35


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SECTION 12.         INDEMNIFICATION FOR BREACH OF REPRESENTATIONS,
                    WARRANTIES AND COVENANTS AND INDEMNIFICATION FOR
                    ENVIRONMENTAL LIABILITIES..............................35

SECTION 13.         EXPENSES...............................................36

SECTION 14.         DIRECT PAYMENTS........................................38

SECTION 15.         AMENDMENTS AND WAIVERS.................................38

SECTION 16.         NOTICES................................................38
SECTION 17.         MISCELLANEOUS..........................................39


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        PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT


          This PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT is dated as of March __, 1999 between TransMontaigne Inc., a Delaware corporation (the "Company"), and the Purchaser listed on the signature page of this Agreement (the
"Purchaser").


                    W I T N E S S E T H :


          WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Convertible Preferred Stock"), and Warrants to purchase shares of the Company's Common Stock, all upon the terms and provisions hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


SECTION 1.  SALE AND PURCHASE OF PREFERRED STOCK AND WARRANTS

          (a) The Company agrees to sell to the Purchaser and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein, the Purchaser agrees to purchase from the Company on the Closing Date specified in Section 2 hereof, the number of shares of Series A Convertible Preferred Stock and the number of Warrants, each to purchase three-fifths of one share of Common Stock of the Company, set forth opposite the Purchaser's name on Schedule 1 hereto. The shares of Series A Convertible Preferred Stock being acquired under this Agreement and by the other Purchasers under the other Stock and Warrant Purchase

Agreements are collectively referred to herein as the "Shares", containing rights and privileges as more fully set forth in the Certificate of Designations of the Company in the form attached hereto as Exhibit A-1 (the "Certificate of Designations"). "Warrants" means up to an aggregate of 13,334,000 Warrants to purchase up to an aggregate of 8,000,400 shares of Common Stock, subject to adjustment. The Warrants have the terms set forth in the Warrant Agreement of the Company in the form attached hereto as Exhibit A-2 (the "Warrant Agreement").

          (b) The aggregate purchase price to be paid to the Company by the Purchaser for the Shares and Warrants to be purchased by the Purchaser pursuant to this Agreement shall be the amount set forth opposite the Purchaser's name on
Schedule 1 hereto. No further payment shall be required from the Purchaser for the Shares and Warrants. Exercise of the Warrants is conditioned upon payment of the exercise price set forth in the Warrant Agreement.

          (c) The Shares and Warrants are being sold to the purchasers listed on Schedule 1 hereto (the "Purchasers") pursuant to this Agreement and the other Series A Convertible Preferred Stock and Warrant Purchase Agreements (all such agreements collectively, as from time to time supplemented or amended or as the terms thereof may be waived, the "Stock and Warrant Purchase Agreements"). All Stock and Warrant Purchase Agreements shall be identical except as to the identities of the respective Purchasers, the number of Shares and Warrants to be purchased, the date of such Stock and Warrant Purchase Agreement, and certain delayed closing mechanics for certain Purchases. The sale of Shares and Warrants to each Purchaser under each Stock and Warrant Purchase Agreement is to be a separate sale, and no Purchaser shall have any liability under any Stock and Warrant Purchase Agreement other than the Stock and Warrant Purchase Agreement to which it is a party.


SECTION 2.  THE CLOSING

          (a) Subject to the terms and conditions hereof, the closing of the purchase and sale of the Shares and Warrants to be purchased by the Purchaser (the "Closing") will take place at the offices of Morgan, Lewis & Bockius
LLP, 101 Park Avenue, New York, New York at 10:00 A.M., New
York City time, on March 25, 1999 or such other time and date as shall be mutually agreed to by the Company and the Purchaser, but in any event no later than March 31, 1999.
Such time and date are herein referred to as the "Closing
Date."

          (b) Subject to the terms and conditions hereof, on the Closing Date (i) the Company will deliver to the Purchaser (x) a certificate registered in the Purchaser's name (or the name of its nominee, if any, as specified on Schedule 1 hereto) evidencing the number of Shares set forth opposite the Purchaser's name on Schedule 1 and (y) a Warrant Certificate (pursuant to the Warrant Agreement) registered in the Purchaser's name (or the name of its nominee, if any, as specified on Schedule 1 hereto) evidencing a number of Warrants equal to the number set forth opposite the Purchaser's name on Schedule 1, and (ii) the Purchaser will deliver to the Company a certified or official bank check (or wire transfer) in an amount equal to the aggregate purchase price (as specified in Section 1(b) hereof) for the Shares and Warrants to be purchased by the Purchaser payable to the order of the Company in federal or other immediately available (same-day) funds.


SECTION 3.  DEFINITIONS

          (a) For purposes of this Agreement, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

          "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Securities Exchange Act) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. The holding of Shares (or of Conversion Shares obtained upon conversion of Shares) or Warrants (or of Warrant Shares issuable upon the exercise of the Warrants), and the rights under any Stock and Warrant Purchase Agreement or under the Certificate of Designations, the Warrant Agreement, the Stockholders' Agreement or the Registration Rights Agreement, or the exercise of any such rights, shall not cause a Purchaser to be deemed to be an "Affiliate" of the Company or of any Subsidiary.

          "Agreement" means this Preferred Stock and Warrant
     Purchase Agreement (together with exhibits and schedules) as from time to time supplemented or amended or as the terms hereof may be waived.

          "Benefit Plan" means any Plan, existing at the Closing Date or prior thereto, established or to which contributions have at any time been made by the Company or any Subsidiary, or any predecessor of any of the foregoing, or under which any employee, former employee or director of the Company or any Subsidiary or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

          "Board" or "Board of Directors" means with respect to any Person which is a corporation, a business trust or other entity, the board of directors or other group, however, designated, which is charged with legal responsibility for the management of such Person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.

          "Business Day" means any day other than a Saturday, Sunday or any day on which banks in the City of New York are authorized or obligated to close.

          "Capitalized Leases" means any lease to which the Company or a Subsidiary is party as lessee, or by which it is bound, under which it leases any property (real, personal or mixed) from any lessor other than the Company or a Subsidiary, and which is required to be capitalized in accordance with generally accepted accounting principles consistently applied.

          "Certificate of Designations" has the meaning set forth in Section 1(a) hereof.

          "Closing" has the meaning set forth in Section
     2(a) hereof.

          "Closing Date" has the meaning set forth in
     Section 2(a) hereof.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

          "Commission" means the Securities and Exchange
     Commission and any successor agency of the federal government administering the Securities Act or the Securities Exchange Act.

          "Common Stock" means the Company's Common Stock, par value $.01 per share, and shall also include any capital stock or other securities of the Company into which Common Stock is changed, including by way of a reclassification, combination or subdivision.

          "Company" means TransMontaigne Inc., a Delaware corporation, and its successors and assigns.

          "Consolidated" or "consolidated", when used with reference to any financial term in this Agreement, means the aggregate for the Company and its Subsidiaries of the amounts signified by such term for all such Persons, with intercompany items eliminated, and otherwise as determined in accordance with generally accepted accounting principles consistently applied (except as otherwise expressly provided herein).

          "Conversion Price" means the Conversion Price per share of Common Stock into which the Series A
     Convertible Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 5 of the Certificate of Designations.

          "Conversion Share" or "Conversion Shares" means the shares of the Company's Common Stock obtained or obtainable upon conversion of Shares and shall also include any capital stock or other securities into which Conversion Shares are changed and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, any Conversion Shares.

          "Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of October 30, 1998, between the Company and Bank Boston, N.A., as agent, as amended, modified or the terms of which are waived from time to time, or one or more credit agreements, that subsequent to the termination or expiration of the Credit Agreement, may be entered into to refinance the Indebtedness incurred in connection with the Credit Agreement or any successor credit agreement, as amended, modified or the terms of which are waived from time to time.

          "Disclosure Material" has the meaning specified in
     Section 4.6(a) hereof.

          "Environmental Laws" means all applicable federal, state, local, foreign, civil and criminal laws, statutes, ordinances, orders, codes, Environmental Permits, rules and regulations and common law relating to the protection of the environment and human health or relating to the release, handling, use, generation, treatment, storage, transportation or disposal of Hazardous Materials, including but not limited to the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. ss. 2601 et seq.; the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. ss. 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Clean Air Act, 42 U.S.C. ss. 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801 et seq.; The Occupational Safety and Health Act, 29 U.S.C. ss. 651; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136y et seq.; and the Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq., all as may be amended or superseded from time to time.

          "Environmental Lien" means any Liens arising under or pursuant to any Environmental Law.

          "Environmental Permits" means all permits, licenses, approvals, authorizations or consents required by any Governmental Authority under any applicable Environmental Law and includes any and all orders, consent orders or binding agreements issued by or entered into with a Governmental Authority under any applicable Environmental Law.

          "ERISA" means Employee Retirement Income Security
     Act of 1974, as amended.

          "ERISA Affiliate" means each "person" (as defined in Section 3(9) of ERISA) which is under "common control" with the Company or any of its Subsidiaries (within the meaning of Section 414(b) or (c) or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414(m) or (o) of the Code).

          "Governmental Authority" means any federal, state, or local governmental agency or authority (including regulatory authority) having jurisdiction over the Company or any of its Subsidiaries or any of its respective assets or businesses.

          "Guaranty" means (i) any guaranty or endorsement of the payment or performance of, or any contingent obligation in respect of, any indebtedness or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to one obligor (directly or indirectly) on the basis of any promise or undertaking of another Person (a) to pay the indebtedness of such obligor, (b) to purchase an obligation owed by such obligor, (c) to purchase or lease assets (or to provide funds, goods or services) under circumstances that would enable such obligor to discharge one or more of its obligations or (d) to maintain the capital, working capital, solvency or general financial condition of such obligor, in each case whether or not such arrangement is disclosed in the balance sheet of such other Person or is referred to in a footnote thereto and (iii) any liability as a general partner of a partnership in respect of indebtedness or other obligations of such partnership; provided, however, that the term "Guaranty" shall not include (1) endorsements for collection or deposit in the ordinary course of business or (2) obligations of the Company or its Subsidiaries which would constitute Guaranties solely by virtue of the continuing liability of a Person which has sold assets subject to liabilities for the liabilities which were assumed by the Person acquiring the assets, unless such liability is required to be carried on the consolidated balance sheet of the Company. The amount of any Guaranty and the amount of indebtedness resulting from such Guaranty shall be the maximum amount of the guarantor's potential obligation in respect of such Guaranty.

          "Hazardous Materials" means any petroleum, petroleum hydrocarbons, petroleum waste or petroleum products, underground storage tanks, asbestos or asbestos-containing materials, pesticides, lead and lead-containing materials, urea formaldehyde insulation and polychlorinated biphenyls (PCBs), ionizing and non-ionizing radiation including radon and electromagnetic frequency radiation; and any chemicals, materials, substances or wastes in any amount or concentration which are now or hereafter designated or regulated as "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances" or "toxic pollutants" under any Environmental Law.

          "Indebtedness" of any Person means, without duplication, as of any date as of which the amount thereof is to be determined, (i) all obligations of such Person to repay money borrowed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations under letters of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid), (ii) all Capitalized Leases in respect of which such Person is liable as lessee or as the guarantor of the lessee, (iii) all monetary obligations which are secured by any Lien existing on property owned by such Person whether or not the obligations secured thereby have been incurred or assumed by such Person, (iv) all conditional sales contracts and similar title retention debt instruments under which such Person is obligated to make payments,
     (v) all Guaranties by such Person and (vi) all contractual obligations (whether absolute or contingent) of such Person to repurchase goods sold and distributed. "Indebtedness" shall not include, however,
     (1) Indebtedness of the Company to any of its wholly-owned Subsidiaries or Indebtedness of any wholly-owned Subsidiary to the Company or to another wholly-owned Subsidiary, and (2) any unfunded obligations in any employee pension benefit plan (as defined in ERISA) of the Company or of any Subsidiary.

          "Institutional Investors" means all of the Purchasers which are parties to the Stockholders' Agreement.

          "Investment" means, with respect to any Person, (i) any loan, advance or extension of credit by such Person to, and any contributions to the capital of, any other Person, (ii) any Guaranty by such Person, (iii) any interest in any capital stock, equity interest or other securities of any other Person, (iv) any transfer or sale of property of such Person to any other Person other than upon full payment, in cash, or not less than the fair market value of such property and (v) any commitment or option to make an Investment if, in the case of an option, the consideration for the acquisition of which exceeds $10,000, and any of the foregoing under clauses (i) through (v) shall be considered an Investment whether such Investment is acquired by purchase, exchange, merger or any other method; provided, that the term "Investment" (1) shall not include an Investment in the Company or in a wholly-owned Subsidiary, (2) shall not include current trade and customer accounts receivable and allowances, provided they relate to goods furnished in the ordinary course of business and are given in accordance with the customary practices of the Company or a Subsidiary, (3) shall not include temporary investments of excess cash of the Company or of any Subsidiary in any of the following:
     (A) investment grade obligations maturing within one year of their issuance which as to principal and interest constitute direct obligations of, or obligations guaranteed by, the United States of America, (B) negotiable certificates of deposit of banks or trust companies which are organized under the laws of the United States of America or any state thereof and which have capital and surplus of at least $500,000,000, (C) commercial paper which is rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc., or Standard & Poor's Corporation or their successors,
     (D) any repurchase agreement secured by any one or more of the foregoing and (E) money market funds primarily investing in any of the foregoing securities and sponsored by or affiliated with nationally recognized brokerage or investment advisory firms, and
     (4) shall not include Investments of the Company or any Subsidiary existing on the date hereof.

          "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against the assignor), any filing of a financing statement as debtor under the Uniform Commercial Code or any similar statute and any agreement to give or make any of the foregoing.

          "Material Adverse Effect" means a material adverse effect on the business, assets, operations, condition (financial or other) or prospects of the Company and its Subsidiaries on a consolidated basis.

          "Outstanding" or "outstanding" means (a) when used with reference to the Shares or Warrants as of a particular time, all Shares or Warrants theretofore duly issued except (i) Shares or Warrants theretofore reported as lost, stolen, mutilated or destroyed or surrendered for transfer, exchange or replacement, in respect of which new or replacement Shares or Warrants have been issued by the Company, (ii) Shares and Warrants theretofore canceled by the Company and (iii) Shares and Warrants registered in the name of, as well as Shares and Warrants owned beneficially by, the Company, any Subsidiary or any of their Affiliates. For purposes of the preceding sentence, in no event shall "Affiliates" include (x) the persons which are identified as "Purchasers" on Schedule 1 hereto or (y) any Affiliates of any such persons.

          "Pension Plan" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA.

          "Person" or "person" means an individual, corporation, limited liability company, partnership, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

          "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workers' compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of
     Section 3(3) of ERISA.

          "Preferred Stock" means any class of the capital stock of a corporation (whether or not convertible into any other class of such capital stock) which has any right, whether absolute or contingent, to receive dividends or other distributions of the assets of such corporation (including, without limitation, amounts payable in the event of the voluntary or involuntary liquidation, dissolution or winding-up of such corporation), which right is superior to the rights of another class of the capital stock of such corporation. "Preferred Stock" includes, without limitation, the Series A Convertible Preferred Stock.

          "Purchaser" means the person who accepts and agrees to the terms hereof as indicated by such person's signature (as "the undersigned Purchaser") on the execution page of this Agreement, together with its successors.

          "Purchasers" has the meaning set forth in Section 1(c) hereof, together with their respective successors.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the Closing Date, among the Company and each of the Purchasers.

          "Restricted Payment" means (i) every payment in connection with the redemption, purchase, retirement or other acquisition by or on behalf of the Company or any Subsidiary of any shares of the Company's or a Subsidiary's capital stock (as defined below), whether or not owned by the Company or any Subsidiary, (ii) every payment to or on behalf of any Affiliate of the Company or any Affiliate of any Subsidiary on account of or with respect to any lease arrangements, and (iii) every payment by or on behalf of the Company or any Subsidiary (whether as repayment or prepayment of principal or as interest or otherwise) on or with respect to (A) any obligation to repay money borrowed owing to any Affiliate of the Company or of any Subsidiary or (B) any obligation, to any Person, of any Affiliate of the Company or of any Subsidiary to any other holder of shares of the Company's capital stock (as defined below), which obligation is assumed, or is the subject of a Guaranty, by the Company or a Subsidiary; provided, however, (a) that the restrictions of the foregoing clause (i) shall not apply to any payment in respect of capital stock of the Company to the extent payable in shares of the capital stock of the Company, (b) that the restrictions of the foregoing clause (ii) shall not apply to any scheduled prepayment or repayment of Indebtedness, provided that such Indebtedness being prepaid or repaid, if issued after the date hereof, is not at the time of such prepayment or repayment or at any prior time thereto owing to an Affiliate of the Company, (c) that none of the foregoing clauses shall apply to any payments from a Subsidiary to the Company or from a Subsidiary to a wholly-owned Subsidiary, (d) that none of the foregoing clauses shall apply to any purchases by the Company from a wholly-owned Subsidiary of additional capital stock of such Subsidiary and (e) that none of the foregoing clauses shall apply to any payments, distributions or other transfers or actions on or with respect to the Shares or to the

     Purchasers (or holders of Shares) under the Stock and Warrant Purchase Agreements. For purposes of this definition, "capital stock" shall also include warrants and other rights and options to acquire shares of capital stock (whether upon exercise, conversion, exchange or otherwise).

          "SEC Reports" has the meaning set forth in Section 4.16 hereof.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "Series A Convertible Preferred Stock" means the Company's Series A Convertible Preferred Stock, par value $.01 per share, which will have the rights, powers and privileges on the Closing Date as more fully set forth in the Certificate of Designations.

          "Shares" has the meaning set forth in Section 1(a) hereof. In the event that any Shares are transferred (other than a transfer to an Affiliate of the Purchaser), then the transferees of such Shares shall not be entitled to any benefits under this Agreement with respect to such Shares and such Shares shall no longer be considered to be "Shares" for purposes of any provision of this Agreement.

          "Stock and Warrant Purchase Agreements" has the meaning set forth in Section 1(c) hereof.

          "Stockholders' Agreement" means the Stockholders' Agreement, dated as of the Closing Date, among the Company, the Institutional Investors and certain officers of the Company.

          "Subsidiary", with respect to any Person, means any corporation, association or other entity of which more than 50% of the total voting power of shares of stock or other equity interests (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries, or both. The term "Subsidiary" or "Subsidiaries" when used herein without reference to any particular Person, means a Subsidiary or Subsidiaries of the Company.

          "Tax" or "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any

     Governmental Authority, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

          "Tax Returns" means any returns, reports or statements
     (including any information returns) required to be filed for purposes of a particular Tax.

          "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction, or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

          "Warrants" has the meaning set forth in Section 1(a) hereof.

          "Warrant Agreement" has the meaning set forth in Section 1(a) hereof.

          "Warrant Share" or "Warrant Shares" means the shares of the Company's Common Stock obtained or obtainable upon the exercise of Warrants and shall also include any capital stock or other securities into which Warrant Shares are changed and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, any Warrant Shares.

          (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

               (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

               (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles consistently applied (except as otherwise provided herein);

               (iii) all computations provided for herein, if any, shall be made in accordance with United States generally accepted accounting principles consistently applied (except as otherwise provided herein);

               (iv) any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender, as appropriate;

               (v) all references herein to actions by the Company or any Subsidiary, such as "create", "sell", "transfer", "dispose of", etc., mean such action whether voluntary or involuntary, by operation of law or otherwise;

               (vi) the exhibits and schedules to this Agreement shall be deemed a part of this Agreement;

               (vii) each of the representations and warranties of the Company contained in Section 4 hereof is separate and is not limited, qualified or modified by the existence, wording or satisfaction of any other representation or warranty of the Company in Section 4 or otherwise;

               (viii) each of the covenants of the Company contained in Sections 7, 8 and 9 hereof or otherwise contained in any Stock and Warrant Purchase Agreement is separate and is not limited or satisfied by the existence, wording or satisfaction of any other covenant of the Company in Section 7, 8 or 9 or otherwise; and

               (ix) all references herein (in covenants or otherwise) to any action(s) which are to be taken (or which are prohibited from being taken) by any Person, the Company or any Subsidiary shall apply to such Person, the Company or such Subsidiary, as the case may be, whether such action is taken directly or indirectly.


SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to the Purchaser as follows as of the date hereof and as of the Closing Date:

          4.1. Corporate Existence, Power and Authority.

          (a) The Company and each Subsidiary are corporations duly organized, validly existing and in good standing under the laws of their jurisdictions of incorporation. The Company and each Subsidiary are duly qualified, licensed and authorized to do business and are in good standing in each jurisdiction in which they own or lease any property or in which the conduct of their business requires them to so qualify or be so licensed, except for such jurisdictions where the failure to so qualify or be so licensed would not have a Material Adverse Effect.

          (b) No proceeding has been commenced for the dissolution or merger of the Company or any Subsidiary or the amendment of its respective certificate or articles of incorporation (other than the Certificate of Designations) or any comparable document with respect to any Subsidiary organized under the laws of a jurisdiction outside the United States. Neither the Company nor any Subsidiary is in violation in any respect of its certificate or articles of incorporation or by-laws (or any comparable document with respect to any Subsidiary organized under the laws of a jurisdiction outside the United States).

          (c) Each of the Company and each Subsidiary has all requisite power, authority (corporate and other) and legal right to own or to hold under lease and to operate the properties it owns or holds and to conduct its business as now being conducted.

          (d) The Company has all requisite power, authority (corporate and other) and legal right to execute, deliver, enter into, consummate the transactions contemplated by and perform its obligations under (i) the Stock and Warrant Purchase Agreements, including, without limitation, the issuance by the Company of the Shares and the Conversion Shares as contemplated herein and therein and in the Certificate of Designations and the issuance by the Company of the Warrants and Warrant Shares as contemplated herein and therein and in the Warrant Agreement, (ii) the Stockholders' Agreement and (iii) the Registration Rights Agreement. The execution, delivery and performance of the Stock and Warrant Purchase Agreements, the Stockholders' Agreement and the Registration Rights Agreement by the Company (including, without limitation, the issuance by the Company of the Shares and the Conversion Shares as contemplated herein and therein and in the Certificate of Designations and the issuance by the Company of the Warrants and Warrant Shares as contemplated herein and therein and in the Warrant Agreement) have been duly authorized by all required corporate and other actions. The Company has duly executed and delivered the Stock and Warrant Purchase Agreements, the Stockholders' Agreement and the Registration Rights Agreement. The Stock and Warrant Purchase Agreements, the Stockholders' Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to the rights of creditors generally from time to time in effect and to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law.

          4.2. Capital Stock.

          (a) The authorized capital stock of the Company consists of (i) 80,000,000 shares of Common Stock, par value $.01 per share, and (ii) 2,000,000 shares of Preferred Stock, par value $.01 per share, of which, after giving effect to the

Certificate of Designations, 250,000 shares will have been designated as Series A Convertible Preferred Stock. On the date hereof, there are outstanding (i) no shares of Preferred Stock and (ii) 30,471,024 shares of Common Stock. On the Closing Date, after giving effect to the issuance of Shares contemplated by the Stock and Warrant Purchase Agreements, (a) no more than 200,000 shares of Series A Convertible Preferred Stock and
(b) 30,471,024 shares of Common Stock will be outstanding and (c) 4,500,000 shares of Common Stock (as of March 17, 1999) are reserved for issuance under the Company's equity incentive plans. All of such outstanding shares are, or on the Closing Date will be (assuming, with respect to the Shares, that the Shares are paid for pursuant to this Agreement), duly authorized, validly issued and outstanding, fully paid and non-assessable. The shares of the Company's Common Stock issuable upon conversion of the Series A Convertible Preferred Stock will be, when issued in accordance with the terms of the Series A Convertible Preferred Stock, duly authorized, validly issued, fully paid and non-assessable. The Warrant Shares will be, when issued in accordance with the terms of the Warrant Agreement, duly authorized, validly issued, fully paid and non-assessable. Except as disclosed on Exhibit B hereto or pursuant to the Stock and Warrant Purchase Agreements, none of the shares of the Company's capital stock which will be outstanding at the Closing (i) were or will be subject to preemptive rights when issued or (ii) provide the holders thereof with any preemptive rights with respect to any issuances of capital stock.

          (b) The only shares of the Company's Common Stock reserved for issuance by the Company are (i) shares of Common Stock to be issued upon conversion of the Shares and exercise of the Warrants, (ii) shares of Common Stock to be issued pursuant to the Company's equity incentive plans and (iii) shares of Common Stock reserved for issuance on exercise of Warrants issued in connection with the Amended and Restated Debenture Agreement between the Company and various affiliates of Massachusetts Mutual Life Insurance Company.

          (c) Except as disclosed on Exhibit B hereto or pursuant to the Stock and Warrant Purchase Agreements, there are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which the Company may become obligated to issue or sell shares of its capital stock or other securities.

          (d) Except as disclosed on Exhibit B hereto, there are no outstanding registration rights with respect to any capital stock of the Company or of any Subsidiary, which will be outstanding on the Closing Date, or any capital stock referred to in Section 4.2(b) or 4.2(c) or in the last sentence of Section 4.3(b) below.

          (e) Except as disclosed on Exhibit B hereto, there are no voting agreements, voting trusts, proxies or other agreements or understandings with third parties to which the Company is a party with respect to the voting of any capital stock of the Company or any Subsidiary.

          (f) Except as disclosed on Exhibit B hereto or pursuant to the Stock and Warrant Purchase Agreements, there are no anti-dilution protections or other adjustment provisions in existence with respect to any capital stock of the Company or any Subsidiary or any capital stock referred to in Section 4.2(b) or 4.2(c) or in the last sentence of
Section 4.3(b) below.

          (g) The Certificate of Designations has been duly adopted by the Company and as of the Closing Date will be in full force and effect. Upon filing of the Certificate of Designations with the Secretary of State of Delaware, the Shares will have all of the rights, priorities and terms set forth in the Certificate of Designations.

          (h) As of the Closing Date, the Warrant Agreement will have been duly executed by the Company, and the Warrants will have all of the rights and privileges set forth in the Warrant Agreement.

          (i) To the knowledge of the Company, those persons who, as of the date hereof, own, directly or indirectly, more than 5% of the Company's outstanding Common Stock are as follows: Cortlandt S. Dietler, First Reserve Corporation, Merrill Lynch Growth Fund, John A. Hill and Louis Dreyfus Corporation.

          4.3. Subsidiaries.

          (a) The only Subsidiaries of the Company are those set forth on Exhibit B hereto. Such Subsidiaries are owned as set forth on Exhibit B hereto. Neither the Company nor any Subsidiary has any Investments in any other Person, except as described on Exhibit B hereto.

          (b) All outstanding shares of capital stock of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and, except as disclosed on Exhibit B hereto, are owned beneficially and of record by the Company free and clear of all Liens, options or claims of any kind. Except as disclosed on Exhibit B hereto, there are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which any Subsidiary may become obligated to issue, sell or transfer shares of its capital stock or other securities.

          (c) Except as described on Exhibit B hereto, there are no restrictions (whether by charter, agreement, instrument, judgment, decree, order or otherwise (other than the applicable law)) that prohibit any Subsidiary from paying dividends to the Company.

          4.4. Business.

          The Company and its Subsidiaries are engaged primarily in the business of providing a broad range of logistical services, including transportation, terminaling, supply, distribution, gathering, processing and marketing, to the midstream and downstream sectors of the petroleum and petrochemical industries. Neither the Company nor any of its Subsidiaries currently engages in, or has any intention of engaging in, any other business. The Company is not subject to the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, as amended, or subject to regulation as a "public utility" or "public service corporation" or subject to regulation under the applicable legal requirements of any state relating to public utilities and/or public service corporations.

          4.5. No Defaults or Conflicts.

          (a) Neither the Company nor any of its Subsidiaries is in violation or default in any material respect under any indenture, agreement or instrument to which it is a party or by which it or its properties may be bound other than for such defaults as could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary is in default under any material order, writ, injunction, judgment or decree of any court or other governmental authority or arbitrator(s) other than for such defaults as could not reasonably be expected to have a Material Adverse Effect.

          (b) Other than as set forth in Exhibit B, the execution, delivery and pe rformance by the Company of the Stock and Warrant Purchase Agreements, the Stockholders' Agreement and the Registration Rights Agreement and any of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares and the Conversion Shares as contemplated herein and therein and in the Certificate of Designations, the adoption of the Certificate of Designations as an amendment to the Company's certificate of incorporation and the issuance by the Company of the Warrants and Warrant Shares as contemplated herein and therein and in the Warrant Agreement) do not and will not (i) violate or conflict with, with or without the giving of notice or the passage of time or both, any provision of (A) the respective certificates or articles of incorporation or by-laws of the Company or any of its Subsidiaries (or with respect to any Subsidiary organized under the laws of a jurisdiction outside the United States, the respective comparable documents under the laws of such jurisdiction) or
(B) any law, rule, regulation or order of any federal, state, county, municipal or other governmental authority, or any judgment, writ, injunction, decree, award or other action of any court or governmental authority or arbitrator(s), or any agreement, indenture or other instrument applicable to the Company or any of its Subsidiaries or any of their respective properties, (ii) result in the creation of any Lien upon any of the Company's or any Subsidiary's properties, assets or revenues, (iii) other than (A) as required by Delaware law or the Securities Exchange Act (with respect to filings only) or (B) with respect to the Registration Rights Agreement, pursuant to the Securities Act or state securities laws, require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person (whether or not a governmental authority and including, without limitation, any shareholder approval), or (iv) cause anti-dilution clauses of any outstanding securities to become operative or give rise to any preemptive rights.

          4.6. Disclosure Materials; Other Information.

          (a) The Company has previously furnished to the Purchaser the materials described on Schedule 2 hereto (the "Disclosure Material"). The audited and unaudited historical financial statements referred to or contained in the materials referred to on Schedule 2 fairly present the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of the operations of the Company for such periods and have been prepared in accordance with United States generally accepted accounting principles consistently applied, except that any such unaudited statements may omit notes and may be subject to year- end adjustment.

          (b) Since January 31, 1999, except as disclosed on Exhibit B hereto or in the Company's Form 10-Q for the quarter ended December 31, 1998, (i) the business of the Company and the Subsidiaries has been conducted in the ordinary course and (ii) there has been no material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis. As of the Closing Date and as of the date hereof, except as disclosed on Exhibit B hereto, there are no material liabilities of the Company or any Subsidiary which would be required to be provided for in a consolidated balance sheet of the Company as of either such date prepared in accordance with United States generally accepted accounting principles consistently applied, other than liabilities provided for in the financial statements referred to in
Section 4.6(a). Since January 31, 1999, no amount or property has directly or indirectly been declared, ordered, paid, made or set aside for any Restricted Payment nor has any such action been agreed to.

          (c) Other than any financial projections or capital expenditure forecasts (on which the Company makes no representations or warranties other than that such financial projections or capital expenditure forecasts have been prepared on a reasonable basis) none of the Disclosure Material contained or contains a false or misleading statement of a material fact or omits to state any material fact necessary in order to make the statements made in such Disclosure Material, in light of the circumstances under which they were made, not misleading.

          4.7. Litigation.

          Except as disclosed on Exhibit B hereto, there is no action, suit, proceeding, investigation or claim pending or, to the knowledge of the Company or the Subsidiaries, threatened in law, equity or otherwise before any court, administrative agency or arbitrator which (i) questions the validity of the Stock and Warrant Purchase Agreements, the Certificate of Designations, the Warrant Agreement, the Stockholders' Agreement, the Registration Rights Agreement, the Shares, or the Warrants or any action taken or to be taken pursuant hereto or thereto, or (ii) could reasonably be expected to have a Material Adverse Effect.

          4.8. Taxes.

          Each of the Company and each Subsidiary has timely filed or caused to be filed all Tax Returns required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          4.9. ERISA.

          (a) All Benefit Plans are listed in Exhibit B, and copies of all documentation relating to such Benefit Plans have been delivered or made available to Purchasers (including copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the three most recent annual returns, employee communications, and IRS determination letters).

          (b) Each Benefit Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable law, including ERISA and the Code except where the failure to comply would not be reasonably expected to result in a material liability, and each Benefit Plan intended to qualify under section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under section 501(a) of the Code.

          (c) No Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code, and neither the Company nor any ERISA Affiliate has incurred any liability to a Benefit Plan (other than for contributions not yet due) or to the Pension Benefit Guaranty Corporation

(other than for payment of premiums not yet due) with respect to any Benefit Plan subject to Title IV of ERISA.

          (d) No "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Benefit Plan or any Plan maintained by an ERISA Affiliate since the effective date of said section 4043 other than a reportable event for which the 30-day notice requirement has been waived.

          (e) No Benefit Plan is a multiemployer plan within the meaning of section 3(37) of ERISA.

          (f) No direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company or any Subsidiary under Title IV of ERISA to any party with respect to any Benefit Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate.

          (g) Neither the Company, any Subsidiary nor any ERISA Affiliate has incurred any liability for any tax imposed under section 4971 through 4980B of the Code or civil liability under section 502(i) or (l) of ERISA.

          (h) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable solely by reason of any transaction contemplated under this Agreement.

          (i) No Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by
Part 6 of Subtitle B of Title I of ERISA or section 4980B of the Code or any State laws requiring continuation of benefits coverage following termination of employment.

          (j) No material suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) has been brought or, to the knowledge of the Company or any Subsidiary, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company or any Subsidiary that could reasonably be expected to give rise to any such suit, action or other litigation.

          (k) All contributions to Benefit Plans that were required to be made under such Benefit Plans have been made when due, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with generally accepted accounting principles and each of the Company and each Subsidiary has performed all material obligations required to be performed under all Benefit Plans.

          (l) The execution, delivery and performance of the Stock and Warrant Purchase Agreements, the Stockholders' Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the offer, issue and sale by the Company, and the purchase by the Purchaser of the Shares, the Conversion Shares, the Warrants and the Warrant Shares) will not involve any "prohibited transaction" within the meaning of ERISA or the Code.

          4.10. Legal Compliance.

          (a) Each of the Company and each Subsidiary has complied with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, except to the extent that failure to so comply could not reasonably be expected to result in a Material Adverse Effect.

          (b) There are no adverse orders, judgments, writs, injunctions, decrees or demands of any court or administrative body, domestic or foreign, or of any other governmental agency or instrumentality, domestic or foreign, outstanding against the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect.

          4.11. Outstanding Securities.

          All securities (as defined in the Securities Act) of each of the Company and the Subsidiaries have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

          4.12. Permits, Licenses and Approvals; Intellectual Property and Other Rights.

          To the knowledge of the Company, each of the Company and each Subsidiary owns or possesses all franchises, licenses, permits, consents, approvals and other authority (governmental or otherwise), patents, patent rights, trademarks, trademark rights, trade names, trade name rights and copyrights, and all rights and privileges with respect to any of the foregoing, as are necessary for the conduct of its business as now being conducted and as proposed to be conducted. Neither the Company nor any Subsidiary is in default in any material respect under any of such franchises, licenses, permits, consents, approvals or other authority. To the knowledge of the Company, the rights of (and use by) each of the Company and each Subsidiary with respect to such or any other patents, patent rights, trademarks, trademark rights, trade names, trade name rights or copyrights do not conflict with or infringe any rights of others in a manner which could reasonably be expected to result in a Material Adverse Effect and no such claim of conflict or infringement has been asserted by any Person.

          4.13. Properties.

          Each of the Company and each Subsidiary has good and marketable title to its real property. Certain real property used by the Company or the Subsidiaries in the conduct of their respective businesses is held under lease, and neither the Company nor any Subsidiary is aware of any pending or threatened claim or action by any lessor of any such property to terminate any such lease. All such leases are valid and in full force and effect, and none of such leases is in default.

          4.14. Environmental Compliance.

          To the Company's knowledge, the Company (i) is not in violation of any Environmental Laws in effect in any jurisdiction in which any properties owned, operated or leased by the Company or any of its Subsidiaries are located or where any of them conducts its business, (ii) does not own, operate or lease any real property contaminated with any Hazardous Materials, at levels or in amounts that require investigation or remediation under any Environmental Laws, (iii) is not liable or alleged to be liable for any off-site transportation, treatment, storage or disposal of Hazardous Materials or contamination pursuant to any Environmental Laws, and (iv) is not subject to any claim arising under Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect, and the Company is not aware of any pending investigation which might lead to such a claim.

          4.15. Offering of Shares and Warrants.

          None of the Company, any Subsidiary, any agent or any other person acting on its behalf, directly or indirectly, (i) offered any of the Shares, the Warrants or any similar security of the Company (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) or (B) for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any person other than the Purchasers and other investors each of which the Company reasonably believed was an "accredited investor" within the meaning of Regulation D under the Securities Act or (ii) has done or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Shares within the provisions of Section 5 of the

Securities Act or the filing, notification or reporting provisions of any state securities laws.

          4.16. SEC Reports.

          The Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act. The Company has furnished the Purchaser with copies of (i) its Annual Report on Form 10-K for the fiscal year ended April 30, 1998, (ii) its Quarterly Report on Form 10-Q for the fiscal quarters ended September 30, 1998 and December 31, 1998 and (iii) its Proxy Statement dated August 6, 1998 (collectively, the "SEC Reports"). Each SEC Report was in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective dates or as subsequently supplemented or amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          4.17. Indebtedness.

          Exhibit B hereto sets forth (i) the amount of all Indebtedness of the Company or any Subsidiary in excess of $1,000,000 outstanding on the date hereof, (ii) any Lien with respect to such Indebtedness and
(iii) a list of each instrument or agreement governing such Indebtedness. The Company has made available to the Purchaser a complete and correct copy of each such instrument or agreement (including all amendments, supplements or modifications thereto). No default exists with respect to or under any such Indebtedness or any instrument or agreement relating thereto and no event or circumstance exists with respect thereto that (with notice or the lapse of time or both) would give rise to such a default.

          4.18. Use of Proceeds.

          The Company will use the proceeds realized from the sale of the Shares and the Warrants to repay debt, to fund future acquisitions, for capital expenditures and for working capital and general corporate purposes. No portion of such proceeds will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, any "margin stock" as defined in said Regulation U, or for the purpose of purchasing, carrying or trading in securities within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of reducing or retiring any indebtedness which both (i) was originally incurred to purchase any such margin stock or other securities and (ii) was directly or indirectly secured by such margin stock or other securities. None of the assets of the Company or any Subsidiary includes any such "margin stock."

          4.19. Other Names.

          The businesses previously or presently conducted by the Company and the Subsidiaries have not been conducted under any corporate, trade or fictitious name, other than those names listed on Exhibit B hereto.

          4.20. Brokers.

          No broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with any Stock and Warrant Purchase Agreement, the Stockholders' Agreement, the Registration Rights Agreement, the Warrant Agreement or the Certificate of Designations or any of the transactions contemplated hereby or thereby, based upon arrangements made by or on behalf of the Company or any of its Subsidiaries or Affiliates.

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser represents and warrants to the Company as follows as of the date hereof and as of the Closing Date:

          5.1. Corporate Power and Authority.

          The Purchaser has all requisite power, authority and legal right to execute, deliver, enter into, consummate the transactions contemplated by and perform its obligations under this Agreement, the Stockholders' Agreement and the Registration Rights Agreement. The execution, delivery and performance of this Agreement, the Stockholders' Agreement and the Registration Rights Agreement by the Purchaser have been duly authorized by all required corporate and other actions. The Purchaser has duly executed and delivered this Agreement, the Stockholders' Agreement and the Registration Rights Agreement, and this Agreement, the Stockholders' Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to the rights of creditors generally from time to time in effect and to general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law.

          5.2. Investment Intent.

          The Purchaser is purchasing the Shares and the Warrants to be purchased by it for its own account for investment and not with a view to any distribution thereof in violation of applicable securities laws; provided, however, that the Purchaser may transfer record and/or beneficial ownership of the Shares, the Conversion Shares, the Warrants or the Warrant Shares to one or more Affiliates, officers or employees of Affiliates or investment funds managed by Affiliates of the Purchaser so long as such transfer is made in compliance with the Securities Act and any applicable state securities laws. It is understood that the disposition of the Purchaser's property shall at all times be within the Purchaser's control. If the Purchaser should in the future decide to dispose of any of its Shares, Conversion Shares, Warrants or Warrant Shares, it is understood that it may do so only in compliance with the Securities Act, applicable securities laws and this Agreement. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

          5.3. Brokers.

          No broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with any Stock and Warrant Purchase Agreement, the Stockholders' Agreement, the Registration Rights Agreement, the Warrant Agreement or the Certificate of Designations or any of the transactions contemplated hereby or thereby, based upon arrangements made by or on behalf of the Purchaser or any of its Subsidiaries or Affiliates.

          5.4. Access.

          The Purchaser has had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of the Company and its affiliates and receive answers thereto, as the Purchaser deems necessary in connection with its decision to purchase the Shares and the Warrants.

          5.5 Purchaser Qualification.

          (a) The Purchaser (alone or with the aid of his investment advisors) has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of its investment in the Shares and the Warrants;

          (b) The Purchaser is able to bear the economic risk of an investment in the Shares and the Warrants and has the ability to hold the Shares and the Warrants acquired by such Purchaser indefinitely and the ability to suffer a complete loss of such investment;

          (c) The Purchaser has received and read a copy of the Disclosure Materials (not including financial projections) describing the Company, and has otherwise received sufficient information to enable the Purchaser to evaluate the merits and risks of such investment in the Shares and the Warrants;

          (d) The Purchaser is familiar with the type of investment which the Shares and the Warrants constitute and has reviewed the purchase of the Shares and the Warrants subscribed for herein with tax and legal counsel and investment representatives to the extent deemed advisable. The Purchaser believes that the Shares and the Warrants are securities of the kind such Purchaser wishes to acquire and that the nature of the Shares and the Warrants and the amount of such Purchaser's investment are consistent with such Purchaser's overall investment program and financial position;

          (e) All information the Purchaser has supplied to the Company is true and accurate; and

          (f) The Purchaser will immediately notify the Company if any of the representations and warranties made herein become untrue.


SECTION 6.  RESTRICTIONS ON TRANSFER

          The Purchaser agrees that it will not sell or otherwise dispose of any Shares, Conversion Shares, Warrants or Warrant Shares unless such Shares, Conversion Shares, Warrants or Warrant Shares have been registered under the Securities Act and, to the extent required, under any applicable state securities laws, or pursuant to an applicable exemption from such registration requirements. The Company may endorse on all certificates evidencing Shares, Conversion Shares, Warrants or Warrant Shares a legend stating or referring to such transfer restrictions and require, as a condition to transfer, from the Purchasers and any proposed transferee of the Purchaser such certifications, legal opinions, or other information as the Company may reasonably require to confirm that such transfer is being made in compliance with, pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any state securities laws; provided, that no such legend shall be endorsed on any such certificates which, when issued, are no longer subject to the restrictions of this
Section 6.

SECTION 7.  INFORMATION AS TO THE COMPANY

          The Company covenants and agrees as follows:

          7.1. Financial Information.

          (a) The Company will maintain, and cause each Subsidiary to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with United States generally accepted accounting principles consistently applied.

          (b) So long as any of the Shares remain Outstanding, the Company will deliver to each Purchaser without duplication of any of the items listed below, the following:

                    (i) within ninety-five (95) days after the close of
               each fiscal year of the Company, (A) an audited consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and (B) audited consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for such fiscal year, in each case setting forth in comparative form the corresponding figures for the preceding fiscal year; and such statements shall be accompanied by a management analysis of any material differences between the results for such fiscal year and the corresponding figures for the preceding year, provided that the delivery within such time period of the Company's Form 10-K and annual report to each Purchaser shall satisfy its obligation under this Section 7.1(b)(i);

                    (ii) as soon as practicable, copies (A) of all
               financial statements, proxy material or reports sent to the Company's or any Subsidiary's stockholders (other than wholly owned Subsidiaries), (B) of any public press releases and (C) of all reports or registration statements (without exhibits) filed with the Commission pursuant to the Securities Act or the Securities Exchange Act;

                    (iii) within fifty (50) days after the close of each of
               the first three (3) fiscal quarters of the Company, (A) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal quarter and (B) consolidated statements of operations, stockholders' equity and cash flows of the Company and its Subsidiaries for the portion of the fiscal year ended with the end of such quarter, in each case in reasonable detail, signed by the Chief Financial Officer, Chief Executive Officer or the

               President of the Company and setting forth in comparative form the corresponding figures for the comparable period one year prior thereto (subject to normal year-end adjustments), together with a management analysis of any material differences between such results and the corresponding figures for such prior period, provided that the delivery within such time period of the Company's Form 10-Q shall satisfy its obligations under this Section 7.1(b)(iii);

                    (iv) within fifty (50) days after the close of each
               fiscal quarter of the Company, a certificate of an officer of the Company certifying the Company's compliance with the covenants contained in Section 9 of this Agreement;

                    (v) as soon as practicable and without duplication of
               any of the above items, any other materials furnished to holders of the Company's Common Stock;

                    (vi) as soon as practicable, such other information
               as may reasonably be requested by a Purchaser;

                    (vii) as soon as practicable, copies of management
               letters with respect to the Company or its Subsidiaries or their operations submitted to the Company by independent public accountants;

                    (viii) as soon as practicable, copies of the annual
               budget within 90 days after the beginning of each fiscal year;

                    (ix) as soon as practicable, notice of default under
               any material agreement, contract or other instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound; and

                    (x) as soon as practicable, any other information
               that is sent to the Board of Directors that is deemed to be materially important by the Company's management.

          In lieu of the foregoing, the Company may deliver, as soon as practicable, to each Purchaser any materials furnished to the Company's lenders under the Credit Agreement so long as such materials include information substantially similar to the information described in clauses
(i) to (x) of this Section 7.1(b).

          The Company's obligations under this Section 7.1(b) and Section
7.2 shall terminate with respect to any Purchaser, if after any sale or conversion of Shares by such Purchaser, such Purchaser ceases to hold a number of Shares at least equal to or greater than 10% of the number of Shares set forth opposite such Purchaser's name on Schedule 1 hereto.

          (c) All such financial statements referred to in this Section
7.1 shall be prepared in accordance with United States generally accepted accounting principles consistently applied (except for any change in accounting principles specified therein and except that any interim financial statements may omit notes and may be subject to normal year-end adjustments).

          (d) Without limiting the foregoing provisions of this Section 7.1, the Company agrees that, if requested in writing by any Purchaser, it will not deliver to such Purchaser (until otherwise instructed by such Purchaser) (x) any non-public information or non- public materials regarding the Company or any Subsidiary (whether described in this Section 7.1 or otherwise) and (y) any information (whether or not included in clause (x)) which such Purchaser specifies that it does not want to receive. The Company shall comply with any such request with respect to each such Purchaser until instructed otherwise by the Purchaser.

          7.2. Communication with Accountants.

          With the prior written approval of the Company, and subject to the terms and conditions set forth in such approval, the Purchaser may communicate directly with the independent certified public accountants for the Company or any Subsidiary and with the Company's prior written consent may receive from such accountants any and all financial statements and any other information of any kind that they may have with respect to the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary.

          7.3. Inspection.

          The Company will permit each holder of a Share and any authorized representative of such holder to visit and inspect any of the properties of the Company and its Subsidiaries, to examine their respective books and records and to discuss with their officers their books and records and the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company or any Subsidiary, all at such reasonable times and as often as may be reasonably requested.

          7.4. Notices.

          The Company will give notice to all holders of Shares promptly after it learns (other than by notice from all of such holders) of the existence of any of the following:

          (a) any default under any Indebtedness (or under any indenture, mortgage or other agreement relating to any Indebtedness) which Indebtedness is in an aggregate principal amount exceeding $200,000 (or the equivalent thereof in other currencies) in respect of which the Company or any Subsidiary is liable;

          (b) any action or proceeding which has been commenced or threatened against the Company or any of its Subsidiaries (i) which, if adversely determined, would have, individually or in the aggregate, a material adverse effect on the ability of the Company to perform its obligations under the Stock and Warrant Purchase Agreements, the Stockholders' Agreement, the Registration Rights Agreement, the Warrant Agreement or the Certificate of Designations or (ii) which involves primarily a claim for damages if the amount involved, exclusive of interest and costs, exceeds $2,000,000;

          (c) if any (i) "reportable event" (as such term is described in Section 4043(c) of ERISA) has occurred; or (ii) "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code) has been incurred with respect to a Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate that is subject to the funding requirements of ERISA and the Code or that an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code, in each case with respect to such a Pension Plan; or (iii) Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate has been terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA.

          (d) Each of the Company and its Subsidiaries shall immediately notify the holders of Shares, and provide copies upon receipt, of all written claims, complaints, notices or inquiries from governmental authorities relating to the condition of its facilities and properties or compliance with Environmental Laws which could reasonably be expected to have a Material Adverse Effect.

Such notice, (i) with respect to (a), shall specify the nature and period of existence of any such default and what the Company proposes to do with respect thereto and, (ii) with respect to (b), (c) or (d), shall specify the nature of any such matter referred to in such clause, what action the Company or any Subsidiary proposes to take with respect thereto and what action any other relevant Person is taking or proposes to take with respect thereto.

          7.5. Confidentiality.

          (a) The Purchaser agrees to keep any information delivered or made available by the Company pursuant to this Section 7 confidential from anyone other than persons employed or retained by such Purchaser (who shall be informed of and agree to maintain the confidentiality obligation imposed by this Section 7.5); provided that nothing herein shall prevent any Purchaser from disclosing such information (i) to any of its Affiliates or any other Purchaser, (ii) upon the order of any court or administrative agency or as otherwise required by law, (iii) upon the request or demand of any regulatory agency or authority, (iv) which had been publicly disclosed other than as a result of a disclosure by the Purchaser prohibited by this Agreement, (v) in connection with any litigation to which the Purchaser may be a party, (vi) to the extent necessary in connection with the exercise of any remedy hereunder, or
(viii) to such Purchaser's legal counsel and independent auditors.

          (b) The Purchaser agrees not to use any confidential information delivered or made available by the Company pursuant to this
Section 7 to purchase or sell any securities of the Purchaser in a manner or under circumstances that would violate the Securities Exchange Act.

SECTION 8.  AFFIRMATIVE COVENANTS

          The Company covenants and agrees as follows:

          8.1. Maintenance of Existence, Properties and Franchises; Compliance with Law; Taxes; Insurance.

          The Company will, and will cause each Subsidiary to:

          (a) maintain their respective corporate existence, rights and other franchises in full force and effect; provided, that the Company may terminate the corporate existence of any Subsidiary, or permit the termination or abandonment of rights or other franchises, if in the opinion of the Company it is no longer in the Company's best interests to maintain such existence, rights or other franchises;

          (b) maintain their respective tangible assets in good repair, working order and condition so far as necessary or advantageous to the proper carrying on of their respective businesses;

          (c) comply with all applicable laws and with all applicable orders, rules, rulings, certificates, licenses, regulations, demands, judgments, writs, injunctions and decrees; provided, that such compliance shall not be necessary so long as (i) the applicability or validity of any such law, order, rule, ruling, certificate, license, regulation, demand, judgment, writ, injunction or decree shall be contested in good faith by appropriate proceedings and (ii) failure to so comply could not reasonably be expected to have a Material Adverse Effect;

          (d) pay promptly when due all Taxes imposed upon its properties, assets or income and all claims or indebtedness (including, without limitation, vendor's, workmen's and like claims) which might become a lien upon such properties or assets; provided, that payment of any such Tax shall not be necessary so long as (i) the applicability or validity thereof shall be contested in good faith by appropriate proceedings and a reserve, if appropriate, shall have been established with respect thereto and (ii) failure to make such payment could not reasonably be expected to have a Material Adverse Effect; and

          (e) keep adequately insured, by insurers of nationally recognized stature, all its properties (excluding terminal equipment, underground pipelines and above-ground storage tanks, all of which are self-insured in a manner the Company believes to be fiscally prudent) of a character customarily insured by entities similarly situated, against loss or damage of the kinds and in amounts customarily insured against by such entities and with such deductibles or coinsurance as is customary; provided, however, that the Company may self-insure in a manner believed to be fiscally prudent by the Company.

          8.2. Environmental Matters.

          Each of the Company and its Subsidiaries shall use and operate all of its facilities and properties in material compliance with all Environmental Laws, keep all Environmental Permits in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws, except where any failure to so act could not, individually or in the aggregate, have a Material Adverse Effect.


SECTION 9.  NEGATIVE COVENANTS

          The Company covenants and agrees that without the prior written consent of the holders of two-thirds of the outstanding Shares:

          9.1. No Dilution or Impairment; No Changes in Capital Stock.

          The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Stock and Warrant Purchase Agreements, the Certificate of Designations, the Warrant Agreement, the Registration Rights Agreement or the Stockholders' Agreement (it being understood that the Company will not be prohibited from taking actions that are permitted by the terms of such agreements). The Company (a) will not issue any shares or class or series of equity or equity-linked security, which is senior to, or pari passu with, the Series A Convertible Preferred Stock as to dividend payments or amounts payable in the event of liquidation or winding-up of the Company, (b) except as otherwise permitted by the Certificate of Designations or the Warrant Agreement, will not redeem, repurchase or otherwise acquire, either directly or indirectly through any of its Subsidiaries, any shares of capital stock of the Company, or any other rights or options to subscribe for or purchase any capital stock of the Company, (c) will not permit the par value or the determined or stated value of any shares of Common Stock receivable upon the conversion of the Shares or exercise of the Warrants to exceed the amount payable therefor upon such conversion, (d) will take all such action within its control as may be necessary or appropriate in order that the Company may at all times validly and legally issue duly authorized, fully paid and non-assessable shares of the Common Stock free from all taxes, Liens and charges with respect to the issue thereof, upon the conversion of the Shares or exercise of the Warrants from time to time outstanding,
(e) will not take any action which results in any adjustment of the current conversion price under the Certificate of Designations or the current exercise price under the Warrant Agreement if the total number of shares of the Common Stock (or other securities) issuable after the action upon the conversion of all of the then outstanding Shares or the exercise of all of the then outstanding Warrants would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such conversion or exercise and (f) will not have any authorized Common Stock (and will not issue any Common Stock) other than its existing authorized Common Stock, par value per $.01 share.

          9.2. Actions Prior to the Closing Date.

          From the date hereof through the Closing Date, the Company will not, and will not permit any Subsidiary to, (a) issue or agree to issue any capital stock or any securities exercisable for, or convertible or exchangeable into, capital stock or (b) purchase, redeem or otherwise acquire any of its capital stock; provided, however, that this Section
9.2 shall not limit, or be applicable to, (i) the transactions contemplated by the Stock and Warrant Purchase Agreements and (ii) grants of options or issuances of

Common Stock to officers, directors or employees of the Company pursuant to the current terms of the Company's 1997 Option Plan.

          9.3. Additional Issuances of Series A Convertible Preferred
               Stock.

          The Company will not issue in excess of 200,000 shares of Series A Convertible Preferred Stock, other than shares of Series A Convertible Preferred Stock issued in lieu of cash dividends on existing shares of Series A Convertible Preferred Stock.


SECTION 10. PREEMPTIVE RIGHTS

          (a) Except for (i) issuances of pro rata dividends to all holders of Common Stock, (ii) stock issued to employees, officers or directors in connection with management options or incentive plans approved by the Board of Directors, (iii) stock issued in connection with any merger, acquisition, business combination, joint venture, partnership or limited liability company, (iv) stock issued for consideration amounting to less than $1,000,000 in any single transaction where the purchase price is not less than the then applicable Conversion Price; provided, that the aggregate amount of all such transactions shall not exceed $2,000,000 in any twelve (12) month period, or (v) issuances pursuant to the Stock and Warrant Purchase Agreements, on conversion of the Shares or exercise of the Warrants, the Institutional Investors, in order to enable such holders to maintain their fully diluted percentage ownership of the Company's Common Stock based solely on the Conversion Shares, shall have preemptive rights, as hereinafter set forth, to purchase any capital stock, including any warrants or securities convertible into capital stock, of the Company hereafter issued by the Company so that each Institutional Investor shall hereafter be entitled to acquire a percentage of capital stock which is hereafter issued equal to the same percentage of the issued and outstanding Common Stock of the Company as is held (directly (but only as a result of conversion of shares of Series A Convertible Preferred Stock) or obtainable upon conversion of the Series A Convertible Preferred Stock) by such Institutional Investor immediately prior to the date on which the capital stock is to be issued. As used herein, "issue" (and variations thereof) includes sales and transfers by the Company of treasury shares.

          (b) The Company shall, before issuing any additional capital stock (other than in accordance with the exceptions referred to in Section 10(a) or 10(d) hereof), give written notice thereof to the Institutional Investors. Such notice shall specify what type of instrument the Company intends to issue and the consideration which the Company intends to receive therefor. For a period of twenty (20) days following receipt by the Institutional Investors of such notice, the Company shall be deemed to have irrevocably offered to sell to each Institutional Investor a sufficient number of shares of such capital stock so that such holder, if such Institutional Investor elects to acquire such shares as hereinafter set forth, shall be capable of acquiring the same percentage of such shares as the percentage of Common Stock beneficially owned (directly (but only as a result of conversion of shares of Series A Convertible Preferred Stock) or obtainable upon conversion of the Series A Convertible Preferred Stock) by such Institutional Investor at the time of such notice. In the event any such offer is accepted, in whole or in part, by an Institutional Investor, the Company shall sell such shares (which number may be adjusted downward on a pro rata basis if the original number of shares proposed to be issued is reduced) to such holder for the consideration and on the terms set forth in the Company's notice (given under the first two sentences of this paragraph). In the event that one or more Institutional Investors elects not to, or fails to, exercise its rights under this Section 10 within the twenty (20) day period, then the Company may issue the shares of capital stock offered to, but not purchased by, such Institutional Investors to third persons but only for the same consideration set forth in the Company's notice (given under the first two sentences of this paragraph) and no later than sixty (60) days after the expiration of such twenty day period. The closing for such transaction shall take place as proposed by the Company with respect to the shares of capital stock proposed to be issued, at which closing the Company shall deliver certificates for the shares of capital stock or other securities in the respective names of the Institutional Investors against receipt of the consideration therefor.

          (c) Notwithstanding any other provision hereof, in the event that the Company has granted preemptive rights to holders of its securities, other than the Series A Convertible Preferred Stock, the preemptive rights of the Institutional Investors created hereby will be applicable only in the case of the initial issuance of capital stock to such holders of securities other than the Series A Convertible Preferred Stock. Notwithstanding any other provision hereof, the preemptive rights granted to Institutional Investors by this Section 10 shall terminate with respect to a share of Series A Convertible Preferred Stock upon the transfer (other than a transfer to an Affiliate of the Institutional Investor), conversion or redemption of such share of Series A Convertible Preferred Stock in accordance with the provisions hereof or the Certificate of Designations.

          (d) Notwithstanding any other provision hereof, if the Company proposes to issue any capital stock pursuant to a registered public offering or in any other transaction involving a financial intermediary acting as an initial purchaser or placement agent of such capital stock (an "Intermediated Offering"), then the Company shall, (i) at the commencement of such offering give written notice thereof to the Institutional Investors indicating the proposed aggregate amount and type of capital stock proposed to be issued and (ii) on entering into an underwriting, purchase or other agreement setting forth the terms of the sale of such capital stock, (A) give written notice to the Institutional Investors indicating such terms and (B) offer to sell (on a private placement basis) for a period of twenty (20) days such number of shares of such capital stock as would represent the same percentage of the sum of (1) the total number of shares sold in the Intermediated Offering and (2) the total number of shares offered to Institutional Investors pursuant to this Section 10 as the number of shares of Common Stock beneficially owned (directly (but only as a result of conversion of Series A Convertible Preferred Stock) or obtainable upon conversion of Series A Convertible Preferred Stock) by such Institutional Investor represent of the total number of shares of Common Stock outstanding, in each case at the time of the notice given pursuant to this clause (ii). If such offer is accepted, in whole or in part, by an Institutional Investor, the Company shall sell such shares to such Institutional Investor for the price paid by investors in the Intermediated Offering. In the event that one or more Institutional Investors elects not to, or fails to, exercise its rights under this Section 10 within the twenty (20) day period, then the Company may issue the shares of capital stock offered to, but not purchased by, such Institutional Investors to third persons but only for the same consideration set forth in the Company's notice (given under the first two sentences of this paragraph) and no later than sixty (60) days after the expiration of such twenty day period. The closing for any sales to Institutional Investors made pursuant to this clause (d) shall occur on the third business day following the expiration of the 20-day offer period or on such earlier date as the holders of the Series A Convertible Preferred Stock and the Company agree, at which closing the Company shall deliver certificates for the shares of capital stock in the respective names of the Institutional Investors exercising their preemptive rights against receipt of the consideration therefor.

          (e) Any offer and sale of securities to Institutional Investors pursuant to this Section 10 will be subject to compliance with the Securities Act and customary closing conditions, including opinions as to an exemption from the registration requirements of the Securities Act.


SECTION 11. CONDITIONS TO PURCHASER'S OBLIGATIONS

          The Purchaser's obligation to purchase Shares and Warrants hereunder is subject to satisfaction of the following conditions at the Closing (any of which may be waived by the Purchaser):

          11.1. Certificate of Designations; Stockholders' Agreement; Registration Rights Agreement.

          (a) The certificate of incorporation of the Company shall have been duly amended by the filing of the Certificate of Designations in the form of Exhibit A-1 hereto.

          (b) The Company, the Institutional Investors and certain officers of the Company named therein shall have entered into a Stockholders' Agreement substantially in the form of Exhibit C hereto.

          (c) The Company shall have entered into a Registration Rights Agreement with the Purchasers substantially in the form of Exhibit D hereto.

          11.2. Certificates for Shares and Warrants.

          The Purchaser shall concurrently receive the certificates for Shares and Warrants contemplated by Section 2(b) hereof.

          11.3. Accuracy of Representations and Warranties.

          The representations and warranties of the Company contained in the Stock and Warrant Purchase Agreement or in any certificate or document delivered pursuant hereto shall be true and correct on and as of the Closing Date with the same effect as though made on and as of the Closing Date.

          11.4. Compliance with Agreements.

          The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in the Stock and Warrant Purchase Agreements and any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Closing Date.

          11.5. Officers' Certificates.

          The Purchaser shall have received a certificate dated the Closing Date and signed by the President or Chief Executive Officer and by the Secretary or the Treasurer of the Company, to the effect that the conditions of Sections 11.1(a), 11.3, 11.4 and 11.8 have been satisfied.

          11.6. Proceedings.

          All corporate and other proceedings in connection with the transactions contemplated by the Stock and Warrant Purchase Agreements, and all documents incident thereto, shall be in form and substance satisfactory to the Purchaser and its counsel, and the Purchaser shall have received all such originals or certified or other copies of such documents as the Purchaser or its counsel may reasonably request.

          11.7. Legality; Governmental and Other Authorization.

          The purchase of and payment for the Shares and the Warrants shall not be prohibited by any law or governmental order, rule, ruling, regulation, release, interpretation or opinion applicable to the Purchaser and shall not subject the Purchaser to any penalty, tax, liability or other onerous condition. Any necessary consents, approvals, licenses, permits, orders and authorizations of, and any filings, registrations or qualifications with, any governmental or administrative agency or other Person, with respect to the transactions contemplated by the Stock and Warrant Purchase Agreements, shall have been obtained or made and shall be in full force and effect. The Company shall have delivered to the Purchaser, upon its reasonable request setting forth what is required, factual certificates or other evidence, in form and substance reasonably satisfactory to the Purchaser and its special counsel, to enable the Purchaser to establish compliance with this condition.

          11.8. No Material Adverse Change.

          There shall have been no material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis since January 31, 1999.

          11.9. Opinion of Counsel.

          The Purchaser shall have received opinions, dated the Closing Date and addressed to the Purchasers, of Cravath, Swaine & Moore, as counsel for the Company, and of Erik B. Carlson, general counsel of the Company, which opinions shall be in form and substance satisfactory to the Purchaser and its counsel and shall be to the effect set forth in Exhibit E hereto.

          11.10. Additional Purchases of Shares and Warrants.

          The sale and purchase of Shares and Warrants for an aggregate purchase price of not less than $50,000,000 by the Purchasers pursuant to the Stock and Warrant Purchase Agreements between each of the Purchasers and the Company shall be or shall have been consummated.

          11.11. Other Documents.

          The Purchaser shall have received such other documents, in form and substance satisfactory to the Purchaser and its counsel, relating to matters incident to the transactions contemplated hereby as the Purchaser may reasonably request.

SECTION 12. INDEMNIFICATION FOR BREACH OF REPRESENTATIONS, WARRANTIES AND
            COVENANTS AND INDEMNIFICATION FOR ENVIRONMENTAL LIABILITIES

          (a) The representations, warranties, covenants and agreements of the Company and the Purchaser contained in this Agreement, the Registration Rights Agreement or in any document or certificate delivered pursuant hereto or thereto or in connection herewith shall survive, and shall continue in effect following, the execution and delivery of the Stock and Warrant Purchase Agreements, the Registration Rights Agreement, the closing hereunder and thereunder, any investigation at any time made by the Purchaser or on its behalf or by any other Person, the issuance, sale and delivery of the Shares or the Warrants, any disposition thereof and any payment, conversion or cancellation of the Shares; provided, that
Section 9 shall terminate upon conversion of all of the Shares. All statements contained in any certificate or other document delivered by or on behalf of the Company pursuant hereto shall constitute representations and warranties by the Company hereunder.

          (b) The Company agrees to indemnify and hold the Purchaser harmless from and against and will pay to the Purchaser the full amount of any loss, damage, liability or expense (including amounts paid in settlement and reasonable attorneys' fees and expenses) to the Purchaser resulting either directly or indirectly from any breach of the representations, warranties, covenants or agreements of the Company contained in this Stock and Warrant Purchase Agreement, or in the Registration Rights Agreement or any other document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith; provided, however, that the Company shall not be required to indemnify the Purchaser or any other indemnified party for any diminution in the value of the Shares, the Conversion Shares, the Warrants or the Warrant Shares.

          (c) The Company will defend, indemnify and hold harmless each current, former and future holder of Shares or Warrants, its employees, officers, directors, stockholders, partners, agents, representatives and assigns, from and against any judgments, suits and claims, joint or several, and any loss, damage, liability and expense (including attorneys' fees and expenses and costs of investigation) arising out of
(i) the presence, disposal, release, removal, discharge, storage or transportation of any Hazardous Material upon, into, from or affecting any real property (including improvements) currently or formerly owned, leased, operated or occupied by the Company or any Subsidiary; (ii) any judicial or administrative action, suit or proceeding, actual or threatened, relating to Hazardous Material upon, in, from or affecting any real property (including improvements) currently or formerly owned, leased, operated or occupied by the Company or any Subsidiary; (iii) any violation of any Environmental Law by the Company or any Subsidiary or any of their agents, tenants, subtenants or invitees; (iv) the imposition of any Environmental Lien for the recovery of costs expended in the investigation, study or remediation of any environmental liability of (or asserted against) the Company or any Subsidiary; and (v) any liability arising out of or related to the off-site shipment, disposal, treatment, handling, storage or transportation of Hazardous Materials; provided, however, that the Company shall not be required to indemnify the Purchaser or any other indemnified party for any diminution in the value of the Shares, the Conversion Shares, the Warrants or the Warrant Shares. This Section 12(c) shall survive any payment, conversion or transfer of Shares or Warrants and any termination of this Agreement.


SECTION 13. EXPENSES

          (a) Whether or not the transactions herein contemplated are consummated, the Company will pay (i) the costs, fees and expenses of the Company and its counsel in connection with the Stock and Warrant Purchase Agreements, the Certificate of Designations, the Warrant Agreement, the Stockholders' Agreement and the Registration Rights Agreement and the issuance of the Shares, the Conversion Shares, the Warrants and the Warrant Shares and the furnishing of all opinions by counsel for the Company, (ii) the fees and expenses of Morgan, Lewis & Bockius LLP in connection with the drafting, negotiation and execution of the Stock and Warrant Purchase Agreements, the Certificate of Designations, the Warrant Agreement, the Stockholders' Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby and the closing of the transactions contemplated hereby (whether or not a closing occurs hereunder and if a closing occurs the Company will make such payment on the Closing Date); provided, however, that such fees and expenses shall not exceed $80,000 without the prior written approval of the Company.

          (b) In addition to all other sums due hereunder or provided for in this Agreement, the Company shall pay to the Purchaser or its agents, respectively, an amount sufficient to indemnify such persons (net of any Taxes on any indemnity payments) against all reasonable costs and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) and damages and liabilities incurred by the Purchaser or its agents pursuant to any investigation or proceeding (other than an investigation or proceeding initiated by a Purchaser) against any or all of the Company, the Purchasers, or their agents, arising out of or in connection with the Stock and Warrant Purchase Agreements, the Stockholders' Agreement, or purchase of the Shares or the Warrants (or any transaction contemplated hereby or thereby or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of the Purchaser or its agents or is commenced or filed against the Purchaser or its agents because of the Stock and Warrant Purchase Agreements, the Stockholders' Agreement, the purchase of the Shares or the

Warrants or any of the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), other than any investigation or proceeding in which it is finally determined that there was gross negligence or willful misconduct on the part of the Purchaser or its agents. The Company shall assume the defense, and shall have its counsel represent the Purchaser and such agents, in connection with investigating, defending or preparing to defend any such action, suit, claim or proceeding (including any inquiry or investigation); provided, however, that the Purchaser, or any such agent, shall have the right (without releasing the Company from any of its obligations hereunder) to employ its own counsel and either to direct its own defense or to participate in the Company's defense, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with such defense, (ii) the Company shall not have provided its counsel to take charge of such defense or (iii) the Purchaser, or such agent of the Purchaser, shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company, then in any of such events referred to in clauses (i), (ii) or (iii) such reasonable counsel fees and expenses (but only for one counsel for the Purchasers and their agents) shall be borne by the Company. Any settlement of any such action, suit, claim or proceeding shall require the consent of both the Company and such indemnified person (neither of which shall unreasonably withhold its consent).

          (c) The Company agrees to pay, or to cause to be paid, all documentary, stamp and other similar Taxes levied under the laws of the United States of America, any state or local Taxing Authority thereof or therein or any other applicable jurisdiction in connection with the issuance and sale of the Shares or the Warrants to the Purchasers and the execution and delivery of the Stock and Warrant Purchase Agreements, the Stockholders' Agreement, the Registration Rights Agreement and any other documents or instruments contemplated hereby or thereby and any modification of the Certificate of Designations, the Warrant Agreement, the Stockholders' Agreement, the Registration Rights Agreement or the Stock and Warrant Purchase Agreements or any such other documents or instruments and will hold the Purchaser harmless without limitation as to time against any and all liabilities with respect to all such Taxes.

          (d) The obligations of the Company under this Section 13 shall survive the Closing hereunder and any termination of the Stock and Warrant Purchase Agreements.


SECTION 14. DIRECT PAYMENTS

          As long as the Purchaser or any institutional holder which is a direct or indirect transferee (as a result of one or more transfers) from the Purchaser shall be the holder of any Shares, the Company will make all redemption payments, liquidation payments and other distributions by wire transfer to the Purchaser's or such other holder's (or its nominee's) account at any bank or trust company in the United States, notwithstanding any contrary provision herein or in the Company's certificate of incorporation with respect to the place of payment. The Purchaser has provided an address on Schedule 1 hereto for payments by wire transfer, and such address may be changed for the Purchaser or any subsequent holder by notice to the Company. All such payments shall be made in U.S. dollars and in federal or other immediately available funds.


SECTION 15. AMENDMENTS AND WAIVERS

          (a) The terms and provisions of this Agreement may be amended, waived, modified or terminated only with the written consent of (1) the Company and (2) either (A) the Purchaser or (B) in the case of an amendment, waiver, modification or termination applicable to all Stock and Warrant Purchase Agreements, the holders of two-thirds of the outstanding Shares; provided, however, that no such amendment, waiver, modification or termination shall change this Section 15(a) without the written consent of the holders of all the Shares and the Warrants then outstanding.

          (b) The Company agrees that all holders of Shares and Warrants shall be notified by the Company in advance of any proposed amendment, waiver, modification or termination of this Agreement, but failure to give such notice shall not in any way affect the validity of any such amendment, waiver, modification or termination. In addition, promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of any amendment, waiver, modification or termination which has been adopted to all holders of Shares and Warrants then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment, waiver, modification or termination.


SECTION 16. NOTICES

          All notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid), (i) if to the Company, to TransMontaigne Inc., 370

Seventeenth Street, Suite 2750, Denver, CO 80202, Attention: Erik B. Carlson, with a copy to Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019-7475, Attention: Kris F. Heinzelman or
(ii) if to the Purchaser, at the addresses indicated on Schedule 1 hereto or at such other address as a party may from time to time designate as its address in writing to the other party to this Agreement. Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received.


SECTION 17. MISCELLANEOUS

          (a) The Stock and Warrant Purchase Agreements, the
Stockholders' Agreement, the Registration Rights Agreement, the
Certificate of Designations and the Warrant Agreement contain the entire agreement between the Purchaser and the Company, and supersede any prior oral or written agreements, commitments, terms or understandings, regarding the subject matter hereof.

          (b) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, whether so expressed or not; provided, however, that (other than with respect to a transfer to an Affiliate of the Purchaser) no party to this Agreement may assign any of its rights, duties or obligations under this Agreement without the other party's prior written consent, which consent shall not be unreasonably withheld. The Purchaser shall provide the Company with reasonable notice of any transfer to an Affiliate. Other than with respect to a transfer to an Affiliate of the Institutional Investor, the preemptive rights set forth in Section 10 are not transferable.

          (d) If permitted pursuant to Section 17(c), the Purchaser may assign, in whole or in part, any or all of its rights (and/or obligations) under this Agreement to any permitted transferee of any or all of its Shares or Warrants, and (unless such assignment expressly provides otherwise) any such assignment shall not diminish the rights the Purchaser would otherwise have under this Agreement or with respect to any remaining Shares or Warrants held by the Purchaser.

          (e) No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any right, power or remedy conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

          (f) Each party (each a "Disclosing Party") to this Agreement agrees that it will not issue any press releases or other public disclosure using the name of the other party or any of its Affiliates without at least two (2) Business Days' prior written notice to the other party and without the prior written consent of the other party unless the Disclosing Party is required to do so under law and then, in any event, the Disclosing Party or its Affiliate will consult with the other party before issuing such press release or other public disclosure and with as much advance notice to the other party as is reasonably practicable under the circumstances.

          (g) The headings and captions in this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

          (h) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

          (i) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

          (j) THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE CERTIFICATE OF DESIGNATIONS, THE WARRANT AGREEMENT, THE STOCKHOLDERS' AGREEMENT, THE SHARES OR THE CONVERSION SHARES WILL BE LITIGATED IN SUCH COURTS. THE PARTIES ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE

AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS.

          (k) THE COMPANY AND THE PURCHASER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE CERTIFICATE OF DESIGNATIONS, THE WARRANT AGREEMENT, THE STOCKHOLDERS' AGREEMENT, THE SHARES OR THE CONVERSION SHARES, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE PURCHASER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT, THE CERTIFICATE OF DESIGNATIONS, THE WARRANT AGREEMENT, THE STOCKHOLDERS' AGREEMENT, THE SHARES OR THE CONVERSION SHARES. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

               [remainder of page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                        TRANSMONTAIGNE INC.


                                        By
                                          ---------------------
                                          Name:
                                          Title:


Accepted and Agreed to as of the
date first above written by the
undersigned Purchaser:




By
  -----------------------------
  Name:
  Title:

                                                               Exhibit 99.3


                     TRANSMONTAIGNE INC.

                 CERTIFICATE OF DESIGNATIONS
                              OF
             SERIES A CONVERTIBLE PREFERRED STOCK

             ------------------------------------


 Pursuant to Section 151(g) of the Delaware General Corporation Law


          The undersigned officer hereby certifies that:

          A. He is the duly elected and acting chief executive officer of TRANSMONTAIGNE INC., a Delaware corporation (the "Corporation").

          B. On March 17, 1999, the Board of Directors of the Corporation duly adopted resolutions in order to designate the Series A Preferred Stock (as set forth in the resolution below).

          C. The resolution set forth below has not been modified, altered or amended and is presently in full force and effect.

          RESOLVED, that pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article 5.3 of the Certificate of Incorporation of the Corporation, the Board of Directors hereby fixes and determines the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights and other special and relative rights of a series of the preferred stock, par value $.01 per share, which shall be designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock").

          Certain defined terms used herein are set forth in Section 12 hereof.

          1. Designation. 250,000 shares of preferred stock, par value $.01 per share, of the Corporation are hereby constituted as a series of the preferred stock designated as "Series A Convertible Preferred Stock."

          2.   Dividends.

               (a) Cash Dividends on Series A Preferred Stock. The Corporation shall pay, when and as declared by the Corporation's Board of

Directors, to the holders of the Series A Preferred Stock, out of the assets of the Corporation legally available therefor, cash dividends (subject to Section 2(a)(vi) hereof) at the times, in the amounts and with such priorities as follows:

          (i) Dividend Rate. Dividends on shares of Series A Preferred Stock will be payable in arrears in cash at a rate per annum equal to 5% of the Preferred Liquidation Value thereof on the Dividend Payment Date. Dividends will be calculated on the basis of a 360 day year consisting of twelve months of thirty days each in a year. If the Corporation fails to exercise on December 31, 2003 the redemption option set forth in Section 6(a) hereof, then the cash dividend payable on the Series A Preferred Stock shall increase, commencing January 1, 2004, to a rate per annum equal to 16% of the Preferred Liquidation Value, provided, that the increased dividend rate shall apply only if Series A
     Preferred Stock remains outstanding after December 31, 2003.

          (ii) Accrual of Dividends.

               (A) Dividends on each share of Series A Preferred Stock shall accrue cumulatively on a daily basis from the Issue Date to the date on which the redemption or conversion of such share of Series A Preferred Stock shall have been effected, whether or not such dividends have been declared and whether or not there shall be (at the time such dividends became or become payable or any other time) profits, surpluses or other funds of the Corporation legally available for the payment of dividends.

               (B) To the extent not paid on any Dividend Payment Date for any reason other than the Corporation's compliance with Section 2(b) hereof, all dividends which have accrued on any share of Series A Preferred Stock then outstanding during the period from and including the preceding Dividend Payment Date (or from and including the Issue Date in the case of the initial Dividend Payment Date) to (but excluding) such Dividend Payment Date shall be added on such Dividend Payment Date to the Preferred Liquidation Value of such share of Series A Preferred Stock (so that, without limitation, dividends shall thereafter accrue in respect of the amount of such accrued but unpaid dividends) and shall remain a part thereof until (but only until) such dividends are paid. The "Preferred Liquidation Value" of any share of Series A Preferred Stock as of a particular date shall be equal to the sum of $1,000 plus an amount equal to any accrued and unpaid dividends on such share of Series A Preferred Stock added to the Preferred Liquidation Value of such share of Series A Preferred Stock on any Dividend Payment Date pursuant to this
          Section 2(a)(ii)(B) and not thereafter paid.

               (iii) Payment Dates. Full cumulative dividends on the Series A Preferred Stock shall be payable quarterly, on the last day of March, June, September and December in each year (each, a "Dividend Payment Date"). The first Dividend Payment Date shall be June 30, 1999. If any Dividend Payment Date shall be on a day other than a Business Day, then the Dividend Payment Date shall be on the next succeeding Business Day. An amount equal to the full cumulative dividends shall also be payable, in satisfaction of such dividend obligation, upon liquidation as provided under
          Section 3 hereof, and upon redemption as provided under Section 6 hereof. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of the dividends payable pursuant to this Section 2, which record date shall not be more than 60 days prior to the Dividend Payment Date.

               (iv) Amounts Payable. The amount of dividends payable on Series A Preferred Stock on each Dividend Payment Date shall be the full cumulative dividends which are unpaid through and including such Dividend Payment Date. Dividends which are not paid for any reason whatsoever on a Dividend Payment Date shall cumulate until paid and shall be payable on the next Dividend Payment Date on which payment can lawfully be made (or upon liquidation or redemption as provided herein). Holders of shares of Series A Preferred Stock called for redemption on a redemption date falling between the close of business on a dividend payment record date and the opening of business on the corresponding Dividend Payment Date shall, in lieu of receiving such dividend payment on the Dividend Payment Date fixed therefor, receive an amount equal to such dividend payment (consisting of all accumulated and unpaid dividends through the redemption date) on the date fixed for redemption. If for whatever reason all payments have not been made with respect to any share of Series A Preferred Stock as required by Section 3 on a distribution date or all payments have not been made with respect to any share of Series A Preferred Stock as required by Section 6 on a redemption date (other than because of a failure by the holder thereof to tender such shares for payment on such date), then, notwithstanding any other provision hereof, dividends shall continue to accumulate on such outstanding shares until paid.

               (v) Compliance with Section 2(a)(vi) or 2(b). Notwithstanding any other provision hereof, any dividend not paid by the Corporation under this Section 2(a) because of the Corporation's compliance with Section 2(a)(vi) or 2(b) will be deemed paid under the provision of this Certificate of Designations.

               (vi) Notwithstanding any other provision hereof, in the event that the Corporation is contractually prohibited or restricted from paying dividends on the Series A Preferred Stock in full in cash, such dividends may be paid, in whole or in part, at the Corporation's option, by the distribution to the holders of the Series A Preferred Stock of additional shares of Series A Preferred Stock ("Additional Preferred Shares") to the extent of such prohibition. The number of Additional Preferred Shares issued in lieu of such cash payment shall be determined by (A) dividing (1) the amount in cash that was payable on the Dividend Payment Date (in accordance with Section 2(a)) but not paid by
          (2) the Liquidation Value and (B) multiplying the result by 110%.

               (b) Dividends on Common Stock. In the event that (i) the Corporation shall at any time or from time to time declare, order, pay or make a dividend or other distribution (whether in cash, securities, rights to purchase securities or other property) on its Common Stock and (ii) such dividend or other distribution exceeds on a per share Common Stock equivalent basis the amount payable on a share of Series A Preferred Stock on the Dividend Payment Date immediately following the declaration of such dividend or other distribution on the Common Stock, the holders of the Series A Preferred Stock shall receive, in lieu of the dividend payable under Section 2(a) on such Dividend Payment Date, from the Corporation, with respect to each share of Series A Preferred Stock held, a dividend or distribution that is the same dividend or distribution that would be received by a holder of the number of shares of Common Stock into which such share of Series A Preferred Stock is convertible pursuant to the provisions of Section 5 hereof on the record date for such dividend or distribution with respect to Common Stock; provided, however, that if such dividend or distribution on the Common Stock would have resulted in an adjustment to the Conversion Price pursuant to Section 5(d) (i) (but for the last sentence of Section 5(d) (i)), the Company shall also pay to the holders of the Series A Preferred Stock the dividend payable under Section 2(a) on such Dividend Payment Date. Any such dividend or distribution shall be declared, ordered, paid or made on the Series A Preferred Stock at the same time such dividend or distribution is declared, ordered, paid or made on the Common Stock.

               (c) Limitation on Dividends, Repurchases and Redemptions. So long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions on any Junior Securities, whether in cash, securities, rights to purchase securities or other property (other than dividends or distributions payable in shares of the class or series upon which such dividends or distributions are declared or paid), nor shall the Corporation or any of its Subsidiaries purchase, redeem or otherwise acquire for any consideration or make payment on account of the purchase, redemption or other retirement of any Parity Securities or Junior Securities, nor shall any monies be paid or made available for a sinking fund for the purchase or redemption of any Parity Securities or Junior Securities, unless with respect to all of the foregoing all dividends or other distributions to which the holders of Series A Preferred Stock shall have been entitled, pursuant to Sections 2(a) and 2(b) hereof, shall have been paid or declared and a sum of money has been set apart for the full payment thereof.

               (d) Pro Rata Payments. In the event that full dividends are not paid or made available to the holders of all outstanding shares of Series A Preferred Stock and of any Parity Securities and funds available for payment of dividends shall be insufficient to permit payment in full to holders of all such stock of the full preferential amounts to which they are then entitled, then the entire amount available for payment of dividends shall be distributed ratably among all such holders of Series A Preferred Stock and of any Parity Securities in proportion to the full amount to which they would otherwise be respectively entitled.

          3.   Preference on Liquidation.

               (a) Liquidation Preference for Series A Preferred Stock. In the event that the Corporation shall liquidate, dissolve or wind up, whether voluntarily or involuntarily, no distribution shall be made to the holders of shares of Common Stock or other Junior Securities (and no monies shall be set apart for such purpose) unless prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount per share equal to the greater of (i) the sum of (x) the Liquidation Value, plus (y) all accrued but unpaid dividends thereon through the date of distribution,
(ii) ratable distributions determined with respect to the holders of Series A Preferred Stock, any other securities convertible into, exchangeable for or exercisable for Common Stock and Common Stock on the basis of the number of shares of Common Stock into which such Series A Preferred Stock could be converted pursuant to the provisions of Section 5 hereof immediately prior to such distribution and (iii) the Payment Amount, on a per share basis (the greater of (i), (ii) and (iii) above is herein referred to as the "Series A Liquidation Preference"). The "Liquidation Value" means $1,000 per share with respect to the Series A Preferred Stock.

               (b) Pro Rata Payments. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the assets of the Corporation shall be insufficient to permit the payment in full of the Series A Liquidation Preference for each share of Series A Preferred Stock then outstanding and the full liquidating payments on all Parity Securities, then the assets of the Corporation remaining shall be ratably distributed among the holders of Series A Preferred Stock and of any Parity Securities in proportion to the full amounts to which they would otherwise be respectively entitled if all amounts thereon were paid in full.

               (c) Sale Not a Liquidation. Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation nor the consolidation, merger or other business combination of the Corporation with or into one or more corporations shall be deemed to be a liquidation, dissolution or winding-up, voluntary or involuntary, of the Corporation.

               (d) Notice of Liquidation. Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than thirty (30) days prior to any payment date specified therein, to the holders of record of the Series A Preferred Stock at their respective addresses as shall appear on the records of the Corporation.

          4. Voting. The Series A Preferred Stock shall vote together with the Common Stock as a single class on all actions to be voted on by the stockholders of the Corporation other than the election of directors. Each share of Series A Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (excluding fractions of a share) into which each share of Series A Preferred Stock is convertible on the record date for such stockholder vote. The holders of Series A Preferred Stock shall be entitled to notice of any stockholder's meeting in accordance with the By-Laws of the Corporation.

          5. Conversion. The holders of shares of Series A Preferred Stock shall have the right to convert all or a portion of such shares into fully paid and nonassessable shares of Common Stock as follows:

               (a) Right to Convert. Subject to and upon compliance with the provisions of this Section 5, a holder of shares of Series A Preferred Stock shall have the right, at the option of such holder, at any time, to convert any or all of such shares into the number of fully paid and nonassessable shares of Common Stock (calculated as to each conversion rounded down to the nearest 1/100th of a share) obtained by dividing the aggregate Liquidation Value of the shares to be converted, plus all accrued but unpaid dividends thereon (but excluding accrued but undeclared dividends which have accrued in the fiscal quarter during which such conversion occurs) through the date of conversion (unless the holder of shares of Series A Preferred Stock being so converted shall have elected to receive any such dividends in respect of the shares being converted subsequent to conversion), by the Conversion Price and by surrender of such shares, such surrender to be made in the manner provided in paragraph (b) of this Section 5. The Common Stock issuable upon conversion of the shares of Series A Preferred Stock, when such Common Stock shall be issued in accordance with the terms hereof, is hereby declared to be and shall be duly authorized, validly issued, fully paid and nonassessable Common Stock.

               (b) Mechanics of Conversion. Each holder of Series A Preferred Stock that desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Corporation or of any transfer agent for the Series A Preferred Stock, accompanied by written notice to the Corporation that such holder elects to convert the same and stating therein the number of shares of Series A Preferred Stock being converted and whether all accrued and unpaid dividends in respect of such shares shall be included in the calculation set forth in Section 5(a) hereof, and setting forth the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued if such name or names shall be different than that of such holder. Thereupon, the Corporation shall issue and deliver at such office on the second succeeding Business Day (unless such conversion is in connection with an underwritten public offering of Common Stock, in which event concurrently with such conversion) to such holder or on such holder's written order, (i) a certificate or certificates for the number of validly issued, fully paid and nonassessable full shares of Common Stock to which such holder is entitled and (ii) if less than the full number of shares of Series A Preferred Stock evidenced by the surrendered certificate or certificates are being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares converted.

               Each conversion shall be deemed to have been effected immediately prior to the close of business on the date of such surrender of the shares to be converted (except that if such conversion is in connection with an underwritten public offering of Common Stock, then such conversion shall be deemed to have been effected upon such surrender) so that the rights of the holder thereof as to the shares being converted shall cease at such time except for the right to receive shares of Common Stock and if the holder of the shares being so converted shall have elected to receive dividends subsequent to such conversion, all accrued and unpaid dividends in accordance herewith (but excluding accrued but undeclared dividends which have accrued in the fiscal quarter during which such conversion occurs), and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at such time.

               (c) Conditional Conversion. Notwithstanding any other provision hereof, if conversion of any shares of Series A Preferred Stock is to be made in connection with a public offering of Common Stock or any transaction described in Section 5(d)(vi) hereof, the conversion of any shares of Series A Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of the public offering or such transaction, in which case such conversion shall not be deemed to be effective until the consummation of such public offering or transaction.

               (d) Adjustment of the Conversion Price. The Conversion Price shall be adjusted from time to time as follows:

          (i) Adjustment for Stock Dividends, Splits and Combinations. If the Corporation at any time or from time to time after the Issue Date, pays a stock dividend in shares of Common Stock, effects a subdivision of the outstanding Common Stock, combines the outstanding shares of Common Stock, or issues by reclassification of shares of its Common
     Stock any shares of capital stock of the Corporation, then, in each such case, the Conversion Price in effect immediately prior to such event shall be adjusted so that each holder of shares of Series A Preferred Stock shall have the right to convert its shares of Series A Preferred Stock into the number of shares of Common Stock which it would have owned after the event had such shares of Series A Preferred Stock been converted immediately before the happening of such event.
     Any adjustment under this Section 5(d)(i) shall become effective retroactively immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of an issuance, subdivision, combination or reclassification. If the Corporation pays a stock dividend in shares of its Common Stock and the holders of the Series A Preferred Stock received such stock dividend pursuant to Section 2(b) hereof, the Conversion Price shall not be adjusted for such stock dividend under this Section 5(d)(i).

          (ii) Issuance of Additional Shares of Stock. If at any time the Corporation shall (except as hereinafter provided) issue or sell any Additional Shares of Stock in exchange for consideration in an amount per Additional Share of Stock less than the Conversion Price in effect immediately prior to such issuance or sale of Additional Shares of Stock, then the Conversion Price in effect immediately prior to such issuance or sale of such Additional Shares of Stock (the "Adjustment Event") shall be adjusted to equal the price determined by multiplying such Conversion Price by a fraction, of which:

               (x) the numerator shall be (1) the number of shares of Common Stock outstanding immediately prior to such Adjustment Event plus (2) the number of shares of Common Stock which the aggregate amount of consideration, if any, received by the Corporation for the total number of Additional Shares of Stock would purchase at the greater of (I) the Market Price per share of the Common Stock in effect immediately prior to such Adjustment Event or (II) the Conversion Price in effect immediately prior to such Adjustment Event, and

               (y) the denominator shall be the number of shares of Common Stock outstanding immediately after such Adjustment Event;

     provided, however, that such adjustment shall be made only if the Conversion Price determined from such adjustment shall be less than the Conversion Price in effect immediately prior to the issuance of such Additional Shares of Stock. The provisions of this Section 5(d)(ii) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Section 5(d)(i) or 5(a)(iii) or which are dividends or distributions received by the holders of the Series A Preferred Stock pursuant to Section 2(b) hereof.

          (iii)(A) Issuance of Warrants or Other Rights. If at any time the Corporation shall in any manner (whether directly or by assumption in a merger in which the Corporation is the surviving corporation) issue or sell any warrants or other rights to subscribe for or purchase any Additional Shares of Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the consideration received for such warrants or other rights shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the Conversion Price shall be adjusted as provided in Section 5(d)(ii), except that "Adjustment Event" shall mean such issuance or sale and the denominator shall include the Additional Shares of Stock that would be issued upon exercise of such warrants and rights and conversion of any such Convertible Securities. No further adjustments of the Conversion Price shall be made upon the actual issue or sale of such Additional Shares of Stock or of such Convertible Securities upon exercise of such warrants or other rights or upon the actual issue of Common Stock upon the conversion or exchange of such Convertible Securities.

               (B) Issuance of Convertible Securities. If at any time the Corporation shall in any manner (whether directly or by assumption in a merger in which the Corporation is the surviving corporation) issue or sell, any Convertible Securities, whether or not the rights to convert thereunder are immediately exercisable, and the consideration received for such Convertible Securities shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the Conversion Price shall be adjusted as provided in Section 5(d)(ii), except that "Adjustment Event" shall mean such issuance or sale and the denominator shall include the Additional Shares of Stock that would be issued upon conversion of such Convertible Securities. No adjustment of the Conversion Price shall be made under this Section 5(d)(iii)(B) upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section 5(d)(iii)(A). No further adjustments of the Conversion Price shall be made upon the actual issue of Common Stock upon conversion of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to subscribe for or to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this Section 5(d), no further adjustments of the Conversion Price shall be made by reason of such issue or sale.

          (iv) Superseding Adjustments. If, at any time after any adjustment of the Conversion Price at which the Series A Preferred Stock is convertible shall have been made pursuant to Section 5(d)(iii) as a result of any issuance of warrants, rights or Convertible Securities,

               (A) such warrants or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, or

               (B) the consideration per share for which shares of Common Stock are issuable pursuant to such warrants or rights, or the terms of such other Convertible Securities, shall be increased solely by virtue of provisions therein contained for an automatic increase in such consideration per share upon the occurrence of a specified date or event, then such previous adjustment pursuant to Section 5(d)(iii) shall be rescinded and annulled and the Additional Shares of Stock which were deemed to have been issued by virtue of the computation made in connection with the adjustment so rescinded and annulled shall no longer be deemed to have been issued by virtue of such computation. Thereupon, a recomputation shall be made of the effect of such rights or options or other Convertible Securities on the basis of

               (C) treating the number of Additional Shares of Stock or other property, if any, theretofore actually issued or issuable pursuant to the previous exercise of any such warrants or rights or any such right of conversion or exchange, as having been issued on the date or dates of any such exercise and for the consideration actually received and receivable therefor, and

               (D) treating any such warrants or rights or any such other Convertible Securities which then remain outstanding as having been granted or issued immediately after the time of such increase of the consideration per share for which shares of stock or other property are issuable under such warrants or rights or other Convertible Securities;

     whereupon a new adjustment of the Conversion Price at which the Series A Preferred Stock is convertible shall be made, which new adjustment shall supersede the previous adjustment so rescinded and annulled.

          (v) Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to making adjustments to the shares of Common Stock into which the Series A Preferred Stock is convertible and the Conversion Price at which the Series A Preferred Stock is convertible provided for in this Section 5(d):

               (A) Computation of Consideration. To the extent that any Additional Shares of Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Stock or any Convertible Securities shall be issued for cash consideration, the consideration received by the Corporation therefor shall be the amount of the cash received by the Corporation therefor, or, if such Additional Shares of Stock or Convertible Securities are offered by the Corporation for subscription, the subscription price, or, if such Additional Shares of Stock or Convertible Securities are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends). To the extent that such issuance shall be for a consideration other than cash, then except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Corporation. In case any Additional Shares of Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase such Additional Shares of Stock or Convertible Securities shall be issued in connection with any merger in which the Corporation issues any securities, the amount of consideration therefor shall be deemed to be the fair value, as determined in good faith by the Board of Directors of the Corporation, of such portion of the assets and business of the nonsurviving corporation as such Board in good faith shall determine to be attributable to such Additional Shares of Stock, Convertible Securities, warrants or other rights, as the case may be. The consideration for warrants or other rights to subscribe for or purchase any Additional Shares of Stock or any Convertible Securities shall be the consideration received by the Corporation for issuing such warrants or other rights plus the additional consideration payable (or deemed paid) to the Corporation upon exercise of such warrants or other rights plus, in the case of Convertible Securities, the additional consideration, if any, payable (or deemed paid) to the Corporation upon the exercise of the right of conversion or exchange of such Convertible Securities. The consideration for any Convertible Securities shall be the consideration received by the Corporation for issuing warrants or other rights to subscribe for or purchase such Convertible Securities, plus the consideration paid or payable to the Corporation in respect of the subscription for or purchase of such Convertible Securities, plus the additional consideration, if any, payable (or deemed paid) to the Corporation upon the exercise of the right of conversion or exchange of such Convertible Securities. In case of the issuance at any time of any Additional Shares of Stock or Convertible Securities in payment or satisfaction of any dividends or interest upon any class of stock other than Common Stock or Convertible Securities, the Corporation shall be deemed to have received for such Additional Shares of Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

               (B) When Adjustments to Be Made. The adjustments required by this Section 5(d) shall be made whenever and as often as any event requiring an adjustment shall occur, except that any adjustment of the Conversion Price that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in
          Section 5(d)(i)) if such adjustment either by itself or with other adjustments not previously made amount to a change in the Conversion Price of less than $.05. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this
          Section 5(d) and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence.

               (C) Fractional Interests. In computing adjustments under this Section 5(d), fractional interests in the Common Stock shall be taken into account to the nearest 1/100th of a share.

               (D) Challenge to Good Faith Determination. Whenever the Board of Directors of the Corporation shall be required to make a determination in good faith of the fair value of any item under this Section 5(d), such determination may be challenged in good faith by the holders of two-thirds of the Series A Preferred Stock and any dispute shall be resolved by an investment banking firm of recognized national standing selected by the Corporation. The fees of such investment banker shall be borne by such holders unless such investment banker's calculation results in a downward adjustment of the Conversion Price exceeding 110% of the adjustment made in accordance with the Corporation's calculation, in which case such fees shall be paid by the Corporation.

          (vi) Reorganization, Reclassification, Merger or Consolidation. If the Corporation shall at any time reorganize or reclassify the outstanding shares of Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or consolidate with or merge into another corporation (where the Corporation is not the continuing corporation after such merger or consolidation), the Series A Preferred Stock shall automatically become convertible into the same kind and number of shares of stock and other securities, cash or other property (and upon the same terms and with the same rights) as would have been receivable by a holder of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such reorganization, reclassification, consolidation or merger. The Conversion Price upon such conversion shall be the Conversion Price that would otherwise be in effect pursuant to the terms hereof. Notwithstanding anything herein to the contrary, the Corporation will not effect any such reorganization, reclassification, merger or consolidation unless prior to the consummation thereof, the corporation which may be required to deliver any stock, securities or other assets upon the conversion of the Series A Preferred Stock shall agree by an instrument in writing to deliver such stock, cash, securities or other assets to the holders of the Series A Preferred Stock. A sale, transfer or lease of all or substantially all of the assets of the Corporation to another person shall be deemed a reorganization, reclassification, consolidation or merger for the foregoing purposes.

          (vii) Exceptions to Adjustment of Conversion Price. Anything herein to the contrary notwithstanding, the Corporation shall not make any adjustment of the Conversion Price (i) in the case of the issuance of shares of Common Stock (a) upon exercise of any portion of the Warrants, (b) on any conversion of shares of Series A Preferred Stock,
     (c) pursuant to stock options or other equity incentive plans for employees, officers and/or directors of the Corporation or (d) pursuant to the terms of any other securities outstanding on the Issue Date or (ii) in the case of issuance of Additional Preferred Shares as dividends on Series A Preferred Stock.

          (viii) Officer's Certificate. Upon each adjustment of the Conversion Price, and in the event of any change in the rights of a holder of Series A Preferred Stock by reason of other events herein set forth, then and in each such case, the Corporation will promptly provide a certificate of a duly authorized officer of the Corporation, stating the adjusted Conversion Price, or specifying the other shares of the Common Stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Corporation will promptly mail a copy of such certificate to the holders of Series A Preferred Stock. If the holders of two-thirds of the Series A Preferred Stock disagree with such calculation, the Corporation agrees to obtain within thirty (30) Business Days an opinion of a firm of independent certified public accountants selected by the Corporation's Board of Directors to review such calculation and the opinion of such firm of independent certified public accountants shall be final and binding on the parties and shall be conclusive evidence of the correctness of the computation with respect to any such adjustment of the Conversion Price. The fees of such accounting firm shall be borne by such holders unless such accounting firm's calculation results in a downward adjustment of the Conversion Price exceeding 110% of the adjustment made in accordance with the Corporation's calculation, in which case such fees shall be paid by the Corporation.

          (ix) Corporation to Prevent Dilution. In case at any time or from time to time conditions arise by reason of action taken by the Corporation, which in the good faith opinion of its Board of Directors are not adequately covered by the provisions of this Section 5(d), and which might materially and adversely affect the exercise rights of the holders of the Series A Preferred Stock, the Board of Directors of the Corporation shall appoint a firm of independent certified public accountants, which shall give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Section 5(d), necessary with respect to the Conversion Price, so as to preserve, without dilution (other than as specifically contemplated by the Certificate of Incorporation), the exercise rights of the holders of the Series A Preferred Stock. Upon receipt of such opinion, the Board of Directors of the Corporation shall forthwith make the adjustments described therein.

               (e) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation (it being understood that the Corporation will not be prohibited from taking actions that are permitted by the terms hereunder) but will at all times in good faith assist in the carrying out of all the provisions of Section 5 hereof and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

               (f) No Fractional Shares Adjustments. No fractional shares shall be issued upon conversion of the Series A Preferred Stock. The number of full shares of Common Stock issuable upon conversion of all shares of Series A Preferred Stock converted by the same stockholder at the same time shall be computed on the basis of the aggregate amount of the shares to be converted. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Corporation will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Market Price per share of Common Stock on the day of conversion.

               (g) Shares to be Reserved. The Corporation shall at all times reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A Preferred Stock from time to time outstanding. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to obtain stockholder approval to increase, and thereafter to, increase the authorized number of shares of Common Stock if at any time the number of shares of authorized but unissued Common Stock shall be insufficient to permit the conversion in full of the Series A Preferred Stock.

               (h) Taxes and Charges. The Corporation will pay any and all issue or other taxes that may be payable in respect of any issuance or delivery of shares of Common Stock on conversion of the Series A Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of Common Stock in a name other than that of the registered holder of the Series A Preferred Stock, and no such issuance or delivery shall be made unless and until the Person requesting such issuance has paid to the Corporation the amount of such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

               (i) Closing of Books. The Corporation will at no time close its transfer books against the transfer of any shares of Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such shares of Series A Preferred Stock.

          6.   Redemption

               (a) Redemption at the Corporation's Option. The Corporation may, at its option, redeem all, but not less than all, of the then outstanding shares of Series A Preferred Stock at the Mandatory Redemption Price at any time on or after December 31, 2003. Any redemption of the Series A Preferred Stock pursuant to this Section 6(a) shall be at a price per share equal to the Liquidation Value plus all accrued but unpaid dividends thereon through the redemption date (the "Mandatory Redemption Price"). The Mandatory Redemption Price shall be paid, at the election of the Corporation, in cash or shares of Common Stock (or any combination thereof), provided, that, for purposes of calculating the number of shares of Common Stock to be received by each holder of Series A Preferred Stock, each such share of Common Stock shall be valued at 90% of the Market Price. Notwithstanding the foregoing, the Corporation will not issue any such shares of Common Stock to holders of more than 5% of the Common Stock or in an aggregate amount in excess of 19.99% of the then outstanding Common Stock, in each case to the extent such issuances are prohibited by any applicable rules of any stock exchange on which the Common Stock is then listed.

               (b) Redemption at Option of Holder Upon a Fundamental Change. If a Fundamental Change occurs, each holder of Series A Preferred Stock shall have the right, at the holder's option, to require the Corporation to redeem all of such holder's Series A Preferred Stock, or any portion thereof, on the date (the "Redemption Date") selected by the Corporation that is not less than ten (10) nor more than twenty (20) days after the Final Surrender Date, at a price per share equal to the Optional Redemption Price, provided, that the Corporation may not effect such redemption if the Corporation does not have sufficient capital and surplus to permit such redemption under Delaware law, although such failure to make such redemption shall not affect in any way the legal claim of the holders for such redemption; provided, further, that the Corporation's obligation to pay the Optional Redemption Price upon a Fundamental Change shall constitute a claim which is not indebtedness of the Corporation and in any event is an equity claim that is subordinated to any indebtedness or any other creditor's claim of the Corporation. The Corporation agrees that it will not voluntarily complete any Fundamental Change unless proper provision has been made to satisfy its obligations under this Section 6(b). Any redemption of the Series A Preferred Stock pursuant to this Section 6(b) shall be at a redemption price per share equal to the Series A Liquidation Preference, except that, for purposes of the calculation of the Series A Liquidation Preference under this Section 6(b), clause (ii) of the definition of Series A Liquidation Preference in Section 3(a) hereof shall provide for the amount per share such holders would have received if such holders had converted their shares of Series A Preferred Stock into shares of Common Stock immediately prior to the Fundamental Change (the "Optional Redemption Price"). Payment of the Optional Redemption Price shall be made in cash. As a condition to the exercise of such option to redeem, the holder of the Series A Preferred Stock, in addition to the tender of such Series A Preferred Stock, must tender all Warrants (including any additional Warrants issued pursuant to the terms of such Warrants) issued in connection with the Series A Preferred Stock.

               (c) Procedures for Redemption. In the event the Corporation shall redeem shares of Series A Preferred Stock pursuant to Section 6, the Corporation shall give written notice of such redemption by first class mail, postage prepaid, mailed not less than thirty (30) nor more than ninety (90) days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation. Each such notice shall state, if applicable: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed; (iii) the Mandatory Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Mandatory Redemption Price; (v) that payment will be made upon presentation and surrender of such Series A Preferred Stock and, if appropriate, the related Warrants; (vi) the then current Conversion Price and the date on which the right to convert such shares of Series A Preferred Stock will expire; (vii) that dividends on the shares to be redeemed shall cease to accrue following such redemption date; (viii) that such redemption is mandatory, if pursuant to Section 6(a), and (ix) that dividends, if any, accrued to the date fixed for redemption will be paid as specified in such notice. Notice having been mailed as aforesaid, from and after the redemption date, unless the Corporation shall be in default in the payment of the Mandatory Redemption Price or Optional Redemption Price, as the case may be (including, if applicable, any accrued and unpaid dividends to the date fixed for redemption), (A) dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, (B) such shares shall be deemed no longer outstanding and
(C) all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation (i) any moneys or shares of Common Stock payable upon redemption without interest thereon and, (ii) in the case of a partial redemption, any shares of Series A Preferred Stock not redeemed pursuant to Section 6(a) hereof) shall cease.

               Upon surrender in accordance with such notice of the certificates for any such shares so redeemed pursuant to Section 6(a) (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the Mandatory Redemption Price.

               Notwithstanding the foregoing, if notice of redemption has been given pursuant to this Section 6 and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the third (3rd) Business Day preceding the redemption date, give written notice to the Corporation pursuant to Section 5(b) hereof of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the conversion of such shares to be redeemed shall become effective as provided in Section 5 hereof.

               (d) Notice of Fundamental Change. Within thirty (30) days after the occurrence of a Fundamental Change, the Corporation shall mail to all holders of record of the Series A Preferred Stock a notice in the manner and containing the information set out in clauses (i) through (ix) of the second sentence of the first paragraph of Section 6(c), except that, for purposes of this Section 6(d), references to "Mandatory Redemption Price" shall mean the Optional Redemption Price and such notice shall also describe the occurrence of such Fundamental Change and of the redemption right arising as a result thereof. To exercise the redemption right, a holder of Series A Preferred Stock must surrender, on or before the date which is, subject to any contrary requirements of applicable law, thirty
(30) days after the date of mailing of the notice from the Corporation (the "Final Surrender Date"), the certificates representing the Series A Preferred Stock with respect to which the right is being exercised, duly endorsed for transfer to the Corporation, together with a written notice of election.

               (e) Election Irrevocable. An election by a holder of Series A Preferred Stock to have the Corporation repurchase shares of Series A Preferred Stock pursuant to Section 6(b) shall become irrevocable at the close of business on the Final Surrender Date.

          7. Shares to be Retired. Any share of Series A Preferred Stock converted, redeemed, repurchased or otherwise acquired by the Corporation shall be retired and canceled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as shares of preferred stock of one or more other series but not as shares of Series A Preferred Stock.

          8.   Affirmative Covenants.

               (a) Office for Payment, Exchange and Registration; Location of Office; Notice of Change of Name or Office. So long as any shares of Series A Preferred Stock are outstanding, the Corporation will maintain an office or agency where shares of Series A Preferred Stock may be presented for redemption, exchange, conversion, exercise or registration of transfer. Such office or agency initially shall be the office of the Corporation.

               The Corporation shall give each holder of shares of Series A Preferred Stock at least twenty (20) days' prior written notice of any change in (i) the name of the Corporation as then in effect or (ii) the location of the office of the Corporation required to be maintained under this Section 8(a).

               (b) Reservation of Shares. The Corporation shall at all times keep reserved, free from preemptive rights, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the conversion rights provided in Section 5 hereof.

               (c) Securities Exchange Act Registration. Unless a Fundamental Change has occurred or would occur, the Corporation will maintain the registration of its Common Stock, under Section 12(b) or
Section 12(g), whichever is applicable, of the Securities Exchange Act, and the Corporation will file on time such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to such Section 12(b) or Section 12(g), whichever is applicable.

               (d) Delivery of Information for Rule 144 or Rule 144A Transactions. If required to permit sales of shares of Series A Preferred Stock pursuant to Rule 144, the Corporation will, upon the request of any holder of shares of Series A Preferred Stock, make generally available to the public such financial and other information, as is set forth in clause
(c)(2) of Rule 144.

               If a holder of shares of Series A Preferred Stock proposes to transfer any such shares pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Corporation agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Corporation and its Subsidiaries which is required to be delivered by such holder to any transferee of such shares pursuant to such Rule 144A.

          9. Negative Covenants. The Corporation covenants and agrees that without the prior written consent of the holders of a two-thirds of the outstanding shares of Series A Preferred Stock:

               (a) Indebtedness. The Corporation will not (i) incur Indebtedness, other than any Indebtedness permitted to be incurred pursuant to the Credit Agreement or pursuant to any Indenture or (ii) enter into any agreement related to debt that prohibits the Corporation from paying dividends on the Series A Preferred Stock in Additional Preferred Shares.

               (b) Consolidation, Liquidation, Merger and Sale. For the period beginning on the date hereof and ending eighteen (18) months thereafter, the Corporation will not, and will not agree to: (i) sell, lease, transfer or otherwise dispose of all or substantially all of its assets, directly or indirectly, to any other Person or (ii) effect a merger or consolidation if the Corporation is not the surviving corporation from such merger or consolidation.

               (c) Maintenance of Public Market. The Corporation will not proceed with a program of acquisition of its Common Stock, initiate a corporate reorganization or recapitalization or undertake a consolidation or merger or authorize, consent to or take any action (other than a transaction open to all holders of Common Stock in which the consideration offered is cash or securities registered under the Securities Exchange Act and such securities are registered on a national securities exchange (or the NASDAQ National Market) and the average number of outstanding shares of such capital stock (other than shares held by Affiliates) over the prior three month period is not less than the average number of outstanding shares of Common Stock (other than shares held by Affiliates)) (A) which results in the registration of the Corporation's Common Stock under the Securities Exchange Act to be no longer required; (B) requiring the Corporation to make a filing under Schedule 13e-3 of the Securities Exchange Act; (C) substantially eliminating the public market for shares of Common Stock of the Corporation; or (D) causing a delisting of the Corporation's Common Stock from the American Stock Exchange (or any national securities exchange on which the Common Stock is listed) unless such Common Stock is delisted as a result of being listed on the NASDAQ Stock Market or another national securities exchange.

               (d) No Change in Business. Neither the Corporation nor any of its Subsidiaries will change substantially the character of its business as conducted on the date hereof.

               (e) Restricted Payments; Investments. Neither the Corporation nor any of its Subsidiaries will declare or make or permit to be declared or made: (i) any Restricted Payment unless such Restricted Payment would be permitted to be declared or made pursuant to the Credit Agreement or pursuant to any Indenture or (ii) any Investment not permitted to be made pursuant to the Credit Agreement or pursuant to any Indenture.

               (f) No Restrictions on Dividends. Neither the Corporation nor any Subsidiary will create (or permit to exist) any consensual restrictions (whether by agreement or otherwise) that may affect or limit the ability of any Subsidiary to pay dividends or to make other distributions of any or all of its assets to the Corporation or to any Subsidiary, except as permitted under the Credit Agreement or under any Indenture.

               (g) Private Placement Status. Neither the Corporation nor any agent nor other Person acting on the Corporation's behalf will do or cause to be done any act which act would require the registration of the initial issuance or sale by the Corporation of the Series A Preferred Stock within the provisions of Section 5 of the Securities Act or the filing, notification or reporting requirements of any state securities law.

               (h) Amendments to Charter; By-Laws. The Corporation will not amend its certificate of incorporation or by-laws in any manner that would impair or reduce the rights of the Series A Preferred Stock.

          10.  Call.

               (a) Call at the Corporation's Option. Subject to the other provisions of this Section 10, on any date beginning two years after the Issue Date, the Corporation shall have the right to redeem all (but not less than all) of the outstanding shares of Series A Preferred Stock (the "Call"), provided, that as of the day preceding the Call Notice (i) the Market Price of a share of Common Stock is equal to, or greater than, 175% of the then applicable Conversion Price and (ii) the Common Stock has traded, on the principal market for the Common Stock, with an average daily volume in excess of 30,000 shares for a period of 90 consecutive days. Any redemption of the Series A Preferred Stock pursuant to this Section 10(a) shall be at a price per share of Series A Preferred Stock equal to the Mandatory Redemption Price and shall be payable in cash.

               (b) Procedures for Call at the Corporation's Option. The Corporation's right to redeem the Series A Preferred Stock pursuant to
Section 10(a) shall be conditioned upon the Corporation giving notice (the "Call Notice"), by first class mail, postage prepaid, of the exercise of the Call to the holders of the Series A Preferred Stock not less than twenty-five (25) days prior to the date of the redemption (the "Call Date"). Each Call Notice shall state: (i) the Call Date; (ii) the Mandatory Redemption Price; (iii) the place or places where certificates for such shares are to be surrendered for payment of the Mandatory Redemption Price;
(iv) that payment will be made upon presentation and surrender of such Series A Preferred Stock; (v) the then current Conversion Price and the date on which the right to convert such shares of Series A Preferred Stock will expire; (vi) that dividends on the shares to be purchased shall cease to accrue following such Call Date; (vii) that such Call is mandatory; and
(viii) that accrued and unpaid dividends, if any, accrued to and including the Call Date will be paid as specified in such notice. Notice having been mailed as aforesaid, from and after the Call Date, unless the Corporation shall be in default in the payment of the Mandatory Redemption Price (including any accrued and unpaid dividends to (but excluding) the Call
Date), (A) dividends on the shares of the Series A Preferred Stock shall cease to accrue, (B) such shares shall be deemed no longer outstanding and
(C) all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation (i) any moneys payable upon exercise of the Call without interest thereon and (ii) any shares of Common Stock pursuant to Section 5 hereof) shall cease.

               Upon surrender in accordance with the Call Notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the Call Notice shall so state), such shares shall be redeemed by the Corporation at the applicable Mandatory Redemption Price.

               Notwithstanding the foregoing, if the Call Notice has been given pursuant to this Section 10 and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the twentieth
(20th) day after the date of such Call Notice, give written notice to the Corporation pursuant to Section 5(b) hereof of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then (i) the conversion of such shares to be redeemed shall become effective as provided in Section 5 hereof and (ii) the Corporation's right to Call such shares shall terminate.

          11. Amendments With Consent of Holders. The Corporation may amend this Certificate of Designations with the consent of the holders of two-thirds of the outstanding shares of Series A Preferred Stock. However, without the consent of each holder affected thereby, an amendment may not:
(i) reduce the amount of holders which must consent to an amendment; (ii) reduce the rate of or extend the time for payment of dividends under
Section 2 hereof; (iii) reduce the number of shares to be issued or change the price payable upon the conversion, pursuant to Section 5, or redemption, pursuant to Section 6 or Section 10, as the case may be, or change the form of the consideration payable upon such redemption, of shares of Series A Preferred Stock or change the date on which shares of Series A Preferred Stock may be converted or redeemed in accordance with
Section 5, Section 6 or Section 10 hereof, as the case may be; and (iv) make any change in this Section 11.

          It shall not be necessary for the consent of the holders under this Section 11 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. The Corporation agrees that all holders of Series A Preferred Stock shall be notified by the Corporation in advance of any proposed amendment of this Certificate of Designations, but failure to give such notice shall not in any way affect the validity of any such amendment. In addition, promptly after obtaining the consent of the holders as herein provided, the Corporation shall transmit a copy of any amendment which has been adopted to all holders of Series A Preferred Stock then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment.

          12. Definitions. As used herein, the following terms shall have the respective meanings set forth below:

               "Additional Preferred Shares" means additional shares of Series A Preferred Stock paid as a dividend on the Series A Preferred Stock in accordance with Section 2(a)(vi).

               "Additional Shares of Stock" means all shares of Common Stock issued by the Corporation after the Issue Date, other than
          (i) in the case of the issuance of shares of Common Stock (a) upon exercise of any portion of the Warrants, (b) on any conversion of shares of Series A Preferred Stock, (c) pursuant to stock options or other equity incentive plans for employees, officers and/or directors of the Corporation or (d) pursuant to the terms of any other securities outstanding on the Issue Date or (ii) Common Stock issuable upon conversion of Additional Preferred Shares.

               "Affiliate", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Securities Exchange Act) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

               "Business Day" means any day that is not a Saturday, a Sunday or any day on which banks in the State of New York are authorized or obligated to close.

               "Call" shall have the meaning set forth in Section 10(a).

               "Call Date" shall have the meaning set forth in Section
          10(b).

               "Call Notice" shall have the meaning set forth in Section
          10(b).

               "Capitalized Leases" means any lease to which the Corporation or a Subsidiary is party as lessee, or by which it is bound, under which it leases any property (real, personal or mixed) from any lessor other than the Corporation or a Subsidiary, and which is required to be capitalized in accordance with generally accepted accounting principles consistently applied.

               "Commission" means the United States Securities and Exchange Commission and any successor agency of the federal government administering the Securities Act or the Securities Exchange Act.

               "Common Stock" means the Corporation's Common Stock, par value $.01 per share, and shall also include any capital stock or other securities of the Corporation into which Common Stock is changed, including by way of a reclassification, combination or subdivision.

               "Conversion Price" means the Conversion Price per share of Common Stock into which the Series A Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to
          Section 5 hereof. The initial Conversion Price will be $15.00. For the purposes of the Additional Preferred Shares, the initial Conversion Price (before adjustment, if any) shall be equal to:
          (i) if the closing price or the average of the bid and asked price, as the case may be, on the close of business on the Dividend Payment Date of the Common Stock (the "Common Stock Closing Price") is less than or equal to the Conversion Price of the Series A Preferred Stock, then the Conversion Price, (ii) if the Common Stock Closing Price, is greater than the Conversion Price but less than 120% of such Conversion Price, then the Common Stock Closing Price, or (iii) if the Common Stock Closing Price is 120% of the Conversion Price or greater, then 120% of such Conversion Price.

               "Convertible Securities" means evidences of indebtedness, shares of preferred stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Stock, either immediately or upon the occurrence of a specified date or a specified event, other than the Series A Preferred Stock and the Warrants.

               "Corporation" means TransMontaigne Inc., a Delaware corporation.

               "Credit Agreement" means the Second Amended and Restated Credit Agreement, dated as of October 30, 1998, between the Corporation and Bank Boston, N.A., as agent, as amended, modified or the terms of which are waived from time to time, or one or more credit agreements, that subsequent to the termination or expiration of the Credit Agreement, may be entered into to refinance the Indebtedness incurred in connection with the Credit Agreement or any successor credit agreement, as amended, modified or the terms of which are waived from time to time.

               "Dividend Payment Date" shall have the meaning set forth in
          Section 2(a)(iii).

               "Final Surrender Date" shall have the meaning set forth in
          Section 6(d).

               "Fundamental Change" means any of the following events:

                    (i) the sale of all or substantially all of the assets
               of the Corporation;

                    (ii) any event (A) which results in the registration of
               the Corporation's Common Stock under the Securities Exchange Act to be no longer required; (B) requiring the Corporation to make a filing under Schedule 13e-3 of the Securities Exchange Act; (C) substantially eliminating the public market for shares of Common Stock of the Corporation; or (D) causing a delisting of the Corporation's Common Stock from the American Stock Exchange (or any national securities exchange on which the Common Stock is listed) unless such Common Stock is delisted as a result of being listed on the NASDAQ Stock Market or another national securities exchange;

                    (iii) any consolidation of the Corporation with, or
               merger of the Corporation into, any other person, any merger of another person into the Corporation or any other business combination involving the Corporation which results in the holders of the Corporation's stock immediately prior to giving effect to such transaction owning shares of capital stock of the surviving corporation in such transaction representing fifty percent (50%) or less of the total voting power of all shares of capital stock of such surviving corporation entitled to vote generally in the election of directors;

                    (iv) the commencement by the Corporation of a voluntary
               case under the Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law; the consent by the Corporation to the entry of an order for relief in an involuntary case under such law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property; any assignment by the Corporation for the benefit of its creditors; any admission by the Corporation in writing of its inability to pay its debts generally as they become due; the entry of a decree or order for relief in respect of the Corporation by a court having jurisdiction in the premises in an involuntary case under Federal bankruptcy laws or any other applicable Federal or state bankruptcy, insolvency or similar law appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Corporation or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and on account of any such event the Corporation shall liquidate, dissolve or wind up; or the liquidation, dissolution or winding up of the Corporation under any other circumstances;

                    (v) an event of default (under the Credit Agreement or
               any Indenture) which has resulted in the acceleration of the Indebtedness outstanding under such Credit Agreement or Indenture, but only if such acceleration has not been cured, waived or otherwise annulled (including by way of repayment of the Indebtedness) within 10 days of such acceleration;

                    (vi) any Person, together with "affiliates" and
               "associates" of such Person within the meaning of Rule 12b-2 of the Exchange Act, which is not now a beneficial owner of at least 1% of the equity securities of the Corporation shall acquire after the date hereof beneficial ownership within the meaning of Rule 13d-3 of the Exchange Act of greater than 50% of the voting power of the capital stock of the Corporation; or

                    (vii) any failure to comply with any of the terms of
               Section 8 or Sections 9(d), 9(g) or 9(h) hereof, which failure is not cured within thirty (30) days of notice of its occurrence.

               "Guaranty" means (i) any guaranty or endorsement of the payment or performance of, or any contingent obligation in respect of, any indebtedness or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to one obligor (directly or indirectly) on the basis of any promise or undertaking of another Person (a) to pay the indebtedness of such obligor, (b) to purchase an obligation owed by such obligor,
          (c) to purchase or lease assets (or to provide funds, goods or services) under circumstances that would enable such obligor to discharge one or more of its obligations or (d) to maintain the capital, working capital, solvency or general financial condition of such obligor, in each case whether or not such arrangement is disclosed in the balance sheet of such other Person or is referred to in a footnote thereto and (iii) any liability as a general partner of a partnership in respect of indebtedness or other obligations of such partnership; provided, that the term "Guaranty" shall not include (1) endorsements for collection or deposit in the ordinary course of business or (2) obligations of the Corporation or its Subsidiaries which would constitute Guaranties solely by virtue of the continuing liability of a Person which has sold assets subject to liabilities for the liabilities which were assumed by the Person acquiring the assets, unless such liability is required to be carried on the consolidated balance sheet of the Corporation. The amount of any Guaranty and the amount of indebtedness resulting from such

          Guaranty shall be the maximum amount of the guarantor's potential obligation in respect of such Guaranty.

               "Indebtedness" of any Person means, without duplication, as of any date as of which the amount thereof is to be determined,
          (i) all obligations of such Person to repay money borrowed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations under letters of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid),
          (ii) all Capitalized Leases in respect of which such Person is liable as lessee or as the guarantor of the lessee, (iii) all monetary obligations which are secured by any Lien existing on property owned by such Person whether or not the obligations secured thereby have been incurred or assumed by such Person,
          (iv) all conditional sales contracts and similar title retention debt instruments under which such Person is obligated to make payments, (v) all Guaranties by such Person and (vi) all contractual obligations (whether absolute or contingent) of such Person to repurchase goods sold and distributed. "Indebtedness" shall not include, however, (1) Indebtedness of the Corporation to any of its wholly-owned Subsidiaries or Indebtedness of any wholly-owned Subsidiary to the Corporation or to another wholly-owned Subsidiary, and (2) any unfunded obligations in any employee pension benefit plan (as defined in ERISA) of the Corporation or of any Subsidiary.

               "Indenture" means any indenture, deed of trust or other similar instrument pursuant to which debt securities of the Corporation are outstanding, whether existing on the Issue Date or at any subsequent date, as amended, modified or the terms or which are waived from time to time.

               "Investment" means, with respect to any Person, (i) any loan, advance or extension of credit by such Person to, and any contributions to the capital of, any other Person, (ii) any Guaranty by such Person, (iii) any interest in any capital stock, equity interest or other securities of any other Person, (iv) any transfer or sale of property of such Person to any other Person other than upon full payment, in cash, or not less than the fair market value of such property and (v) any commitment or option to make an Investment if, in the case of an option, the consideration for the acquisition of which exceeds $10,000, and any of the foregoing under clauses (i) through (v) shall be considered an Investment whether such Investment is acquired by purchase, exchange, merger or any other method; provided, that the term "Investment" (1) shall not include an Investment in the Corporation or in a wholly-owned Subsidiary, (2) shall not include current trade and customer accounts receivable and allowances, provided they relate to goods furnished in the ordinary course of business and are given in accordance with the customary practices of the Corporation or a Subsidiary, (3) shall not include temporary investments of excess cash of the Corporation or of any Subsidiary in any of the following:

          (A) investment grade obligations maturing within one year of their issuance which as to principal and interest constitute direct obligations of, or obligations guaranteed by, the United States of America, (B) negotiable certificates of deposit of banks or trust companies which are organized under the laws of the United States of America or any state thereof and which have capital and surplus of at least $500,000,000, (C) commercial paper which is rated not less than prime- one or A-1 or their equivalents by Moody's Investors Service, Inc., or Standard & Poor's Corporation or their successors, (D) any repurchase agreement secured by any one or more of the foregoing and (E) money market funds primarily investing in any of the foregoing securities and sponsored by or affiliated with nationally recognized brokerage or investment advisory firms, and (4) shall not include Investments of the Corporation or any Subsidiary existing on the date hereof.

               "Issue Date" means the date of the original issuance of the Series A Preferred Stock by the Corporation.

               "Junior Securities" mean the Common Stock and any other class of capital stock or series of preferred stock hereafter created by the Corporation which does not expressly provide that it ranks senior to or pari passu with the Series A Preferred Stock as to dividends, other distributions, liquidation preference or otherwise.

               "Liquidation Value" shall have the meaning set forth in
          Section 3(a).

               "Mandatory Redemption Price" shall have the meaning set forth in Section 6(a).

               "Market Price" means, as to any security on the date of determination thereof, the average of the closing prices of such security's sales on all principal United States securities exchanges on which such security may at the time be listed, or, if there shall have been no sales on any such exchange on any day, the last trading price of such security on such day, or if there is no such price, the average of the bid and asked prices at the end of such day, on the Nasdaq Stock Market, in each such case averaged for a period of twenty (20) consecutive Business Days prior to the day when the Market Price is being determined (except that, for purposes of the calculation of the Market Price under clause (i) of the proviso in the first sentence of Section 10(a), such prices will be averaged for a period of thirty (30) consecutive Business Days prior to the day when the Market Price is being determined under Section 10(a)); provided, that if such security is listed on any United States securities exchange the term "Business Days" as used in this sentence means business days on which such exchange is open for trading. Notwithstanding the foregoing, with respect to the issuance of any security by the

          Corporation in an underwritten public offering, the Market Price shall be the per share purchase price paid by the public investors. If at any time such security is not listed on any exchange or the Nasdaq Stock Market, the Market Price shall be deemed to be the fair value thereof determined by an investment banking firm of nationally recognized standing selected by the Board of Directors of the Corporation, as of the most recent practicable date when the determination is to be made, taking into account the value of the Corporation as a going concern, and without taking into account any lack of liquidity of such security or any discount for a minority interest.

               "Optional Redemption Price" shall have the meaning set forth in Section 6(b).

               "Parity Securities" mean any class of capital stock or series of preferred stock hereafter created by the Corporation, with the prior written consent of the holders of two-thirds of the outstanding Shares of Series A Preferred Stock, which expressly provides that it ranks pari passu with the Series A Preferred Stock as to dividends, other distributions, liquidation preference or otherwise.

               "Payment Amount" means such amount as is necessary to cause the net present value to equal zero as of any date of all Cash Inflows and all Cash Outflows (each as defined below) with respect to the Series A Preferred Stock being redeemed pursuant to Section 6(b) or held on the date of the distribution pursuant to Section 3, as the case may be, when calculated with an annual interest rate (compounded annually) equal to twelve percent (12%). "Cash Inflows" as used herein means all cash payments, including the Payment Amount, received by the holders of the Series A Preferred Stock as a dividend or distribution with respect to, or as consideration for the sale of, such Series A Preferred Stock (whether such payments are received from the Corporation or any other Person). "Cash Outflows" as used herein means $1,000 per share of such Series A Preferred Stock. (For the avoidance of doubt, Cash Inflows and Cash Outflows with respect to any Series A Preferred Stock not included in the Series A Preferred Stock being repurchased pursuant to Section 6 hereof as part of the transaction for which the Payment Amount is then being calculated shall not be included in the Cash Inflows and Cash Outflows used to make such calculation (for purposes of Section 6 only), and only the Cash Inflows and Cash Outflows with respect to the Series A Preferred Stock which are then being redeemed pursuant to Section 6 hereof in the transaction for which the Payment Amount is then being calculated shall be used in the Cash Inflows and Cash Outflows used to make such calculation (for purposes of Section 6 only).)

               "Person" or "person" shall mean an individual, partnership, corporation, trust, unincorporated organization, joint venture, government or agency, political subdivision thereof, or any other entity of any kind.

               "Preferred Liquidation Value" shall have the meaning set forth in Section 2(a)(ii)(B).

               "Redemption Date" shall have the meaning set forth in
          Section 6(b).

               "Restricted Payment" shall have the meaning set forth in the Credit Agreement.

               "Rule 144" means (i) Rule 144 under the Securities Act as such Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

               "Rule 144A" means (i) Rule 144A under the Securities Act as such Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

               "Rule 144 Transaction" means a transfer of Conversion Shares
          (A) complying with Rule 144 as such Rule is in effect on the date of such transfer (but not including a sale other than pursuant to "brokers' transactions" as defined in clauses (1) and (2) of paragraph (g) of such Rule as in effect on the date hereof) and
          (B) occurring at a time when the Common Stock is registered pursuant to Section 12 of the Securities Exchange Act.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

               "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

               "Series A Liquidation Preference" shall have the meaning set forth in Section 3(a).

               "Series A Preferred Stock" shall have the meaning set forth in the resolution paragraph in the preamble.

               "Stock and Warrant Purchase Agreements" shall mean the Stock and Warrant Purchase Agreements, between the Corporation and each of the Purchasers listed on the signature pages thereof, pursuant to which such Purchasers purchased Series A Preferred Stock and Warrants.

               "Subsidiary", with respect to any Person, means any corporation, association or other entity of which more than fifty percent (50%) of the total voting power of shares of stock or other equity interests (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries, or both. The term "Subsidiary" or "Subsidiaries" when used herein without reference to any particular Person, means a Subsidiary or Subsidiaries of the Corporation.

               "Warrants" shall mean Warrants to purchase shares of Common Stock, issued pursuant to the Stock and Warrant Purchase Agreements, which rights and privileges are more fully set forth in the Stock and Warrant Purchase Agreements and the Warrant Agreement attached as Exhibit A-2 thereto.

          13.  Exchange of Shares; Cancellation of Surrendered Shares;
               Replacement.

               (a) Subject to Section 5 hereof, at any time at the request of any holder of shares of Series A Preferred Stock of the Corporation at its address provided under Section 14 hereof, the Corporation at its expense (except for any transfer tax arising out of the exchange) will issue and deliver to or upon the order of the holder in exchange therefor a new certificate or certificates in such amount or amounts as such holder may request in the aggregate representing the number of shares of Series A Preferred Stock represented by such surrendered certificates, and registered in the name of such holder or as such holder may direct, provided that the holder and any proposed transferee deliver to the Corporation such certifications, legal opinions or other information as the Corporation may reasonably require to confirm that such transfer is being made in compliance with, pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any state securities laws.

               (b) Any share certificate for Series A Preferred Stock which is converted into Conversion Shares in whole or in part shall be canceled by the Corporation, and no new share certificate for Series A Preferred Stock shall be issued in lieu of any shares of Series A Preferred Stock which have been converted into Conversion Shares. The Corporation shall issue a new certificate with respect to any shares of Series A Preferred Stock which were not converted into Conversion Shares and were represented by a certificate which was converted in part.

               (c) Upon receipt of evidence satisfactory to the Corporation of the loss, theft, destruction or mutilation of any share certificate for Series A Preferred Stock and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Corporation (if requested by the Corporation), or in the case of any such mutilation, upon surrender of such share certificate (which surrendered share certificate shall be canceled by the Corporation), the Corporation will issue a new share certificate for Series A Preferred Stock, of like tenor in lieu of such lost, stolen, destroyed or mutilated share certificate as if the lost, stolen, destroyed or mutilated share certificate were then surrendered for exchange.

          14. Notices. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given (i) upon receipt, in the case of a notice of conversion given to the Corporation as contemplated in
Section 5(b) hereof or in the case of a notice of redemption at the holder's option given to the Corporation as contemplated in Section 6(b) hereof, or (ii) in all other cases, upon the earlier of (x) receipt of such notice, (y) three (3) Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) or (z) the Business Day following sending such notice by overnight courier, in any case with postage or delivery charges prepaid, addressed: if to the Corporation, to its offices at 370 Seventeenth Street, Suite 2750, Denver, CO 80202,
Attention: Erik B. Carlson, or to an agent of the Corporation designated as permitted by the Certificate of Incorporation, or, if to any holder of the Series A Preferred Stock, to such holder at the address of such holder of the Series A Preferred Stock as listed in the stock record books of the Corporation, or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

               IN WITNESS WHEREOF, TransMontaigne Inc. has caused this Certificate of Designations to be signed by its Chief Executive Officer and attested to by its Secretary, all as of the 25th day of March, 1999.

                                            TRANSMONTAIGNE INC.


                                            By: /s/ Cortlandt S. Dietler
                                                --------------------------
                                                Cortlandt S. Dietler
                                                Chief Executive Officer


Attest:


By: /s/ Erik B. Carlson
   ------------------------
   Erik B. Carlson
   Secretary

                                                               Exhibit 99.4


                             WARRANT AGREEMENT



                                Dated as of

                               March 25, 1999

                                  between

                            TRANSMONTAIGNE INC.

                                    and

                              BankBoston, N.A.

                            as the Warrant Agent



       --------------------------------------------------------------
                                Warrants for
                              Common Stock of
                            Transmontaigne Inc.
       --------------------------------------------------------------

                         WARRANT AGREEMENT dated as of March 25, 1999
                    between TRANSMONTAIGNE INC., a Delaware corporation (the "Company"), and BankBoston, N.A., as Warrant Agent (the "Warrant Agent").


          The Company desires, FOR VALUE RECEIVED, to issue the Warrants described herein (the "Warrants," which term includes all Warrants issued in substitution therefor). The registered holder (the "Holder") of each Warrant, is entitled, subject to the provisions of the Warrant Certificate, to purchase 0.6 shares (as such number may be adjusted in accordance with Section 5 hereof) of the Company's Common Stock, par value $0.01 per share (such class of stock, together with any capital stock of the Company into which such class of stock shall be converted, being referred to herein as "Common Stock"), at $14.00 per share (as such number may be adjusted in accordance with Section 5 hereof) (the "Exercise Price"). The number of shares of Common Stock to be received upon the exercise of each Warrant and the Exercise Price shall be adjusted from time to time as hereinafter set forth. The shares of Common Stock or other securities or property deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares."

          The Warrants will be originally issued in connection with the issue and sale by the Company of up to 200,000 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"). The Warrants and the Series A Preferred Stock have been issued pursuant to the Stock and Warrant Purchase Agreements (the "Purchase Agreements"), between the Company and each of the Purchasers named therein (the "Purchasers"). The Warrants originally so issued evidence rights to purchase an aggregate of up to 8,000,400 Warrant Shares at the Exercise Price. The Purchase Agreement under which each Warrant was originally issued is herein referred to as the "Purchase Agreement." Each Warrant is subject to the provisions, and is entitled to the benefits, of the Purchase Agreement.

          Section 1. Warrant Certificates; Transfer, Exchange, Assignment, Loss of Warrant or Conversion.

          1.1. Warrant Certificates. All Warrant Certificates shall be substantially in the form of Annex A hereto, with such modifications as may be approved by the Board of Directors of the Company. The Warrant
Certificates will be imprinted with a legend in substantially the following form:

          NEITHER THE WARRANT REPRESENTED BY THIS CERTIFICATE NOR THE COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND NEITHER MAY BE SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAW UNLESS AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE.

          1.2. Execution and Countersignature. Two Officers shall sign the Warrant Certificate for the Company by manual or facsimile signature. If required by law, the Company's seal shall be impressed, affixed, imprinted or reproduced on the Warrant Certificate and may be in facsimile form.

          If an Officer whose signature is on a Warrant Certificate no longer holds that office at the time the Warrant Agent countersigns the Warrant Certificate, the Warrants evidenced by such Warrant Certificate shall be valid nevertheless.

          At any time and from time to time after the execution of this Warrant Agreement, the Warrant Agent or an agent reasonably acceptable to the Company shall upon receipt of a written order of the Company signed by two Officers or by an Officer and either an Assistant Secretary or an Assistant Treasurer of the Company manually countersign for original issue a Warrant Certificate evidencing the number of Warrants specified in such order; provided that the Warrant Agent shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company as to compliance with this Agreement that it may reasonably request in connection with such countersignature of Warrants. Such order shall specify the number of Warrants to be evidenced on the Warrant Certificate to be countersigned, the date on which such Warrant Certificate is to be countersigned and the number of Warrants then authorized.

          The Warrants evidenced by a Warrant Certificate shall not be valid until an authorized signatory of the Warrant Agent manually countersigns the Warrant Certificate. The signature shall be conclusive evidence that the Warrant Certificate has been countersigned under this Agreement.

          1.3. Certificate Register. The Warrant Agent shall keep a register ("Certificate Register") of the Warrant Certificates and of their transfer and exchange. The Certificate Register shall show the names and addresses of the respective Holders and the date and number of Warrants evidenced on the face of each of the Warrant Certificates.

          1.4. Transfer. The Warrants may be assigned in whole or in part or transferred in whole or in part; subject, however, to compliance with the provisions of the Securities Act and the rules and regulations promulgated thereunder and any applicable state securities laws and, further, provided, that the Holder and any proposed transferee deliver to the Company such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made in compliance with, pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any state securities laws.

          1.5. Procedure for Assignment or Transfer. The Warrants shall be transferable only on the books of the Warrant Agent maintained at the Warrant Agent's or its agent's principal shareholder services office upon delivery of such Warrants together with the form of assignment, in substantially the form attached as Annex C hereto, duly completed and signed by the Holder or by its duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer in form acceptable to the Warrant Agent and the Company. The Warrant Agent or Company may, in its discretion, require, as a condition to any transfer of Warrants, a signature guarantee by a participant in a recognized signature guarantee medallion program in the United States. Upon any registration of transfer, the Warrant Agent shall deliver a new Warrant Certificate or Certificates of like tenor and evidencing in the aggregate a like number of Warrants to the person entitled thereto in exchange for such Warrants, subject to the limitations provided herein, without any charge except for any tax or other governmental charge imposed in connection therewith. The Warrants may be divided or combined with other Warrants which carry the same rights upon presentation thereof at the principal office of the Warrant Agent together with a written notice signed by the Holder thereof, specifying the denominations in which new Warrants are to be issued.

          1.6. Loss, Theft, Destruction or Mutilation. Upon receipt by the Warrant Agent of evidence satisfactory to it of the loss, theft, destruction or mutilation of a Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, including the posting of a surety bond, to the Warrant Agent or (in the case of mutilation) presentation of a Warrant Certificate for surrender and cancellation, the Warrant Agent will execute and deliver a new Warrant Certificate of like tenor in lieu thereof and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

          1.7. Conversion. Any Warrant underlying a Warrant Certificate which is exercised in whole or in part shall be canceled by the Company, and no new Warrant Certificate shall be issued in lieu of any Warrants which have been exercised. The Company shall issue a new Warrant Certificate with respect to any Warrants which were not exercised and were represented by a Warrant Certificate which was exercised in part.

                                           Section 2.  Exercise of Warrant.

          2.1. Manner of Exercise. (a) Each Warrant may be exercised by the Holder, in whole or in part, at any time or from time to time through and including March 24, 2004 (the "Expiration Date") during normal business hours on any Business Day (as defined in the Purchase Agreement) by surrender of such Warrant together with the form of subscription duly executed by such Holder in substantially the form attached as Annex B hereto, to the Company at its office designated pursuant to the Purchase Agreement (or, if such exercise is in connection with an underwritten public offering of Warrant Shares subject to such Warrant, at the location at which the underwriting agreement requires that such Warrant Shares be delivered), with a copy of such executed form of subscription to the Warrant Agent and, if different, the Transfer Agent for the Common Stock.

          (b) Payment of the Exercise Price for the Warrant Shares shall be made at the Warrant Agent's principal shareholder services offices, presently located at 150 Royall Street, Canton, Massachusetts, 02021, (i) in immediately available (same day) funds by certified or bank check or wire transfer payable to the order of the Company, in any case, in an amount equal to (x) the number of Warrant Shares specified in such form of subscription, multiplied by (y) the then current Exercise Price or (ii) in the manner provided in Section 2.6 hereof. The Holder shall thereupon be entitled to receive the number of Warrant Shares specified in such form of subscription (plus cash in lieu of any fractional shares as provided in Section 2.3 hereof).

          2.2. Effective Date. Each exercise of a Warrant pursuant to
Section 2.1 hereof shall be deemed to have been effected immediately prior to the close of business on the Business Day on which such Warrant is surrendered to the Company as provided in Section 1.1 hereof unless a later time is specified in writing by the Holder surrendering such Warrant (except that if such exercise is in connection with an underwritten public offering of Warrant Shares subject to such Warrant, then such exercise shall be deemed to have been effected upon such surrender of such Warrant unless a later time is specified in writing by the Holder surrendering such Warrant). On each such day that an exercise of a Warrant is deemed effected, the person or persons in whose name or names any certificate or certificates for Warrant Shares are issuable upon such exercise (as provided in Section 2.3 hereof) shall be deemed to have become the holder of record thereof.

          2.3. Warrant Share Certificates, Cash for Fractional Warrant Shares and Reissuance of Warrants. As promptly as practicable after the exercise of a Warrant, in whole or in part, and in any event within five
(5) Business Days thereafter (unless such exercise shall be in connection with a public offering of Warrant Shares subject to such Warrant, in which event concurrently with such exercise), the Company at its expense (including the payment by it of any applicable issue, stamp or other taxes, except for any transfer tax payable if the Warrant Shares are to be issued to a person other than the Holder) will cause to be issued in the name of and delivered to the Holder or, subject to Section 6 of the Purchase Agreement, as the Holder may direct:

          (i) a certificate or certificates for the number of Warrant Shares to which the Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price (as defined in Section 5.2(D) hereof) per Warrant Share on the Business Day next preceding the date of such exercise; and

          (ii) in case such exercise is in part only, a new Warrant Certificate or Certificates, substantially identical hereto, representing the rights formerly represented by such Warrant which have not expired or been exercised.

          2.4. Acknowledgment of Obligation. The Company will, at the time of or at any time after each exercise of a Warrant, upon the request of the Holder thereof or of any Warrant Shares issued upon such exercise, acknowledge in writing its continuing obligation to afford to such Holder all rights, if any (including, without limitation, any rights to registration of any such Warrant Shares pursuant to the Registration Rights Agreement (as defined in the Purchase Agreement)) to which such Holder shall continue to be entitled under such Warrant, the Purchase Agreement and the Registration Rights Agreement; provided, that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Company to afford such rights to such Holder.

          2.5. Conditional Exercise. Notwithstanding any other provision hereof, if any exercise of any portion of a Warrant is to be made in connection with a public offering of Warrant Shares or any transaction described in Section 5.6 hereof, the exercise of any portion of such Warrant may, at the election of the Holder, be conditioned upon the consummation of the public offering or such transaction, in which case such exercise shall not be deemed to be effective until the consummation of such public offering or transaction.

          2.6. Cashless Exercise of Warrant. In addition to and without limiting the rights of the Holder under the terms of the Warrants, the

Holder shall have the option, but not the obligation, to convert its Warrants, or any portion thereof (the "Conversion Right"), into Warrant Shares as provided in this Section 2.6 at any time on or prior to the Expiration Date. Upon exercise of the Conversion Right with respect to a particular number of shares subject to such Warrants (the "Converted Warrant Shares"), the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) that number of Warrant Shares equal to the quotient obtained by dividing
(i) the value of such Warrant (or the specified portion hereof) on the effective date of the exercise of the Conversion Right, as provided in
Section 2.2 hereof (the "Conversion Date"), which value shall be determined by subtracting (x) the aggregate exercise price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (y) the aggregate Market Price (determined as provided in Section 5.2(D) hereof) of such Converted Warrant Shares on the Conversion Date by (ii) the Market Price of one Warrant Share on the Conversion Date.

          Section 3. Reservation of Shares. The Company shall at all times after the date hereof and until the Expiration Date reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the issuance and delivery upon exercise of the Warrants, the number of Warrant Shares as shall be required for issuance and delivery upon exercise in full of the Warrants. The Company shall from time to time, in accordance with the laws of the State of Delaware, use its best efforts to obtain stockholder approval to increase the authorized number of shares of Common Stock if at any time the number of shares of authorized but unissued Common Stock shall be insufficient to permit the exercise in full of the Warrants.

          Section 4. Warrant Certificate Holder Not Deemed a Stockholder. The Holder shall not, solely because of holding a Warrant, be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company, including without limitation, any right to vote for the election of directors or upon any matters submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders, or to receive dividend or subscription rights, or otherwise, until such Warrant shall have been exercised in accordance with the provisions hereof.
Section 5. Anti-Dilution. The number of Warrant Shares for which a Warrant is exercisable and/or the Exercise Price at which such Warrant Shares may be purchased upon exercise of such Warrant shall be subject to adjustment from time to time as set forth in this Section 5.

                  5.1. Increase or Decrease in Conversion Price of Series A Preferred Stock. If, at any time, there is an increase or decrease in the Conversion Price of the Series A Preferred Stock under the Certificate of

Designation of the Series A Convertible Preferred Stock such that there is a new Conversion Price (the "Adjusted Conversion Price"), then (A) the Exercise Price as to the Common Stock into which a Warrant is exercisable immediately prior to such increase or decrease in Conversion Price shall be adjusted by multiplying the Exercise Price by a fraction, of which (x) the numerator shall be the Adjusted Conversion Price and (y) the denominator shall be the Conversion Price as to the Common Stock into which the Series A Preferred Stock is exercisable immediately prior to such increase or decrease in Conversion Price and (B) the Warrant Shares for which such Warrant is exercisable immediately after the occurrence of such increase or decrease in the Conversion Price shall be adjusted by multiplying the number of Warrant Shares for which such Warrant is exercisable immediately prior to the occurrence of such increase or decrease in Conversion Price by a fraction, of which (x) the numerator shall be the Conversion Price as to the Common Stock into which the Series A Preferred Stock is exercisable immediately prior to such increase or decrease in Conversion Price and (y) the denominator shall be the Adjusted Conversion Price.

          5.2. Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to making adjustments of the Warrant Shares for which a Warrant is exercisable and the Exercise Price at which such Warrant Shares may be purchased upon exercise of such Warrant provided for in this Section 5:

               (A) When Adjustments to Be Made. The adjustments required by this Section 5 shall be made whenever and as often as any event requiring an adjustment shall occur, except that any adjustment of the Exercise Price that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 5(d)(1) of the Certificate of Designations of the Series A Preferred Stock) if such adjustment either by itself or with other adjustments not previously made amount to a change in the Exercise Price of less than $.05. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 5 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any event shall be deemed to have occurred at the close of business on the date of its occurrence.

               (B) Fractional Interests. In computing adjustments under this Section 5, fractional interests in the Common Stock shall be taken into account to the nearest 1/100th of a share.

               (C) Challenge to Good Faith Determination. Whenever the Board of Directors of the Company shall be required to make a determination in good faith of the fair value of any item under this
          Section 5, such determination may be challenged in good faith by holders of two-thirds of the Warrants and any dispute shall be resolved by an investment banking firm of recognized national standing jointly selected by the Company. The fees of such investment banker shall be borne by such holders unless such investment banker's calculation results in a downward adjustment of the Exercise Price exceeding 110% of the adjustment made in accordance with the Company's calculation, in which case such fees shall be paid by the Company.

               (D) Determination of Market Price. "Market Price" means, as to any security on the date of determination thereof, the average of the closing prices of such security's sales on all principal United States securities exchanges on which such security may at the time be listed, or, if there shall have been no sales on any such exchange on any day, the last trading price of such security on such day, or if there is no such price, the average of the bid and asked prices at the end of such day, on the Nasdaq Stock Market, in each such case averaged for a period of twenty (20) consecutive Business Days prior to the day when the Market Price is being determined (except that, for purposes of the calculation of the Market Price in Section 1.6, such prices will be averaged for a period of ten (10) consecutive Business Days prior to the day when the Market Price is being determined under Section 1.6); provided, that if such security is listed on any United States securities exchange the term "Business Days" as used in this sentence means business days on which such exchange is open for trading. Notwithstanding the foregoing, with respect to the issuance of any security by the Company in an underwritten public offering, the Market Price shall be the per share purchase price paid by the public investors. If at any time such security is not listed on any exchange or the Nasdaq Stock Market, the Market Price shall be deemed to be the fair value thereof determined by an investment banking firm of nationally recognized standing selected by the Board of Directors of the Company, as of the most recent practicable date when the determination is to be made, taking into account the value of the Company as a going concern, and without taking into account any lack of liquidity of such security or any discount for a minority interest.

          5.3. Reorganization, Reclassification, Merger or Consolidation. If the Company shall at any time reorganize or reclassify the outstanding shares of Common Stock (other than a change in par value, or from no par value to par value, or from par value to no par value, or as a result of a subdivision or combination) or consolidate with or merge into another corporation (where the Company is not the continuing corporation after such merger or consolidation), the Warrants shall automatically become convertible into the same kind and number of shares of stock and other securities, cash or other property (and upon the same terms and with the same rights) as would have been receivable by a holder of the number of Warrant Shares into which such Warrants could have been exercised immediately prior to such reorganization, reclassification, consolidation or merger. The Exercise Price upon such conversion shall be the Exercise Price that would otherwise be in effect pursuant to the terms hereof. Notwithstanding anything herein to the contrary, the Company will not effect any such reorganization, reclassification, merger or consolidation unless prior to the consummation thereof, the corporation which may be required to deliver any stock, securities or other assets upon the exercise of the Warrants shall agree by an instrument in writing to deliver such stock, cash, securities or other assets to the holders of the Warrants. A sale, transfer or lease of all or substantially all of the assets of the Company to another person shall be deemed a reorganization, reclassification, consolidation or merger for the foregoing purposes.

          5.4. Exceptions to Adjustment of Exercise Price. Anything herein to the contrary notwithstanding, the Company shall not make any adjustment of the Exercise Price or the number of Warrant Shares for which a Warrant is exercisable (i) in the case of the issuance of shares of Common Stock
(a) upon exercise of all or any portion of the Warrants, (b) on any conversion of shares of Series A Preferred Stock, (c) pursuant to stock options or other equity incentive plans for employees, officers and/or directors of the Company or (d) pursuant to the terms of any other securities outstanding on the Initial Issuance Date or (ii) in the case of issuance of additional shares of Series A Preferred Stock as dividends on Series A Preferred Stock. Further, (A) the Company shall make no further adjustments of the Exercise Price or the number of Warrant Shares into which a Warrant is exercisable when no shares of Series A Preferred Stock remain outstanding and (B) upon the conversion of any shares of Series A Preferred Stock held by any Holder, the Company shall make no further adjustments of the Exercise Price or the number of Warrant Shares for which Warrants are exercisable with respect to Warrants held by such Holder equal to the aggregate number of Warrants held by such Holder multiplied by a fraction where (x) the numerator is the total shares of Series A Preferred Stock converted into Common Stock by such Holder and (y) the denominator is the original number of shares of Series A Preferred Stock held by such Holder.

          5.5. Officer's Certificate. Upon each adjustment of the Exercise Price and upon each change in the Warrant Shares issuable upon the exercise of a Warrant, and in the event of any change in the rights of a Holder by reason of other events herein set forth, then and in each such case, the Company will promptly obtain a certificate of a duly authorized officer of the Company, stating the adjusted Exercise Price and the new Warrant Shares so issuable, or specifying the other shares of the Common Stock, securities or assets and the amount thereof receivable as a result of such change in rights, and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The Company will promptly mail a copy of such certificate to the Holders and to the Warrant Agent. If the holders of two-thirds of the Warrants disagree with such calculation, the Company agrees to obtain within thirty (30) Business Days an opinion of a firm of independent certified public accountants selected by the Company's Board of Directors to review such calculation and the opinion of such firm of independent certified public accountants shall be final and binding on the parties and shall be conclusive evidence of the correctness of the computation with respect to any such adjustment of the Exercise Price and any such change in the number of Warrant Shares so issuable. The fees of such accounting firm shall be borne by such holders unless such accounting firm's calculation results in a downward adjustment of the Exercise Price exceeding 110% of the adjustment made in accordance with the Company's calculation, in which case such fees shall be paid by the Company.

          5.6. Company to Prevent Dilution. In case at any time or from time to time conditions arise by reason of action taken by the Company, which in the good faith opinion of its Board of Directors are not adequately covered by the provisions of this Section 5, and which might materially and adversely affect the exercise rights of the Holders, the Board of Directors of the Company shall appoint such firm of independent certified public accountants, which shall give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of this Section 5, necessary with respect to the Exercise Price, so as to preserve, without dilution (other than as specifically contemplated by this Warrant), the exercise rights of the Holders. Upon receipt of such opinion, the Board of Directors of the Company shall forthwith make the adjustments described therein.

          5.7. No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company (it being understood that the Company will not be prohibited from taking actions that are permitted by the terms hereunder) but will at all times in good faith assist in the carrying out of all the provisions of Section 5 hereof and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Warrants against impairment.

          Section 6. Character of Shares of Stock.

          All shares of the Common Stock issuable upon the exercise of a Warrant shall, when issued to a Holder, be duly authorized, validly issued, fully paid and nonassessable, free and clear of any lien or encumbrance and without any preemptive rights.

          Section 7. Notice to Holder.

          So long as any Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock, (ii) if the Company shall offer to the holders of Common Stock, for subscription or purchase by them, any shares of any class of stock of the Company or any other rights or (iii) if there shall be any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company, voluntary or involuntary dissolution, liquidation or winding up of the Company, then in any such event, the Company shall cause to be mailed by certified mail to each Holder, at least 30 days prior to the relevant date of the event described above, a notice containing a brief description of the proposed action and stating the date or expected date on which a record is to be taken for the purpose of such dividend, distribution or rights, or the date or expected date such reclassification, reorganization, consolidation, merger, conveyance, lease or transfer, dissolution, liquidation or winding up shall take place or be voted upon by holders of the Common Stock of record, and the date or expected date as of which the holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon any such event.

          Section 8. Disposition of Warrant Shares.

          The stock certificates of the Company that will evidence the Warrant Shares or any other security issued or issuable upon exercise of this Warrant will be imprinted with a legend in substantially the following form:

          The securities represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws and may not be sold or otherwise transferred (whether or not for consideration) unless registered under the Act and any applicable state securities laws unless an exemption from registration is then available.

Except as provided in the Registration Rights Agreement, the Company does not agree to register any of the Warrant Shares for distribution in accordance with the provisions of the Securities Act or any applicable state securities laws, and the Company has not agreed to comply with any exemption from registration under the Securities Act or any applicable state securities laws for the resale of the Warrant Shares. Hence, it is the understanding of the Holder that by virtue of the provisions of certain rules respecting "restricted securities" promulgated by the Securities and Exchange Commission, the Warrant Shares may be required to be held indefinitely, unless and until registered under the Securities Act and any applicable state securities laws unless an exemption from such registration is available, in which case the Holders may still be limited as to the number of Warrant Shares that may be sold.

          Section 9. Governing Law.

          This Warrant Agreement and the Warrant Certificates shall be construed in accordance with the laws of the State of New York applicable to contracts executed and to be performed wholly within such state without regard to any conflicts of laws principles.

          Section 10. Notice.

          Any notice, demand, document or other communication given or delivered hereunder shall be in writing, and may be (i) personally delivered, (ii) given or made by United States registered or certified mail, return receipt requested, postage prepaid, or (iii) given or made by overnight courier or express mail for delivery the next Business Day, delivery charges prepaid, addressed as follows:

If to the Company:         TransMontaigne Inc.
                           370 Seventeenth Street, Suite 2750
                           Denver, CO  80202
                           Facsimile No.:  303-626-8228
                           Attention:  Erik B. Carlson

                           with a copy to:

                           Cravath, Swaine & Moore
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY  10019-7475
                           Facsimile No.:  (212) 474-3700
                           Attention:  Kris F. Heinzelman

If to the Holder:   to the addresses indicated on Schedule 1 to the Purchase
Agreements


If to the Warrant Agent:            BankBoston, N.A.
                                    c/o EquiServe Limited Partnership
                                    150 Royall Street
                                    Canton, Massachusetts 02021
                                    Attention:  Client Administration

The Company, the Warrant Agent and the Holders shall each have the right to designate a different address for itself by notice similarly given. All such notices, demands, documents or other communication will be deemed to be delivered (i) upon receipt, if personally delivered, (ii) on the third full Business Day following the day of mailing, if sent by United States registered or certified mail and (iii) on the Business Day following the date it was sent, if sent by overnight courier or express mail for delivery the next Business Day.

          Section 11. Company Will Not Close Books.

          The Company will at no time close its transfer books against the transfer of Warrants or of any shares of Common Stock issued or issuable upon the exercise of Warrants in any manner which interferes with the timely exercise of the Warrants.

          Section 12. Successors and Assigns.

          This Warrant Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company, the Warrant Agent and the successors and assigns of the Holders. The provisions of this Warrant Agreement are intended to be for the benefit of all Holders from time to time of Warrants and shall be enforceable by any such Holder.

          Section 13. Amendment.

          (a) The terms and provisions of this Warrant Agreement may be amended, waived, modified or terminated only with the written consent of
(1) the Company, (2) the Warrant Agent and (3) either (A) the Holder or (B) in the case of an amendment, waiver, modification or termination applicable to all Warrants, the holders of Warrants representing two- thirds of the Warrant Shares obtainable upon exercise of the Warrants; provided, that without the consent of each Holder affected thereby, an amendment, waiver, modification or termination may not: (i) reduce the amount of holders that must consent to an amendment, waiver, modification or termination, (ii) change the Exercise Price or the Expiration Date of the Warrants or (iii) make any changes in this Section 13.

          (b) The Company agrees that all holders of Warrants shall be notified by the Company in advance of any proposed amendment, waiver, modification or termination of this Warrant Agreement, but failure to give such notice shall not in any way affect the validity of any such amendment, waiver, modification or termination. In addition, promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of any amendment, waiver, modification or termination which has been adopted to all holders of Warrants then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment, waiver, modification or termination.

          Section 14. Warrant Agent.

          14.1. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with provisions of this Agreement and the Warrant Agent hereby accepts such appointment.

          14.2. Rights and Duties of Warrant Agent. (a) Agent for the Company. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship or agency or trust for or with any of the Holders of Warrant Certificates or beneficial owners of Warrants.

          (b) Counsel. The Warrant Agent may consult with counsel satisfactory to it, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

          (c) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties. (d) No Implied Obligations. The Warrant Agent shall be obligated to perform only such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve in it any expense or liability for which it does not receive indemnity if such indemnity is reasonably requested. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Holders or on behalf of the Holders pursuant to this Agreement or for the application by the Company of the proceeds of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a holder with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise.

          (e) Not Responsible for Adjustments or Validity of Stock. The Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist that may require an adjustment of the number of shares of Common Stock purchasable upon exercise of each Warrant or the Exercise Price, or with respect to the nature or extent of any adjustment when made or with respect to the method employed, or herein or in any supplemental agreement provided to be employed, in making the same. The Warrant Agent shall not be accountable with respect to the validity or value of any shares of Common Stock or of any securities or property which may at any time be issued or delivered upon the exercise of any Warrant or upon any adjustment, and it makes no representation with respect thereto. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates upon the surrender of any Warrant Certificate for the purpose of exercise or upon any adjustment, or to comply with any of the covenants of the Company contained herein.

          14.3. Individual Rights of Warrant Agent. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its affiliates or become pecuniarily interested in transactions in which the Company or its affiliates may be interested, or contract with or lend money to the Company or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          14.4. Warrant Agent's Disclaimer. The Warrant Agent shall not be responsible for and makes no representation as to the validity or adequacy of this Agreement or the Warrant Certificates and it shall not be responsible for any statement in this Agreement or the Warrant Certificates other than its countersignature thereon.

          14.5. Compensation and Indemnity. The Company agrees to pay the Warrant Agent reasonable fees for services hereunder, and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses as incurred. The Company shall indemnify the Warrant Agent against any loss, liability or expense (including reasonable agents' and attorneys' fees and expenses) incurred by it without negligence or bad faith on its part arising out of or in connection with the acceptance or performance of its duties under this Agreement. The Warrant Agent shall notify the Company promptly of any claim for which it may seek indemnity. The Company need not reimburse any expense or indemnity against any loss or liability incurred by the Warrant Agent through wilful misconduct, gross negligence or bad faith. The Company's payment and indemnity obligations pursuant to this Section 14.5 shall survive the termination of this Agreement.

          14.6. Successor Warrant Agent. (a) The Company To Provide Warrant Agent. The Company agrees for the benefit of the Holders that there shall at all times be a Warrant Agent hereunder until all the Warrants have been exercised or are no longer exercisable.

          (b) Resignation and Removal. The Warrant Agent may at any time resign by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall not be less than 60 days after the date on which such notice is given unless the Company otherwise agrees. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective, which date shall not be less than 60 days after such notice is given unless the Warrant Agent otherwise agrees. Any removal under this
Section 14.6 shall take effect upon the appointment by the Company as hereinafter provided of a successor Warrant Agent (which shall be a bank or trust company authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent.

          (c) The Company To Appoint Successor. In case at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or under any other applicable Federal or State bankruptcy, insolvency or similar law or shall consent to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Warrant Agent or its property or affairs, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall take corporate action in furtherance of any such action, or a decree or order for relief by a court having jurisdiction in the premises shall have been entered in respect of the Warrant Agent in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or similar law; or a decree or order by a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or similar official) of the Warrant Agent or of its property or affairs, or any public officer shall take charge or control of the Warrant Agent or of its property or affairs for the purpose of rehabilitation, conservation, winding up of or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the successor Warrant Agent of such appointment, the incumbent Warrant Agent shall cease to be Warrant Agent hereunder; provided, however, that in the event of the resignation of the Warrant Agent hereunder, such resignation shall be effective on the earlier of (i) the date specified in the Warrant Agent's notice of resignation and (ii) the appointment and acceptance of a successor Warrant Agent hereunder.

          (d) Successor To Expressly Assume Duties. Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

          (e) Successor by Merger. Any corporation into which the Warrant Agent hereunder may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust or shareholder services business; provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          Section 15. Headings.

          Section headings in this Warrant Agreement are for reference only and shall not affect the meaning or construction of any of the provisions hereof.

          IN WITNESS WHEREOF, the Company has executed this Warrant Agreement as of the date first written above.


                                        TRANSMONTAIGNE INC.



                                        By: /s/ Harold R. Logan, Jr.
                                           --------------------------
                                           Harold R. Logan, Jr.
                                           Executive Vice President/Finance
COUNTERSIGNED:

BankBoston, N.A.,
as Warrant Agent


By: /s/ Tyler H. Haynes
   -------------------------
   Tyler H. Haynes
   Administrative Manager
Issue Date: March 25, 1999
           -----------------

                                                          ANNEX A

                        FORM OF WARRANT CERTIFICATE

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) UNLESS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS UNLESS AN EXEMPTION FROM REGISTRATION IS THEN AVAILABLE.

THE HOLDER OF THIS SECURITY (AND THE COMMON STOCK INTO WHICH THIS SECURITY IS CONVERTIBLE) AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND ANY SECURITY INTO WHICH SUCH SECURITY IS EXCHANGEABLE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) OTHER THAN WITH RESPECT TO THE COMMON STOCK, WITHIN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (iv) TO THE COMPANY, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

No. W-                     Certificate for        Warrants



             WARRANTS TO PURCHASE COMMON STOCK OF
                     TRANSMONTAIGNE INC.


          THIS CERTIFIES THAT,               , or its
registered assigns, is the registered holder of the number of Warrants set forth above (the "Warrants"). Each Warrant entitles the holder thereof (the "Holder"), at its option and subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from TransMontaigne Inc., a Delaware corporation ("the Company"), three-fifths of one share (the "Warrant Shares") of Common Stock, par value $0.01 per share, of the Company (the "Common Stock") at the per share exercise price of $14.00 (the "Exercise Price"). This Warrant Certificate shall terminate and become void as of the close of business on March 24, 2004 (the "Expiration Date") or upon the exercise hereof as to all the shares of Common Stock subject hereto. The number of shares purchasable upon exercise of the Warrants and the Exercise Price per share shall be subject to adjustment from time to time as set forth in the Warrant Agreement.

          This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of March 25, 1999 (the "Warrant Agreement"), between the Company and Boston Equiserve, (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement) and is subject to the terms and provisions contained in the Warrant Agreement to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties and obligations of the Company, the Warrant Agent and the Holders of the Warrants. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant Agreement. A copy of the Warrant Agreement may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent at Boston Equiserve, 150 Royall Street, Mail Stop 45-02-62,Canton, MA 02021 (fax:
781-575-5775).

          Subject to the terms of the Warrant Agreement, the Warrants may be exercised in whole or in part (i) by presentation of this Warrant Certificate with the Subscription Form attached hereto duly executed and with the simultaneous payment of the Exercise Price in cash (subject to adjustment) to the Warrant Agent for the account of the Company at the office of the Warrant Agent or (ii) by Cashless Exercise. Payment of the Exercise Price shall be made in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose. Payment by Cashless Exercise shall be made by the surrender of one or more Warrant Certificates (and without payment of the Exercise Price in cash) in exchange for such number of shares of Common Stock equal to the quotient obtained by dividing (1) the value of such Warrant Certificate (or the specified portion thereof) on the effective date of the exercise of the Conversion Right, which value shall be determined by subtracting (x) the aggregate exercise price of the Converted Warrant Shares immediately prior to the exercise of the Conversion Right from (y) the aggregate Market Price of such Converted Warrant Shares on the Conversion Date by (ii) the Market Price of one Warrant Share on the Conversion Date.

          The Company may require payment of a sum sufficient to cover any taxes, assessments or other governmental charges in connection with the transfer or exchange of the Warrant Certificates, but not for any exchange or original issuance (not involving a transfer) with respect to temporary Warrant Certificates, the exercise of the Warrants or the Warrant Shares.

          Upon any partial exercise of the Warrants, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the remaining Warrant Shares which shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by presenting this Warrant Certificate properly endorsed with a request to exchange this Warrant Certificate for other Warrant Certificates evidencing an equal number of Warrants. The Company is not required to issue fractional Warrant Shares upon the exercise of Warrants, but the Company may pay an amount in cash equal to the Market Price for one Warrant Share on the Business Day next preceding the date the Warrant is presented for exercise, multiplied by the fraction of a Warrant Share that would be issuable on the exercise of any Warrant.

          All shares of Common Stock issuable by the Company upon the exercise of the Warrants shall, upon such issue, be duly and validly issued and fully paid and nonassessable.

          Prior to the due presentation for registration of transfer of any Warrant, the Holder in whose name the Warrant Certificate is registered may be deemed and treated by the Company and the Warrant Agent as the absolute owner of the Warrant evidenced by such Warrant Certificate for all purposes whatsoever and neither the Company nor the Warrant Agent shall be affected by notice to the contrary.

          The Warrants do not entitle any Holder hereof to any of the rights of a shareholder of the Company.

          This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been counter signed by the Warrant Agent.


                              TRANSMONTAIGNE INC.,

                                by:
                                   -------------------------
                                   Name:
                                   Title:

Attest:

---------------------------
         Secretary


DATED:

Countersigned:

BANKBOSTON, N.A.,as Warrant Agent,

  by
     -----------------------------
        Authorized Signatory

                     FORM OF SUBSCRIPTION
        (to be signed only upon exercise of Warrants)

To: TransMontaigne Inc.


          The undersigned registered holder of the
accompanying Warrant hereby irrevocably exercises such Warrant or portion thereof for, and purchases thereunder, _______1 Warrant Shares (as defined in such Warrant) and herewith [makes payment therefor of $_______] [or] [makes payment therefor by conversion of _______ Warrant Shares represented by such Warrant pursuant to Section 1.6 of such Warrant]. The undersigned requests that the certificates for such Warrant Shares be issued in the name of, and delivered to, _______________________, whose address is
_______________________.

Date: _________, ____


                              ______________________________
                              2
                              (Signature of Owner)


                              ______________________________
                              (Street Address)


                              ______________________________
                              (City)    (State)   (Zip Code)

                              Signature Guaranteed by:

                              ______________________________

--------

     1 Insert the number of Warrant Shares as to which this Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of this Warrant, to the holder surrendering the same.

     2 Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange ACT of 1934, as amended.

Securities and/or check to be issued to:

Please insert social security or identifying number:

         Name:

         Street Address:

         City, State and Zip Code:

A new Warrant Certificate evidencing any unexercised Warrants evidenced by the within Warrant Certificate is to be issued to:

         Please insert social security or identifying number:

         Name:

         Street Address:

         City, State and Zip Code:

                      FORM OF ASSIGNMENT
        (to be signed only upon transfer of Warrants)

                     TRANSMONTAIGNE INC.


          For value received, the undersigned hereby sells, assigns and transfers unto ___________________ of _____________________ the right represented by the within Warrant to purchase ______ shares of Common Stock of TransMontaigne Inc. to which the within Warrant relates, and appoints _____________________ Attorney to transfer such right on the books of TransMontaigne Inc. with full power of substitution in the premises.


Date: _________, ____


                              ______________________________
                              3
                              (Signature of Owner)


                              ______________________________
                              (Street Address)


                              ______________________________
                              (City)    (State)   (Zip Code)

                              Signature Guaranteed by:

                              ______________________________


--------

   3 Signature must be guaranteed by an "eligible guarantor institution," that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange ACT of 1934, as amended.

                                                                       ANNEX B

                         FORM OF SUBSCRIPTION

             (To be executed only upon exercise of the Warrant
                            in whole or in part)


To TransMontaigne Inc.

          The undersigned registered holder of the accompanying Warrant hereby irrevocably exercises such Warrant or portion thereof for, and purchases thereunder, _______1/ Warrant Shares (as defined in such Warrant) and herewith [makes payment therefor of $_______] [or] [makes payment therefor by conversion of _______ Warrant Shares represented by such Warrant pursuant to Section 2.6 of such Warrant]. The undersigned requests that the certificates for such Warrant Shares be issued in the name of, and delivered to, ________________________, whose address is ____________________.

Dated:

     Name of Warrant Holder:    ______________________________________________
                                (Name must conform in all respects to name of holder as specified on the face of the Warrant)


                                 --------------------------------------
                                            (Street Address)


                                 --------------------------------------
                                 (City)      (State)   (Zip Code)

1/ Insert the number of Warrant Shares as to which this Warrant is being exercised. In the case of a partial exercise, a new Warrant or Warrants will be issued and delivered, representing the unexercised portion of this Warrant, to the holder surrendering the same.

                                                                      ANNEX C

                            FORM OF ASSIGNMENT

                 (To be signed only on transfer of Warrant)


          For value received, the undersigned hereby sells, assigns and transfers unto ____________________________ [Name] of _____________
[Address] the right represented by the within Warrant to purchase ________ shares of Common Stock of TransMontaigne Inc. to which the within Warrant relates, and appoints ____________________ Attorney to transfer such right on the books of TransMontaigne Inc. with full power of substitution in the premises.


Dated:________


                                    ---------------------------------------
                                    (Name must conform to name of holder as
                                    specified on the face of the Warrant)



                                    ---------------------------------------
                                              (Street Address)


                                    ---------------------------------------
                                    (City)      (State)   (Zip Code)


Signed in the presence of:


----------------------------

                                                               Exhibit 99.5


                          STOCKHOLDERS' AGREEMENT


          This STOCKHOLDERS' AGREEMENT (this "Agreement") is dated as of March 25, 1999, among TransMontaigne Inc., a Delaware corporation (the "Company"), Cortlandt S. Dietler ("Dietler"), Richard E. Gathright ("Gathright"), Harold R. Logan, Jr. ("Logan"), William A. Sikora ("Sikora" and, together with Dietler, Gathright and Logan, the "Key Senior Executives") and the Purchasers listed on the signature pages of this Stockholders' Agreement (such purchasers are collectively referred to herein as the "Investor Group" and, individually, as an "Investor.")

                            W I T N E S S E T H:

          WHEREAS, pursuant to the terms of the Preferred Stock and Warrant Purchase Agreements between the Company and each of the Investors (the "Stock and Warrant Purchase Agreements"), the Investors have purchased shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") and Warrants to purchase shares of the Company's Common Stock (the "Warrants");

          WHEREAS, the Key Senior Executives own approximately 11.5% of the outstanding shares of the Company's Common Stock (such shares, along with any shares of Common Stock, par value $.01 per share (the "Common Stock"), that the Key Senior Executives may subsequently acquire, the "Shares");

          WHEREAS, it is a condition precedent to the Company's and the Investors' respective obligations to consummate the transactions contemplated by the Stock and Warrant Purchase Agreements that the parties hereto shall have entered into this Agreement; and

          WHEREAS, each of Dietler, Gathright, Logan, Sikora, the Company and the Investors desires to enter into this Agreement to regulate certain aspects of their relationship;

          NOW, THEREFORE, in consideration of the agreements and mutual covenants contained herein, the parties hereto hereby agree as follows:

1.   Rights of Inclusion (Tag-Along Rights).

          (a) In the event any of the Key Senior Executives proposes to Transfer any Shares (the "Transferor Shares") in excess of the amounts and during the time periods specified in Section 2 hereof (other than pursuant to a transaction open to all holders of the Common Stock) to any Person (the "Buyer"), as a condition to such Transfer, such Key Senior Executive shall cause the Buyer to offer (the "Inclusion Offer") to purchase from each Investor, at each such Investor's option, up to that number of Investor Shares determined in accordance with Section 1(b) on the same terms and conditions as are applicable to the Transferor Shares except that each Investor shall not be required to provide any representation, warranty or other undertaking other than with respect to its ownership of, and authority to Transfer, the Investor Shares owned by it free of any liens or encumbrances. Such Key Senior Executive shall provide prompt written notice to each Investor (the "Inclusion Notice") setting forth all the terms and conditions of the Inclusion Offer, and each Investor may accept the Inclusion Offer in whole or in part by providing a written notice of acceptance with respect to Investor Shares owned by it to such Key Senior Executive within twenty (20) days of delivery of the Inclusion Notice to it (the "Acceptance Notice").

          (b) Each Investor shall have the right to sell, pursuant to the Inclusion Offer, Investor Shares representing the same percentage of all Investor Shares owned by it as the Transferor Shares are of all Shares owned by such Key Senior Executive (such percentage shall be calculated on the basis that all shares of Series A Preferred Stock owned by each Investor have been converted into shares of Common Stock at the current conversion price per share under Section 5 of the Certificate of Designations); provided, however, that if no Investor elects to exercise such right, such Key Senior Executive shall nonetheless be entitled to Transfer all of the Transferor Shares described in the Inclusion Notice. In the event the number of Investor Shares for which the Investor Group elects to exercise such right, along with the Transferor Shares and any other shares of the Company to be sold by other stockholders pursuant to any similar rights granted to such other stockholders, exceed the number of shares which the Buyer is willing to purchase, the number of shares to be Transferred to the Buyer by each transferor shall be reduced so that each transferor is entitled to Transfer the same percentage of its shares (determined on a Common Stock equivalent basis) included in its Acceptance Notice as each other transferor. If an Investor elects to exercise such right, such Investor may, in its sole discretion, determine the composition of the Investor Shares (i.e., the number of the shares of Series A Preferred Stock and Common Stock to be included in the Investor Shares) to be Transferred by it to the Buyer pursuant to the Inclusion Offer. In the event that any Investor chooses to include any shares of Series A Preferred Stock in the Investor Shares to be Transferred by it to the Buyer pursuant to the Inclusion Offer, any such Investor shall, prior to or simultaneously with such Transfer, convert such shares of Series A Preferred Stock into shares of Common Stock so that each Investor Transfers only Common Stock to the Buyer.

          (c) Each Key Senior Executive shall have ninety (90) days, commencing on the date of the Inclusion Notice, in which to Transfer, on behalf of himself and the Investor Group up to the number of shares covered by the Inclusion Offer (including the Transferor Shares) to the Buyer. The terms of such Transfer, including, without limitation, price and form of consideration, shall be as set forth in the Inclusion Notice. If at the end of such ninety (90) day period such Key Senior Executive has not completed the Transfer of the Transferor Shares and the Investor Shares (if any) proposed to be Transferred, such Key Senior Executive may not proceed with such Transfer or any other Transfer without first giving a new Inclusion Notice pursuant to the provisions of this Section 1.

          (d) If a Key Senior Executive is able to complete the Transfer of the Transferor Shares and the Investor Shares (if any) proposed to be Transferred within such ninety (90) day period, at the closing thereof, each Investor shall deliver to the Buyer a certificate or certificates representing the Investor Shares owned by it to be Transferred pursuant to the Inclusion Offer, free and clear of all liens and encumbrances, and the Buyer shall pay to each such Investor the purchase price for the Investor Shares so Transferred pursuant to this Section 1 and shall furnish such other evidence of the completion of such Transfer and the terms thereof as may be reasonably requested by the Investor Group.

          (e) Notwithstanding any provision hereof to the contrary if any Key Senior Executive and the Investors agree that the strict enforcement of the terms of Section 1 hereof is unduly burdensome then the Investors and such Key Senior Executive shall agree on terms for that particular transaction which carry out the intent of this agreement.

2.   Limitation on Transfers.

          (a) So long as at least 50% (on an individual or aggregate basis) of the Shares or Conversion Shares (as defined in the Preferred Stock and Warrant Purchase Agreements) beneficially owned by the Investors or their Affiliates as of the date hereof remain beneficially owned by such Investors or such Affiliates during the five year period beginning on the date hereof and ending on the fifth anniversary of such date, each Key Senior Executive agrees not to Transfer, in any transaction or series of transactions during such period, that number of Shares that represents thirty percent (30%) or more of the aggregate number of Shares (calculated by treating all options or warrants held by such Key Senior Executive to purchase shares of Common Stock as exercised) held by such Key Senior Executive as of December 31, 1998, as adjusted to reflect any stock split, stock dividend, recapitalization or similar event since December 31, 1998 (other than in compliance with Section 1 hereof or in a transaction open to all holders of Common Stock).

          (b) So long as at least 50% (on an individual or aggregate basis) of the Shares or Conversion Shares (as defined in the Preferred Stock and Warrant Purchase Agreements) beneficially owned by the Investors or their Affiliates as of the date hereof remain beneficially owned by such Investors or such Affiliates during the seven year period beginning on the date hereof and ending on the seventh anniversary of such date, each Key Senior Executive agrees not to Transfer, in any transaction or series of transactions during such period, that number of Shares that represents fifty percent (50%) or more of the aggregate number of Shares (calculated by treating all options or warrants held by such Key Senior Executive to purchase shares of Common Stock as exercised) held by such Key Senior Executive as of December 31, 1998, as adjusted to reflect any stock split, stock dividend, recapitalization or similar event since December 31, 1998 (other than in compliance with Section 1 hereof or in a transaction open to all holders of Common Stock).

          (c) Any attempt to Transfer or any purported Transfer of the Shares or Conversion Shares (as defined in the Preferred Stock and Warrant Purchase Agreements) not in accordance with the terms of this Agreement shall be null and void and the Company, as the issuer of such securities, shall not permit any transfer agent of such securities to give any effect to any such attempted Transfer in its stock records of which, after due inquiry, it has knowledge.

          (d) On June 30, 1999 and at the end of each subsequent fiscal quarter of the Company, each Key Senior Executive will deliver to the Company's secretary all reports or filings made by such Key Senior Executive with the Securities and Exchange Commission (or other securities regulatory authority or body) pursuant to Rule 144 or Section 16 of the Securities Exchange Act of 1934, as amended (or similar rules or sections).

          (e) Notwithstanding any other provision hereof any Transfer of Shares by a Key Senior Executive pursuant any legal settlement, including, without limitation, to a divorce decree, will not be considered a Transfer for purposes of this Agreement.

3.   Definitions.

          As used herein, the following terms shall have the respective meanings set forth below:

          "Acceptance Notice" shall have the meaning set forth in Section 1(a) hereof.

          "Affiliate" shall have the meaning given it in Section 3 of the Stock and Warrant Purchase Agreements.

          "Buyer" shall have the meaning set forth in Section 1(a) hereof.

          "Certificate of Designations" shall have the meaning given it in
Section 1(a) of the Stock and Warrant Purchase Agreements.

          "Common Stock" means the Company's Common Stock, par value $.01 per share; and shall also include any capital stock or other securities into which Common Stock is changed and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, any Common Stock.

          "Company" shall have the meaning set forth in the first paragraph hereof.

          "Dietler" shall have the meaning set forth in the first paragraph hereof.

          "Gathright" shall have the meaning set forth in the first paragraph hereof.

          "Inclusion Notice" shall have the meaning set forth in Section 1(a) hereof.

          "Inclusion Offer" shall have the meaning set forth in Section 1(a) hereof.

          "Investor" shall have the meaning set forth in the first paragraph hereof.

          "Investor Group" shall have the meaning set forth in the first paragraph hereof.

          "Investor Shares" means all Series A Preferred Stock, Warrants and Common Stock obtained as a result of conversion of Series A Preferred Stock or exercise of Warrants owned by the Investor Group.

          "Logan" shall have the meaning set forth in the first paragraph hereof.

          "Person" means an individual, corporation, partnership, firm, association, joint venture, trust, unincorporated organization, governmental body, agency, political subdivision or other entity.

          "Series A Preferred Stock" shall have the meaning set forth in the first WHEREAS clause hereof.

          "Shares" shall have the meaning set forth in the second WHEREAS clause hereof.

          "Sikora" shall have the meaning set forth in the first paragraph hereof.

          "Stock and Warrant Purchase Agreements" shall have the meaning set forth in the first WHEREAS clause hereof.

          "Transfer" means, with respect to any security, any direct or indirect sale, transfer, assignment, hypothecation, pledge or any other disposition of such security or any interest therein.

          "Transferor Shares" shall have the meaning set forth in Section 1(a) hereof.

          "Warrants" shall have the meaning set forth in the first WHEREAS clause hereof.

          4. Miscellaneous.

          (a) In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

          (b) Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against any party hereto unless such modification, amendment or waiver is approved in writing by the party against whom such modification, amendment or waiver is to be effective, which in the case of the Investors shall require the approval of Investors holding two-thirds of the Investor Shares. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

          (c) All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not; provided, that no party to this Agreement may assign any of its rights, duties or obligations under this Agreement, except with the other parties' written consent.

          (d) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or sent by nationally recognized overnight courier service to the parties at the following addresses or facsimile numbers:

          (i)      If to an Investor, to:

                   the addresses indicated on Schedule 1 to the Stock and Warrant Purchase Agreements.

          (ii)     If to the Company, to:

                   TransMontaigne Inc.
                   370 Seventeenth Street
                   Suite 2750
                   Denver, CO  80202
                   Attn:  Erik B. Carlson

          (iii)    If to Dietler, to:

                   TransMontaigne Inc.
                   370 Seventeenth Street
                   Suite 2750
                   Denver, CO  80202
                   Attn:  Cortlandt S. Dietler

          (iv)     If to Gathright, to:

                   TransMontaigne Inc.
                   370 Seventeenth Street
                   Suite 2750
                   Denver, CO  80202
                   Attn:  Richard E. Gathright

          (v)      If to Logan, to:

                   TransMontaigne Inc.
                   370 Seventeenth Street
                   Suite 2750
                   Denver, CO  80202
                   Attn:  Harold R. Logan, Jr.

          (vi)     If to Sikora, to:

                   TransMontaigne Inc.
                   370 Seventeenth Street
                   Suite 2750
                   Denver, CO  80202
                   Attn:  William A. Sikora


All such notices, requests and other communications will (x) if delivered personally to the address as provided in this Section 4(d), be deemed given upon delivery, (y) if delivered by facsimile transmission to the facsimile number as provided in this Section 4(d), be deemed given upon receipt and
(z) if delivered by nationally recognized overnight courier service in the manner described above to the address as provided in this Section 4(d), be deemed given on the business day following the day it was sent (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 4(d)). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

          (e) The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

          (f) If any provision of this Agreement is held to be illegal, invalid or unenforceable, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected then, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

          (g) This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to a contract executed and performed in such State without giving effect to the conflicts of laws principles thereof.

          (h) This Agreement may be executed in any number of counterparts (which counterparts may include any counterparts delivered prior to March 31, 1999), each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          (i) The terms of this Agreement shall cease and be of no further effect with respect to a Key Senior Executive upon the death or resignation, removal or termination of employment with the Company of such Key Senior Executive, but shall continue with respect to all other Key Senior Executives.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                      TRANSMONTAIGNE INC.


                                      By: /s/ Cortlandt S. Dietler
                                          ------------------------
                                             Name:
                                             Title:


                                      KEY SENIOR EXECUTIVES

                                        /s/ Cortlandt S. Dietler
                                      -----------------------------
                                          Cortlandt S. Dietler


                                        /s/ Richard E. Gathright
                                      -----------------------------
                                          Richard E. Gathright


                                        /s/ Harold R. Logan, Jr.
                                      -----------------------------
                                          Harold R. Logan, Jr.

                                        /s/ William A. Sikora
                                      -------------------------------------
                                          William A. Sikora


                                      INVESTORS


                                      FLEMING US DISCOVERY FUND III, L.P.

                                      By:  FLEMING US DISCOVERY PARTNERS, L.P.,
                                           its general partner

                                           By:  FLEMING US DISCOVERY, LLC,
                                                its general partner

                                                By:  /s/ Robert L. Burr
                                                     ----------------------
                                                     Robert L. Burr, member


                                      FLEMING US DISCOVERY OFFSHORE FUND
                                      III, L.P.

                                      By:  FLEMING US DISCOVERY
                                           PARTNERS, L.P.,
                                           its general partner

                                           By:  FLEMING US DISCOVERY, LLC.
                                                its general partner

                                                By:  /s/ Robert L. Burr
                                                     ----------------------
                                                     Robert L. Burr, member


                                      LAUGHLIN TRUSTEES ET AL FBO RICHARD R.
                                      OHRSTROM, JR. DTD 12/22/97


                                           By:  /s/ Andrew W. Regan
                                                ---------------------------
                                                        Name:
                                                     Trustee:


                                      LAUGHLIN TRUSTEES ET AL FBO KENNETH
                                      M. OHRSTROM DTD 12/22/97


                                           By:  /s/ Andrew W. Regan
                                                ---------------------------
                                                        Name:
                                                     Trustee:


                                      LAUGHLIN TRUSTEES ET AL FBO GEORGE L.
                                      OHRSTROM II DTD 12/22/97


                                           By:  /s/ Andrew W. Regan
                                                ---------------------------
                                                        Name:
                                                     Trustee:


                                      LAUGHLIN TRUSTEES ET AL FBO BARNABY
                                      A. OHRSTROM DTD 12/22/97


                                           By:  /s/ Andrew W. Regan
                                                ---------------------------
                                                        Name:
                                                     Trustee:


                                      CODAN TRUSTEES ET AL FBO
                                      CHRISTROPHER F. OHRSTROM DTD 12/22/97


                                           By:  /s/ Andrew W. Regan
                                                ---------------------------
                                                        Name:
                                                     Trustee:


                                      CODAN TRUSTEES ET AL FBO MARK J.
                                        OHRSTROM DTD 12/22/97


                                           By:  /s/ Andrew W. Regan
                                                ---------------------------
                                                        Name:
                                                     Trustee:


                                      CODAN TRUSTEES ET AL FBO ESMOND V.
                                      HARMSWORTH DTD 12/22/97


                                           By:  /s/ James B. Richardson
                                                ---------------------------
                                                Name: James B. Richardson
                                                Trustee: Trustee


                                      YORKTOWN ENERGY PARTNERS III, L.P.

                                      By:  YORKTOWN III COMPANY, L.L.C.,
                                           its general partner


                                           By:  /s/ Peter A. Leidel, member
                                                ---------------------------
                                                Peter A. Leidel, member


                                      YORKTOWN PARTNERS, L.L.C.,
                                                     as agent


                                      By:  /s/ Peter A. Leidel
                                           --------------------------------
                                           Peter A. Leidel, member


                                      TICONDEROGA PARTNERS IV, L.P.,

                                      By:  TICONDEROGA ASSOCIATES IV,
                                                      L.L.C.,
                                           its general partner


                                           By:  /s/ Peter A. Leidel
                                                ---------------------------
                                                Peter A. Leidel, member


                                      CFE, INC.


                                      By:  /s/ Glenn P. Bartley
                                           --------------------------------
                                                        Name:
                                                       Title:


                                      VESTAR CAPITAL PARTNERS III, L.P.

                                      By:  Vestar Associates III, L.P.
                                           its general partner


                                       By:  Vestar Associates
                                              Corporation III
                                           its general partner

                                           By:  /s/ James C. Kelley
                                                ---------------------------
                                                Name:  James C. Kelley
                                                Title:  Managing Director

                                      FIRST RESERVE FUND VII, LIMITED
                                                  PARTNERSHIP

                                      By  FIRST RESERVE GP VII, L.P.
                                           its general partner

                                           By:  FIRST RESERVE CORPORATION
                                                its general partner

                                                By:  /s/ William McCauley
                                                     ----------------------
                                                     Name:
                                                     Title:


                                      FIRST RESERVE FUND VIII. L.P.

                                      By:  FIRST RESERVE GP VIII, L.P.
                                           its general partner

                                      By:  FIRST RESERVE CORPORATION
                                           its general partner

                                                By:  /s/ William McCauley
                                                     ----------------------
                                                     Name:
                                                     Title:


                                      VENCAP HOLDINGS (1987) PTE LTD

                                                By:  /s/ Brett Fisher
                                                     ----------------------
                                                     Name:
                                                     Title:

                                                               Exhibit 99.6

                       REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT dated as of March 25, 1999, between TransMontaigne Inc., a Delaware corporation (the "Company"), and the entities listed on the signature pages of this Registration Rights Agreement (the "Fund Investors").

          WHEREAS, pursuant to the terms of the Preferred Stock and Warrant Purchase Agreements between the Company and each of the Fund Investors (the "Stock and Warrant Purchase Agreements"), the Fund Investors have or will purchase an aggregate of (x) up to 200,000 shares of the Company's Series A Preferred Stock and (y) up to 13,334,000 Warrants to purchase up to 8,000,400 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"); and

          WHEREAS, it is a condition precedent to the Fund Investors' obligations to consummate the transactions contemplated by the Stock and Warrant Purchase Agreements that the parties hereto shall have entered into this Agreement to, among other things, grant the Fund Investors (and any Permitted Affiliate of the Fund Investors (as defined below) to whom the Fund Investors transfer any portion of the Fund Investor Shares) and any other transferee of Fund Investor Shares registration rights in respect of the Fund Investor Shares substantially comparable to the rights set forth in (x) the Registration Rights Agreement, dated as of April 17, 1996, and amended as of October 30, 1998 and March 25, 1999 (the "Institutional Investor Registration Rights Agreement"), by and among the Company and the Institutional Investors identified therein (the "Institutional Investors"), and (y) the Registration Rights Agreement, dated as of October 30, 1998, and as amended as of March 25, 1999 (the "LDC Registration Rights Agreement"), between the Company and Louis Dreyfus Corporation ("LDC").


          NOW, THEREFORE, in consideration of the aforesaid and the mutual promises hereinafter made, the parties hereto agree as follows:

                                 ARTICLE I

                                Definitions

          SECTION 1.1. Definitions. The following terms, as used herein, shall have the following meanings:

          "Advice" has the meaning set forth in Section 2.3.

          "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Board" means the Board of Directors of the Company.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York, Boston, Massachusetts or Fayetteville, Arkansas are authorized or obligated by law or executive order to close.

          "Commission" means the Securities and Exchange Commission or any other Federal agency from time to time administering the 1933 Act or the Exchange Act.

          "Common Stock" has the meaning set forth in the recitals to this Agreement.

          "Common Stock Equivalent" means any securities of any person convertible into or exchangeable or exercisable for Common Stock (whether at the option of such person or of the holder of such securities), including the Series A Preferred Stock and the Warrants.

          "Company" has the meaning set forth in the preamble to this Agreement.

          "Demand Registration" has the meaning set forth in Section 2.2.1.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fund Investors" has the meaning set forth in the preamble to this Agreement, and shall include the holders of the Fund Investor Shares.

          "Fund Investor Demand Registration" has the meaning set forth in
Section 2.2.1.

          "Fund Investor Holders" has the meaning set forth in Section
2.1.1.

          "Fund Investor Holders Notice" has the meaning set forth in
Section 2.2.1.

          "Fund Investor Notice" has the meanings et forth in Section
2.2.1.

          "Fund Investor Shares" means the Series A Preferred Stock, the Warrants, and any shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock or upon exercise of the Warrants purchased by the Fund Investors pursuant to the Stock and Warrant Purchase
Agreements.

          "Institutional Investor Demand Registration" has the meaning set forth in Section 2.2.1.

          "Institutional Investor Notice" has the meaning set forth in
Section 2.2.1.

          "Institutional Investor Registration Rights Agreement" has the meaning set forth in the recitals to this Agreement.

          "Institutional Investors" has the meaning set forth in the recitals to this Agreement.

          "LDC" has the meaning set forth in the recitals to this Agreement.

          "LDC Demand Registration" has the meaning set forth in Section
2.2.1.

          "LDC Holders" has the meaning set forth in the LDC Registration Rights Agreement.

          "LDC Notice" has the meaning set forth in Section 2.2.1.

          "LDC Registration Rights Agreement" has the meaning set forth in the recitals to this Agreement.

          "1933 Act" means the Securities Act of 1933, as amended.

          "Permitted Affiliate of the Fund Investors" means any Affiliate, officer or employee of an Affiliate or investment fund managed by an Affiliate of any Fund Investor to which any Fund Investor may transfer record and/or beneficial ownership of the Fund Investor Shares.

          "person" means any individual, corporation, limited liability company, firm, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or any other entity or organization, including a government, a governmental body, a political subdivision or an agency or instrumentality thereof.

          "Piggyback Registration" has the meaning set forth in Section
2.1.1.

          "Registration" has the meaning set forth in Section 2.3.

          "Registrable Securities" means (x) any shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock or exercise of the Warrants purchased by the Fund Investors pursuant to the Stock and Warrant Purchase Agreements and owned by a Fund Investor or a Permitted Affiliate of the Fund Investors or any other transferee of the foregoing and (y) any shares of Common Stock which may be issued or distributed in respect of such shares of Common Stock by way of concession, stock dividend or stock split or other distribution, recapitalization or reclassification, but with respect to such shares of Common Stock, only so long as such shares are "Restricted Securities". A share of Common Stock shall be deemed to be a "Restricted Security" until such time as such share
(i) has been effectively registered under the 1933 Act pursuant to a registration statement with respect to the sale of such share and disposed of pursuant to such registration statement, (ii) has been distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the 1933 Act, (iii) shall have been otherwise transferred, new certificates for it not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of it shall not require registration or qualification of it under the 1933 Act or any state securities or blue sky law then in force or (iv) shall have ceased to be outstanding.

          "Request Notice" has the meaning set forth in Section 2.2.1.

          "Shelf Registration" has the meaning set forth in Section 2.2.1.

          "Series A Preferred Stock" means the Company's Series A
Convertible Preferred Stock, par value $.01 per share, which Series A Preferred Stock is convertible into shares of Common Stock.

          "Stock and Warrant Purchase Agreement" has the meaning set forth in the recitals to this Agreement.

          "Stop Order" has the meaning set forth in Section 2.2.3.

          "Warrants" shall mean Warrants to purchase shares of Common Stock as more fully set forth in the Stock and Warrant Purchase Agreements.


                                 ARTICLE II

                      Registration and Related Rights

          SECTION 2.1. Company Registration.

          2.1.1. Right to Piggyback on Company Registration of Common Stock. Subject to Section 2.1.3, if the Company proposes, on its own initiative, to register any Common Stock under the 1933 Act in connection with the offering of such Common Stock on any form other than Form S-4 or Form S-8 or any form substituting therefor (except for a registration in connection with an exchange offer of securities solely to existing securityholders of the Company) and such proposal would result in the filing of a registration statement with the Commission in connection therewith at any time on or after December 31, 1999, the Company shall each such time promptly give each Fund Investor, each Permitted Affiliate of the Fund Investors and any other transferee of the foregoing then owning Registrable Securities (collectively, the "Fund Investor Holders") prior written notice of such determination no later than 45 days prior to the proposed filing date of the registration statement to be prepared in connection with such proposed registration. Any Fund Investor Holder wishing to register all or any portion of such Fund Investor Holder's Registrable Securities pursuant to such proposed registration (a "Piggyback Registration") must give written notice to the Company of its intent to participate in such proposed registration no less than 15 days after the receipt of such notice. Subject to the pro rata allocations set forth in
Section 2.1.3, upon receipt of such written request of any such Fund Investor Holder, the Company will use its best efforts to effect the registration under the 1933 Act of all Registrable Securities which the Company has been so requested to register by the Fund Investor Holders. Notwithstanding the fact that a Piggyback Registration requested pursuant to this Section 2.1 involves an underwritten public offering, any Fund Investor Holder holding Registrable Securities that has requested to be included in such registration may elect, in writing at least three Business Days prior to the effective date of the registration statement filed in connection with such registration, not to register such Registrable Securities in connection with such registration.

          2.1.2. Selection of Underwriters. If the Company in its sole discretion decides a Piggyback Registration shall be underwritten, the Company shall have sole discretion in the selection of any underwriter or underwriters to manage such Piggyback Registration.

          2.1.3. Priority on Piggyback Registrations. If the managing underwriter or underwriters of a Piggyback Registration (or in the case of a Piggyback Registration not being underwritten, holders of a majority of the shares of Common Stock proposed to be registered by (x) the Fund Investor Holders, (y) the LDC Holders pursuant to the LDC Registration Rights Agreement and (z) the Institutional Investors pursuant to the Institutional Investor Registration Rights Agreement) advise the Company in writing that in its or their opinion the number of shares of Common Stock proposed to be sold in such Piggyback Registration (including any shares proposed to be sold by (x) LDC Holders pursuant to the LDC Registration Rights Agreement and (y) Institutional Investors pursuant to the Institutional Investor Registration Rights Agreement) exceeds the number which can be sold, or would adversely affect the price at which the Common Stock could be sold in such offering, the Company will include in such registration only that number of shares of Common Stock which, in the opinion of such underwriter or underwriters (or holders of a majority of the shares of Common Stock proposed to be registered by the Fund Investor Holders, the LDC Holders and the Institutional Investors, as the case may
be), can be sold in such offering without so affecting such price. The shares of Common Stock to be included in such Piggyback Registration shall be apportioned (i) first, to any shares of Common Stock that the Company proposes to sell, (ii) second, pro rata among any shares of Common Stock proposed to be sold by (x) any Fund Investor Holder, (y) any LDC Holder pursuant to the LDC Registration Rights Agreement or (z) any Institutional Investor pursuant to the Institutional Investor Registration Rights Agreement and (iii) third, pro rata among any other shares of Common Stock proposed to be included in such Piggyback Registration, in each case according to the total number of shares of Common Stock requested for inclusion by the Fund Investor Holders, the LDC Holders and the Institutional Investors, or in such other proportions as shall mutually be agreed to among the Fund Investor Holders, the LDC Holders and the Institutional Investors.

          SECTION 2.2. Demand Registration Rights.

          2.2.1. Right to Demand. Subject to the following sentence, if, at any time on or after December 31, 1999, any one or more of the Fund Investor Holders holding Registrable Securities representing ten percent (10%) or more in the aggregate of the then outstanding Common Stock (assuming conversion or exercise of all Common Stock Equivalents held by the Fund Investor Holders into Registrable Securities at the then conversion price or exercise price) submits a written request (a "Request Notice") to the Company for registration with the Commission under and in accordance with the provisions of the 1933 Act of all or part of the Registrable Securities then owned by such Fund Investor Holder or Fund Investor Holders (a "Fund Investor Demand Registration"), the Company shall thereupon, as expeditiously as possible, use its best efforts to file a registration statement with the Commission and have the registration statement declared effective by the Commission; provided, however, that the number of Registrable Securities as to which such request is made shall represent not less than five percent (5%) of the then outstanding Common Stock and Common Stock Equivalents; provided further, however, that for purposes of a Fund Investor Demand Registration, the term "Registrable Securities" shall include Registrable Securities (as defined therein) under the Institutional Investors Registration Rights Agreement. Notwithstanding the foregoing, the Fund Investor Holders shall have the right, even though they hold Registrable Securities representing less than ten percent (10%) in the aggregate of the then outstanding Common Stock, to initiate a Fund Investor Demand Registration by submitting a Request Notice to the Company at any time on or after December 31, 1999 if all of the following conditions are met: (i) the Fund Investor Holders have not previously submitted a Request Notice to the Company that resulted in an effective Fund Investor Demand Registration under the terms of this Agreement, (ii) the Registrable Securities held by the Fund Investor Holders represent less than ten percent (10%) in the aggregate of the then outstanding Common Stock as a result of additional issuances of Common Stock by the Company after the date of this Agreement, (iii) the Fund Investor Holders are not then eligible to sell the Registrable Securities held by them pursuant to the provisions of paragraph (k) of Rule 144 under the 1933 Act (or any successor provision) and (iv) such Request Notice relates to the proposed sale by the Fund Investor Holders of either (x) Registrable Securities representing not less than five percent (5%) of the then outstanding Common Stock and Common Stock Equivalents or (y) all of the Registrable Securities then held by the Fund Investor Holders. The Fund Investor Holders acknowledge that, within 10 days after receipt of such Request Notice, the Company will serve written notice (x) (the "LDC Notice") of such registration request to all LDC Holders who hold shares of Common Stock which carry registration rights pursuant to the LDC Registration Rights Agreement, (y) (the "Institutional Investor Notice") of such registration request to all Institutional Investors who hold shares of Common Stock which carry registration rights pursuant to the Institutional Investor Registration Rights Agreement and (z) of such registration request to all Fund Investor Holders (the "Fund Investor Holders Notice") who hold Registrable Securities, and, subject to the pro rata allocations set forth in Section 2.2.4, the Company will include in such Fund Investor Demand Registration all such shares of Common Stock held by the LDC Holders, Institutional Investors and Fund Investor Holders, as the case may be, with respect to which the Company has received a written request for inclusion therein within 20 days after the giving of the LDC Notice, the Institutional Investor Notice and the Fund Investor Holders Notice, as the case may be.

          The LDC Holders and the Institutional Investors have rights to demand registrations under the LDC Registration Rights Agreement and the Institutional Investor Registration Rights Agreement, respectively, substantially comparable to those of the Fund Investor Holders under this Agreement. The Company agrees that, at any time on or after December 31, 1999, it shall, within 10 days after receipt of a demand registration request notice from (x) any one or more of the LDC Holders pursuant to the LDC Registration Rights Agreement (an "LDC Demand Registration") or (y) any one or more of the Institutional Investors pursuant to the Institutional Investor Registration Rights Agreement (an "Institutional Investor Demand Registration", with the terms "LDC Demand Registration", "Institutional Investor Demand Registration" and "Fund Investor Demand Registration" being collectively referred to herein as a "Demand Registration"), serve written notice (the "Fund Investor Notice") of such registration request to all Fund Investor Holders holding Registrable Securities and, subject to the pro rata allocations set forth in Section 2.2.4, the Company shall include in such LDC Demand Registration or such Institutional Investor Demand Registration, as the case may be, all Registrable Securities held by Fund Investor Holders with respect to which the Company has received a written request for inclusion therein within 20 days after the giving of the Fund Investor Notice. The Company represents that the LDC Holders and the Institutional Investors have agreed to the Fund Investor Holders' right to participate in LDC Demand Registrations and Institutional Investor Demand Registrations, respectively, on the terms and conditions set forth in this
Section 2.2.

          All Fund Investor Holders requesting registration of their Registrable Securities pursuant to this Section 2.2.1 shall specify the aggregate number of Registrable Securities proposed to be registered and the intended methods of disposition thereof. The Fund Investor Holders shall collectively be entitled to request or participate in an LDC Holder or Institutional Investor request for four Demand Registrations (the last of which shall be a shelf registration pursuant to Rule 415 under the 1933 Act to be effective for not less than 180 days (the "Shelf Registration")) pursuant to which a registration statement covering Registrable Securities shall be filed with and declared effective by the Commission, the expenses of which shall be borne by the Company in accordance with Section 2.4, and no more than one Fund Investor Demand Registration may be requested by any Fund Investor Holder in any 12-month period; provided, however, that if, following the effective date of any registration statement filed pursuant to a Demand Registration, any Fund Investor Holder whose Registrable Securities are to be included in such Demand Registration pursuant to this
Section 2.2.1 elects, by giving written notice to the Company not later than 90 days after such effective date, not to dispose of its Registrable Securities because of a material adverse change in the business, condition (financial or otherwise), assets or prospects of the Company and its subsidiaries, taken as a whole, or because of a material adverse event with respect to the Company and its subsidiaries, taken as a whole, not disclosed in the final prospectus prepared in connection with such Demand Registration, then such Demand Registration shall not count as one of the four Demand Registrations permitted hereunder unless shares of Common Stock representing five percent (5%) or more of the then outstanding Common Stock, including Common Stock Equivalents, are sold pursuant to the registration statement prepared in connection with such Demand Registration within 90 days of the effective date of such registration statement and prior to the occurrence of such material adverse change or event.

          If at the time of any Request Notice (i) the Company is engaged in a registered public offering as to which the Fund Investor Holders had the right to include their Registrable Securities, either as a Piggyback Registration or pursuant to the Fund Investor Holders' participation rights in respect of an LDC Demand Registration or an Institutional Investor Demand Registration, or which was made on Form S-4 or any successor form,
(ii) the Company is engaged in any other activity outside of the ordinary course of business, such as a merger, consolidation, recapitalization or acquisition which, in the good faith judgment of the Board, would be materially and adversely affected by the requested registration or (iii) the Board makes a good faith determination that the public disclosures required to be made in the requested registration statement would have a material and adverse impact on the business, financial condition or prospects of the Company, the Company may at its option direct that such request be delayed for a period of not more than 90 days, which right to delay may be exercised by the Company only one time in respect of each Fund Investor Demand Registration.

          The Company shall have the same rights to piggyback on a Fund Investor Demand Registration as a Fund Investor Holder would have in a Piggyback Registration permitted under Section 2.1 subject to the pro rata allocations set forth in Section 2.2.4..

          2.2.2. Selection of Underwriters. If a proposed Fund Investor Demand Registration involves either a firm or best efforts underwritten offering, the Fund Investor Holder(s) giving the Request Notice with respect to such Fund Investor Demand Registration shall have the right, subject to approval by the Company (which approval shall not be unreasonably withheld), to select the underwriter or underwriters to manage such Fund Investor Demand Registration.

          2.2.3. Effective Registration Statement. A registration requested pursuant to this Section 2.2 shall not be deemed to have been effected unless the registration statement prepared in connection therewith has become effective; provided, however, that if, within 75 days after such registration statement has become effective (135 days in the case of the Shelf Registration), the offering of Registrable Securities pursuant to such registration statement is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court (collectively, a "Stop Order"), such registration shall be deemed not to have been effected. Notwithstanding the preceding sentence, if any such Stop Order is rescinded, the effective period shall continue upon such rescission and be extended by the number of days by which such Stop Order reduced the effective period.

          2.2.4. Priority on Demand Registrations. If the managing underwriter or underwriters of a Demand Registration initiated under this Agreement, the LDC Registration Rights Agreement or the Institutional Investor Registration Rights Agreement advise the Company in writing that in its or their opinion the number of shares of Common Stock proposed to be sold in such Demand Registration exceeds the number which can be sold, or would adversely affect the price at which the Common Stock could be sold in such offering, the Company will include in such registration only that number of shares of Common Stock which, in the opinion of such underwriter or underwriters, can be sold in such offering without so affecting such price. The shares of Common Stock to be included in such Demand Registration shall be apportioned (i) first, pro rata among (x) the Registrable Securities of the Fund Investor Holders who have made a request to be included in such Demand Registration, (y) shares of Common Stock held by LDC Holders who have made a request to be included in such Demand Registration and (z) shares of Common Stock held by Institutional Investors who have made a request to be included in such Demand Registration, based on the number of shares required to be included in such registration statement, and (ii) second, pro rata among any other shares of Common Stock proposed to be included in such Demand Registration, including any shares proposed to be sold by the Company pursuant to such Demand Registration.

          2.2.5. Approval of LDC Holders and Institutional Investors. As evidenced by the Amendment and Waiver dated as of March 25, 1999, entered into by and between the Company and the LDC Holders (a copy of which is attached hereto as Annex A), the Company represents that the LDC Holders have approved of the Company's entering into of this Agreement and the granting to the Fund Investor Holders of registration rights in respect of Piggyback Registrations and Demand Registrations on the terms and conditions set forth herein. As evidenced by the Amendment and Waiver dated as of March 25, 1999, entered into by and between the Company and the Institutional Investors (a copy of which is attached hereto as Annex B), the Company represents that the Institutional Investors have approved of the Company's entering into of this Agreement and the granting to the Fund Investor Holders of registration rights in respect of Piggyback Registrations and Demand Registrations on the terms and conditions set forth herein.


          2.2.6. Additional Rights. If the Company at any time grants to any other holders of Common Stock or Common Stock Equivalents any rights to request the Company to effect the registration under the 1933 Act of any such shares of Common Stock on terms more favorable to such holders than the terms set forth in this Agreement, the terms of this Agreement shall be deemed amended or supplemented to the extent necessary to provide the Fund Investor Holders with the same more favorable terms. The Company shall not grant any other person rights to register securities of the Company on terms which could restrict in any way the ability of the Company fully to perform its obligations to the Fund Investor Holders pursuant to this Agreement.

          SECTION 2.3. Registration Procedures. It shall be a condition precedent to the obligations of the Company and any underwriter or underwriters to take any action pursuant to this Article II that the Fund Investor Holders requesting inclusion in any Piggyback Registration or Demand Registration (collectively referred to as a "Registration") furnish to the Company such information regarding them, the Registrable Securities held by them, the intended method of disposition of such Registrable Securities, and such agreements regarding indemnification, disposition of such securities and the other matters referred to in this Article II as the Company may reasonably request and as may be required in connection with any action to be taken by the Company or any such underwriter. With respect to any Registration which includes Registrable Securities held by a Fund Investor Holder, the Company shall, subject to Sections 2.1 and 2.2:

          2.3.1. Prepare and file with the Commission a registration statement on the appropriate form prescribed by the Commission within 60 days after the end of the period within which requests for registration may be given to the Company, file with the Commission any necessary amendments to the registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective; provided, however, that at least five business days prior to filing a registration statement or prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the registration statement, the Company shall furnish to the holders of the Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, copies of or drafts of all such documents proposed to be filed, which documents shall be subject to the reasonable review of such holders and underwriters, if any, and the Company shall not file any registration statement or amendment thereto or any prospectus or any supplement thereto or any documents required to be incorporated by reference therein to which the Fund Investor Holders or the underwriters, if any, shall reasonably object;

          2.3.2. Prepare and file with the Commission such amendments and post-effective amendments to such registration statement and any documents required to be incorporated by reference therein as may be necessary to keep the registration statement effective for a period of time as necessary to complete the offering, which period shall be not less than 90 days (or 180 days in the case of the Shelf Registration) (or such shorter period that shall terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn, but not prior to the expiration of the time period referred to in Section 4(3) of the 1933 Act and Rule 174 thereunder, if applicable); cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the 1933 Act (or any successor rule); and comply with the provisions of the 1933 Act applicable to it with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

          2.3.3. Furnish to each such Fund Investor Holder, without charge, at least one conformed copy of the registration statement and any post-effective amendment thereto, upon request, and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any exhibits or documents incorporated by reference therein as any such Fund Investor Holder or underwriter or underwriters, if any, may request in order to facilitate the disposition of the securities being sold by any such Fund Investor Holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by any such Fund Investor Holder covered by the registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the securities covered by the prospectus or any amendments or supplements thereto);

          2.3.4. Immediately notify each such Fund Investor Holder, at any time when a prospectus relating thereto is required to be delivered under the 1933 Act, when the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the Fund Investor Holders (a reasonable number of such amended and supplemented prospectuses having been delivered to the Fund Investor Holders), such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          2.3.5. Use its best efforts to cause all securities included in such registration statement to be listed, by the date of the first sale of securities pursuant to such registration statement, on each national securities exchange or market on which the Common Stock is then listed;

          2.3.6. Make every reasonable effort to obtain the withdrawal of any Stop Order suspending the effectiveness of the registration statement at the earliest possible moment;

          2.3.7. Subject to the time limitations specified in Section 2.3.2, if requested by the managing underwriter or underwriters or any such Fund Investor Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or such Fund Investor Holder reasonably requests to be included therein, including, without limitation, with respect to the number of shares being sold by such Fund Investor Holder to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any term of the underwritten offering of the securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

          2.3.8. As promptly as practicable after the filing with the Commission of any document which is incorporated by reference into a registration statement, deliver a reasonable number of copies of such document to each such Fund Investor Holder;

          2.3.9. Prior to the date on which the registration statement is declared effective, use its best efforts to register or qualify, and cooperate with such Fund Investor Holders, the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of, the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction of the United States as such Fund Investor Holders or managing underwriter or underwriters, if any, requests in writing, use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          2.3.10. Enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions customarily taken by registrants, if any, as the Fund Investor Holders or the underwriters may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          2.3.11. Obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the underwriters, if any, may reasonably request;

          2.3.12. Make available for inspection by any Fund Investor Holder holding Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Fund Investor Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

          2.3.13. Cooperate with such Fund Investor Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the Fund Investor Holders or the managing underwriter or underwriters, if any, may request; and

          2.3.14. Use its best efforts to cause the securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities within the United States, including, without limitation, the National Association of Securities Dealers, Inc., as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities.

          The Fund Investor Holders, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3.4, shall forthwith discontinue disposition of the securities until the Fund Investor Holders' receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.3.4 or until they are advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed, and have received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, each Fund Investor Holder shall, or shall request the managing underwriter or underwriters, if any, to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Fund Investor Holder's possession, of the prospectus covering such securities which is current at the time of receipt of such notice. In the event that the Company gives any such notice, the time periods set forth in Section 2.3.4 shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by
Section 2.3.4 or the Advice.

          SECTION 2.4. Registration Expenses. In the case of any Registration, the Company shall bear all of the costs and expenses of such Registration (including, without limitation, the expenses of preparing any registration statement, Commission and state "blue sky" filings, registration and qualification fees, the cost of providing any legal opinion or "cold comfort" letters requested by the Fund Investor Holders and printing costs) and legal fees or expenses of one counsel for the Fund Investor Holders, the LDC Holders and the Institutional Investors mutually selected by the Fund Investor Holders, the LDC Holders and the Institutional Investors (such counsel being subject to the reasonable approval of the Company); provided, however, that the Company shall not be responsible for registration or qualification fees or underwriter's discounts or commissions that are attributable to the Registrable Securities of a Fund Investor Holder.

          SECTION 2.5. Indemnification and Contribution.

          2.5.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Fund Investor Holder, its officers, directors and agents and each person who controls (within the meaning of the 1933 Act and the Exchange Act) such Fund Investor Holder against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus in which such Fund Investor Holder is participating or in any document incorporated by reference therein or any omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by, based upon or contained in any information with respect to such Fund Investor Holder furnished in writing to the Company by such Fund Investor Holder expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Fund Investor Holder from whom the person asserting such loss, claim, damage or liability purchased shares of Common Stock if it is determined that it was the responsibility of such Fund Investor Holder to provide such person with a current copy of the prospectus and such current copy of the prospectus would have cured such loss, claim, damage or liability. The Company shall also indemnify underwriters (as such term is defined in the 1933 Act), their officers and directors and each person who controls such persons (within the meaning of the 1933 Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Fund Investor Holders.

          2.5.2. Indemnification by Fund Investor. In connection with any Registration in which a Fund Investor Holder is participating, such Fund Investor Holder shall furnish to the Company in writing such information and affidavits with respect to such Fund Investor Holder as the Company may reasonably request for use in connection with any registration statement or prospectus and the Fund Investors agree to indemnify and hold harmless the Company, its directors, officers and agents and each person who controls (within the meaning of the 1933 Act and the Exchange Act) the Company against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue statement of a material fact or any omission to state a material fact necessary to make the statements in the registration statement or prospectus or preliminary prospectus (in the case of the prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information or affidavit with respect to such Fund Investor Holder furnished in writing to the Company by such Fund Investor Holder expressly for use therein; provided, however, that the amount recoverable by the Company from the Fund Investors under this indemnification provision shall not exceed the amount of net proceeds received by all Fund Investor Holders from the sale of Registrable Securities in connection with any such Registration; and provided further that the indemnity agreement contained in this Section 2.5.2 shall not apply to amounts paid in settlement of any loss, claim, damage, liability or action arising pursuant to a Registration if such settlement is effected without the consent of the Fund Investors (which consent shall not be unreasonably withheld). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective Affiliates, directors, officers or controlling persons and shall survive the transfer of such securities by such seller.

          2.5.3 Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying party, permit the indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party. The failure to so notify the indemnifying party shall relieve the indemnifying party from any liability hereunder with respect to the action to the extent that such failure materially prejudices the indemnifying party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its consent (which consent shall not be unreasonably withheld). No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim.

          2.5.4. Contribution. If for any reason the indemnification provided for in the preceding Sections 2.5.1 and 2.5.2 is unavailable to an indemnified party as contemplated by the preceding Sections 2.5.1 and 2.5.2 for any reason, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. Notwithstanding the foregoing, if the indemnifying party is any Fund Investor, any contribution pursuant to this Section 2.5.4 shall be several and not joint, and shall be limited to the amount of net proceeds received by such Fund Investor Holder from the sale of Registrable Securities in connection with the applicable Registration.

          2.5.5. Other Indemnification. Indemnification similar to that set forth in the preceding subdivisions of this Section 2.5 (with appropriate modifications) shall be given by the Company and the Fund Investors with respect to any required registration or other qualification of securities under any Federal or state law or regulation or governmental authority other than the 1933 Act.

          SECTION 2.6. Exchange Act Reports. The Company agrees that it will use its best efforts to file in a timely manner all reports required to be filed by it pursuant to the Exchange Act to the extent the Company is required to file such reports. Upon request of a Fund Investor Holder, the Company will furnish the requesting Fund Investor Holder with such information as may be necessary to enable such Fund Investor Holder to effect sales pursuant to Rule 144A.

          SECTION 2.7. Restrictions on Public Sale by Holder of Securities.

          2.7.1. To the extent not inconsistent with applicable law, any Fund Investor Holder whose Registrable Securities are included in a Registration relating in whole or in part to an underwritten public offering agrees not to effect any public sale or distribution of the issue being registered or any similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a public sale pursuant to Rule 144 under the 1933 Act, during the 14 days prior to, and during the 180-day period beginning on, the effective date of such registration statement (except as part of such Registration); provided, however, that the foregoing shall only apply if and to the extent requested by the managing underwriter or underwriters.

          2.7.2. Each Fund Investor Holder agrees that, in the event the Company files a registration statement under the 1933 Act with respect to an underwritten public offering of any shares of Common Stock or Common Stock Equivalent, such Fund Investor Holder shall not effect any public sale or distribution of any Common Stock owned by it (other than as part of such underwritten public offering) within 7 days prior to, and during the 180-day period beginning on, the effective date of such registration statement and the Company hereby also so agrees and agrees to use its best efforts to cause, as the managing underwriters may require, each other holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased from the Company (at any time other than in a public offering) to so agree.

          SECTION 2.8. Participation in Registrations. No Fund Investor Holder may participate in any Registration hereunder unless such Fund Investor Holder (i) agrees to sell such Fund Investor Holder's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, underwriting agreements and other documents customarily required under the terms of such underwriting arrangements.

          SECTION 2.9. Remedies. Each Fund Investor shall have the right and remedy to have the provisions of Sections 2.1 and 2.2 specifically enforced by any court having jurisdiction in the event that the Company breaches such provisions, and the Company shall reimburse the Fund Investor for the reasonable costs of the expenses for counsel for the Fund Investor incurred in connection with such proceeding.


                                ARTICLE III

                               Miscellaneous

          SECTION 3.1. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by prepaid telex, cable or telecopy or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, telexed, cabled or telecopied, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service), as follows:

          (i)      if to the Company, to

                   TransMontaigne Inc.
                   370 Seventeenth Street

                   Suite 2750
                   Denver, Colorado  80202
                   Phone:     (303) 626-8200
                   Fax:       (303) 626-8228
                   Attention: Erik B. Carlson

          with a copy to:

                   Cravath, Swaine & Moore
                   Worldwide Plaza
                   825 Eighth Avenue
                   New York, New York  10019
                   Phone:    (212) 474-1600
                   Fax:      (212) 474-3700
                   Attention:  Kris F. Heinzelman, Esq.

          (ii)     If to a Fund Investor, to:

                   the addresses indicated on Schedule 1 to the Preferred Stock and Warrant Purchase Agreements.

          SECTION 3.2. Binding Effect; Benefits. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns. Nothing in this Agreement, express or implied, is intended or shall be construed to give any person other than the parties to this Agreement, the other Fund Investor Holders, if any, and their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein. This Agreement constitutes the entire agreement and understanding, and supersedes and terminates all prior agreements and understandings, both oral and written (including those contained in the Stock and Warrant Purchase Agreements), between the parties hereto relating to the subject matter hereof.

          SECTION 3.3. Waiver. Any party hereto may, by written notice to any other party (i) extend the time for the performance of any of the obligations or other actions of such other party under this Agreement to the extent that such obligations or other actions are due to the party giving notice; (ii) waive compliance with any of the conditions or covenants of such other party contained in this Agreement to the extent that such conditions or covenants relate to the party giving notice; and
(iii) waive or modify performance of any of the obligations of such other party under this Agreement to the extent that such obligations are due to the party giving notice. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. Neither the waiver by any party hereto of a breach of any provision hereof or any preceding or succeeding breach nor the failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder nor shall it be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder.

          SECTION 3.4. Amendments. No amendment, modification or waiver in respect of this Agreement shall be effective unless it shall be in writing and signed by the Company and the holders of two thirds of the Registrable Securities. Any such amendment, modification or waiver in respect of this Agreement executed by or on behalf of the Fund Investors shall bind each other Fund Investor Holder, if any, to the terms and conditions thereof. The Company agrees that all holders of Registrable Securities shall be notified by the Company in advance of any proposed amendment, modification or waiver of this Agreement, but failure to give such notice shall not in any way affect the validity of any such amendment, modification or waiver. In addition, promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of any amendment, modification or waiver which has been adopted to all holders of Registrable Securities then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment, modification or waiver.

          SECTION 3.5. Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or any Fund Investor (other than, in the case of any Fund Investor, to a Permitted Affiliate of the Fund Investors in connection with a transfer of a portion of the Fund Investor Shares), or any transferee of the foregoing.

          SECTION 3.6. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

          SECTION 3.7. Attorney Fees. A party in breach of this Agreement shall, on demand, indemnify and hold harmless the other parties hereto from and against all reasonable out-of-pocket expenses, including legal fees, incurred by such other parties by reason of the enforcement and protection of their rights under this Agreement. The payment of such expenses is in addition to any other relief to which such other parties may be entitled.

          SECTION 3.8. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          SECTION 3.9. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties at any time on or prior to March 31, 1999.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

                                  TRANSMONTAIGNE INC.

                                  by

                                  /s/ Cortlandt S. Dietler
                                  -----------------------------------------
                                  Name:  Cortlandt S. Dietler
                                  Title:


                                  FLEMING US DISCOVERY FUND III, L.P.

                                  By:  FLEMING US DISCOVERY PARTNERS, L.P.,
                                       its general partner

                                       By:  FLEMING US DISCOVERY, LLC,
                                            its general partner

                                            By:  /s/ Robert L. Burr
                                                ---------------------------
                                                  Robert L. Burr, member


                                  FLEMING US DISCOVERY OFFSHORE FUND III, L.P.

                                  By:  FLEMING US DISCOVERY PARTNERS, L.P.,
                                       its general partner

                                       By:  FLEMING US DISCOVERY, LLC,
                                            its general partner

                                            By:  /s/ Robert L. Burr
                                                ---------------------------
                                                  Robert L. Burr, member


                                      FIRST RESERVE FUND VII, LIMITED
                                      PARTNERSHIP

                                      By  FIRST RESERVE GP VII, L.P.
                                           its general partner

                                           By:  FIRST RESERVE CORPORATION
                                                its general partner

                                                By:  /s/ William McCauley
                                                     ----------------------
                                                     Name:  William McCauley
                                                     Title:


                                      FIRST RESERVE FUND VIII, L.P.

                                      By:  FIRST RESERVE GP VIII, L.P.
                                           its general partner

                                      By:  FIRST RESERVE CORPORATION
                                           its general partner

                                            By:  /s/ William McCauley
                                                 --------------------------
                                                 Name:  William McCauley
                                                 Title:

                                      VENCAP HOLDINGS (1987) PTE LTD

                                           By:  /s/ Brett Fisher
                                                ----------------------
                                                Name:  Brett Fisher
                                                Title:


                                      LAUGHLIN TRUSTEES ET AL FBO RICHARD R.
                                      OHRSTROM, JR. DTD 12/22/97


                                           By:  /s/ Andrew W. Regan
                                                ---------------------------
                                                Name:  Andrew W. Regan
                                                Title:


                                      LAUGHLIN TRUSTEES ET AL FBO KENNETH
                                      M. OHRSTROM DTD 12/22/97


                                           By:  /s/ Andrew W. Regan
                                                ---------------------------
                                                Name:  Andrew W. Regan
                                                Title:


                                      LAUGHLIN TRUSTEES ET AL FBO GEORGE L.
                                      OHRSTROM II DTD 12/22/97


                                           By:  /s/ Andrew W. Regan
                                                ---------------------------
                                                Name:  Andrew W. Regan
                                                Title:


                                      LAUGHLIN TRUSTEES ET AL FBO BARNABY
                                      A. OHRSTROM DTD 12/22/97

                                           By:  /s/ Andrew W. Regan
                                                ---------------------------
                                                Name:  Andrew W. Regan
                                                Title:


                                      CODAN TRUSTEES ET AL FBO
                                      CHRISTROPHER F. OHRSTROM DTD 12/22/97

                                           By:  /s/ Andrew W. Regan
                                                ---------------------------
                                                Name:  Andrew W. Regan
                                                Title:

                                      CODAN TRUSTEES ET AL FBO MARK J.
                                      OHRSTROM DTD 12/22/97

                                           By:  /s/ Andrew W. Regan
                                                ---------------------------
                                                Name:  Andrew W. Regan
                                                Title:


                                      CODAN TRUSTEES ET AL FBO ESMOND V.
                                      HARMSWORTH DTD 12/22/97

                                           By: /s/ James B. Richardson
                                               ---------------------------
                                               Name:  James B. Richardson
                                               Title: Trustee


                                      YORKTOWN ENERGY PARTNERS III, L.P.

                                      By:  YORKTOWN III COMPANY, L.L.C.,
                                           its general partner

                                           By: /s/ Peter A. Leidel, member
                                               ---------------------------
                                               Peter A. Leidel, member


                                      YORKTOWN PARTNERS, L.L.C.,
                                      as agent

                                      By:  /s/ Peter A. Leidel
                                           --------------------------------
                                           Peter A. Leidel, member


                                      TICONDEROGA PARTNERS IV, L.P.,

                                      By:  TICONDEROGA ASSOCIATES IV,
                                           L.L.C.,
                                           its general partner

                                           By:  /s/ Peter A. Leidel
                                                ---------------------------
                                                Peter A. Leidel, member


                                      CFE, INC.

                                      By:  /s/ Glenn P. Bartley
                                           --------------------------------
                                           Name:  Glenn P. Bartley
                                           Title:


                                      WIEGERS & CO.

                                      By:  /s/ George A. Wiegers
                                           --------------------------------
                                           Name:  George A. Wiegers
                                           Title: General Partner


                                      WIEGERS FAMILY FOUNDATION

                                      By:  George A. Wiegers
                                           --------------------------------
                                           Name:  George A. Wiegers
                                           Title: Trustee


                                      VESTAR CAPITAL PARTNERS III, L.P.

                                      By:  Vestar Associates III, L.P.
                                           its general partner

                                      By:  Vestar Associates Corporation III
                                           its general partner

                                           By:  /s/ James C. Kelley
                                                ---------------------------
                                                Name:  James C. Kelley
                                                Title: Managing Director


                                      CORTLANDT S. DIETLER
                                      /s/ Cortlandt S. Dietler
                                      --------------------------
                                      Name: Cortlandt S. Dietler
                                      Title:

                                                 EXHIBIT 99.7


                    AMENDMENT AND WAIVER dated as of March
               25, 1999, by and between TransMontaigne Inc., a Delaware corporation (the "Company"), and Louis Dreyfus Corporation, a New York corporation ("LDC").

          WHEREAS, the Company and LDC are parties to a Registration Rights Agreement dated as of October 30, 1998
(the "Agreement");

          WHEREAS, the Company and certain purchasers party thereto (collectively, the "Fund Investors") have entered into or propose to enter into Preferred Stock and Warrant Purchase Agreements (the "Stock and Warrant Purchase Agreements"), pursuant to which the Company has agreed to sell to the Fund Investors, and the Fund Investors have agreed to purchase from the Company, up to an aggregate of 200,000 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and up to 13,334,000 warrants (the "Warrants") to purchase up to 8,000,400 shares of the Company's Common Stock (as defined below);

          WHEREAS, upon conversion of the Series A Preferred Stock and upon exercise of the Warrants the Company will issue to the Fund Investors (and to each Person to whom the Fund Investors are permitted under the terms of the Stock and Warrant Purchase Agreements and the Fund Investor Registration Rights Agreement (as defined below) to transfer any portion of the Series A Preferred Stock or the Warrants) shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock");

          WHEREAS, pursuant to the Stock and Warrant Purchase Agreements, the Company has agreed to enter into a Registration Rights Agreement (the "Fund Investor Registration Rights Agreement") to, among other things, grant the Fund Investors (and to each Person to whom the Fund Investors are permitted under the terms of the Stock and Warrant Purchase Agreements and the Fund Investor Registration Rights Agreement to transfer any portion of the Series A Preferred Stock, the Warrants or the Shares (together, the "Securities")) registration rights in respect of the Shares substantially comparable to the rights set forth in the Agreement;

          WHEREAS, the Company and LDC desire to amend the Agreement in certain respects to coordinate the provisions of the Agreement and the Fund Investor Registration Rights Agreement and LDC desires to waive certain provisions of the

Agreement to permit the Company to enter into the Fund
Investor Registration Rights Agreement.


          NOW, THEREFORE, in consideration of the aforesaid and the mutual promises hereinafter made, the parties hereto agree as follows:

          SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement.

          SECTION 2. Waiver of Certain Provisions of the Agreement. In accordance with Section 4.3 of the Agreement, LDC hereby waives any and all provisions of the Agreement to the extent necessary in order to permit the Company to enter into and perform under the Fund Investor Registration Rights Agreement, a copy of which is attached hereto as Annex A.

          SECTION 3. Amendments to the Agreement. Effective as of the date hereof, the Agreement is hereby amended and supplemented as follows:

          (a) Pari Passu Treatment. LDC hereby acknowledges and agrees that, at any time on or after December 31, 1999,
(i) the Fund Investors and (ii) each Person to whom the Fund Investors are permitted under the terms of the Stock and Warrant Purchase Agreements and the Fund Investor Registration Rights Agreement to transfer the Securities (collectively, the "Fund Investor Holders") have the right
(i) pursuant to Section 2.1.1 of the Fund Investor Registration Rights Agreement, to participate in Piggyback Registrations and (ii) pursuant to Section 2.2.1 of the Fund Investor Registration Rights Agreement, to participate in Demand Registrations, in each case, pursuant to Sections
2.1.3 and 2.2.4, respectively, of the Fund Investor Registration Rights Agreement, pari passu in terms of priority with the LDC Holders under the Agreement. The Company hereby acknowledges and agrees that the LDC Holders have the right, pursuant to Sections 2.2.1 and 2.2.4 of the Fund Investor Registration Rights Agreement and subject to the terms and conditions set forth in Section 3(b) of this Amendment and Waiver, to receive notice of, and participate in, demand registrations initiated by the Fund Investor Holders pursuant to the Fund Investor Registration Rights Agreement ("Fund Investor Demand Registrations") pari passu in terms of priority with the Fund Investor Holders thereunder. Participation by an LDC Holder in a Fund Investor Demand Registration shall count as one of the four Demand Registrations that the LDC Holders have the right to request or participate in a request for pursuant to Section
2.2.1 of the Agreement.

          (b) Notification of Fund Investor Demand
Registration Requests; Priority on Fund Investor Demand Registrations. The Company agrees that it shall, within 10 days after receipt of a Fund Investor Demand Registration request notice from any one or more of the Fund Investor Holders pursuant to Section 2.2.1 of the Fund Investor Registration Rights Agreement, serve written notice (the "Fund Investor Notice") of such registration request to all LDC Holders holding Registrable Securities and, subject to the pro rata allocations set forth in the next succeeding sentence, the Company shall include in such Fund Investor Demand Registration all Registrable Securities held by LDC Holders with respect to which the Company has received a written request for inclusion therein within 20 days after the giving of the Fund Investor Notice. The shares of Common Stock to be included in any such Fund Investor Demand Registration shall be apportioned (i) first, pro rata among
(x) the Registrable Securities of the Institutional Investors who have made a request to be included in such Fund Investor Demand Registration, (y) the Registrable Securities of the LDC Holders who have made a request to be included in such Fund Investor Demand Registration and (z) the Registrable Securities of the Fund Investor Holders who have made a request to be included in such Fund Investor Demand Registration, and (ii) second, pro rata among any other shares of Common Stock proposed to be included in such Fund Investor Demand Registration, including any shares proposed to be sold by the Company pursuant to such Fund Investor Demand Registration. The Company represents that the Fund Investor Holders have agreed to the LDC Holders' right to participate in Fund Investor Demand Registrations on the terms and conditions set forth in this Section 3(b).

          (c) Blackout Period. Clause (i) of the first sentence of the fourth paragraph of Section 2.2.1 of the Agreement is hereby amended by deleting the phrase "either as a Piggyback Registration or pursuant to the LDC Holders' participation rights in respect of an Institutional Investor Demand Registration" and inserting in lieu thereof the phrase "whether as a Piggyback Registration, pursuant to the LDC Holders' participation rights in respect of an Institutional Investor Demand Registration or pursuant to the LDC Holders' participation rights in respect of a Fund Investor Demand Registration (as such term is defined in the Amendment and Waiver dated as of March 25, 1999 to this Agreement)".

          (d) Registration Expenses. Section 2.4 of the Agreement is hereby amended by deleting the phrase " legal fees or expenses of one counsel for the LDC Holders and the Institutional Investors mutually selected by the LDC Holders and the Institutional Investors (such counsel being subject to the reasonable approval of the Company)" beginning in the eighth line thereof and inserting in lieu thereof the phrase " and legal fees or expenses of one counsel for the Institutional Investors, the LDC Holders and the Fund Investor Holders (as such term is defined in the Amendment and Waiver dated as of March 25, 1999 to this Agreement) mutually selected by the Institutional Investors, the LDC Holders and the Fund Investor Holders (such counsel being subject to the reasonable approval of the Company)".

          SECTION 4. Notices. All notices hereunder shall be made in accordance with Section 4.1 of the Agreement.

          SECTION 5. Governing Law. This Amendment and Waiver shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

          SECTION 6. Counterparts. This Amendment and Waiver may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

          IN WITNESS WHEREOF, the parties have caused this Amendment and Waiver to be duly executed as of the date first written above.



                              TRANSMONTAIGNE INC.,

                                by /s/ Harold R. Logan, Jr.
                                  ---------------------------
                                  Name:  Harold R. Logan, Jr.
                                  Title: Executive Vice
                                         President/Finance


                              LOUIS DREYFUS CORPORATION,

                                by /s/ Peter Griffin
                                  --------------------------
                                  Name:  Peter Griffin
                                  Title: President

                                               EXHIBIT 99.8


                    SECOND AMENDMENT AND WAIVER dated as of
               March 25, 1999, by and among TransMontaigne
               Inc., a Delaware corporation (the "Company"), and the entities listed on the signature pages hereof (the "Institutional Investors").

          WHEREAS, the Company and the Institutional
Investors are parties to a Registration Rights Agreement dated as of April 17, 1996 as amended and waived on October
30, 1998 (the "Agreement");

          WHEREAS, the Company and certain purchasers party thereto (collectively, the "Fund Investors") have entered into or propose to enter into Preferred Stock and Warrant Purchase Agreements (the "Stock and Warrant Purchase Agreements"), pursuant to which the Company has agreed to sell to the Fund Investors, and the Fund Investors have agreed to purchase from the Company, up to an aggregate of 200,000 shares of Series A Convertible Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), and up to 13,334,000 warrants (the "Warrants") to purchase up to 8,000,400 shares of the Company's Common Stock (as defined below);

          WHEREAS, upon conversion of the Series A Preferred Stock and upon exercise of the Warrants the Company will issue to the Fund Investors (and to each Person to whom the Fund Investors are permitted under the terms of the and the Fund Investor Registration Rights Agreement (as defined below) to transfer any portion of the Series A Preferred Stock or the Warrants) shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock");

          WHEREAS, pursuant to the , the Company has agreed to enter into a Registration Rights Agreement (the "Fund Investor Registration Rights Agreement") to, among other things, grant the Fund Investors (and to each Person to whom the Fund Investors are permitted under the terms of the Stock and Warrant Purchase Agreements and the Fund Investor Registration Rights Agreement to transfer any portion of the Series A Preferred Stock, the Warrants or the Shares (together, the "Securities")) registration rights in respect of the Shares substantially comparable to the rights set forth in the Agreement;

          WHEREAS, the Company and the Institutional
Investors desire to amend the Agreement in certain respects to coordinate the provisions of the Agreement and the Fund
Investor Registration Rights Agreement and the Institutional
Investors desire to waive certain provisions of the

Agreement to permit the Company to enter into the Fund
Investor Registration Rights Agreement.


          NOW, THEREFORE, in consideration of the aforesaid and the mutual promises hereinafter made, the parties hereto agree as follows:

          SECTION 1. Defined Terms. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement.

          SECTION 2. Waiver of Certain Provisions of the Agreement. In accordance with Section 3.3 of the Agreement, the Institutional Investors hereby waive any and all provisions of the Agreement to the extent necessary in order to permit the Company to enter into and perform under the Fund Investor Registration Rights Agreement, a copy of which is attached hereto as Annex A.

          SECTION 3. Amendments to the Agreement. Effective as of the date hereof, the Agreement is hereby amended and supplemented as follows:

          (a) Pari Passu Treatment. The Institutional
Investors hereby acknowledge and agree that, at any time on or after December 31, 1999, (i) the Fund Investors and (ii) each Person to whom the Fund Investors are permitted under the terms of the Stock and Warrant Purchase Agreements and the Fund Investor Registration Rights Agreement to transfer shares of Common Stock (collectively, the "Fund Investor Holders") have the right (x) pursuant to Section 2.1.1 of the Fund Investor Registration Rights Agreement, to participate in Piggyback Registrations and (y) pursuant to Section 2.2.1 of the Fund Investor Registration Rights Agreement, to participate in Demand Registrations, in each case, pursuant to Sections 2.1.3 and 2.2.4, respectively, of the Fund Investor Registration Rights Agreement, pari passu in terms of priority with the Institutional Investors under the Agreement. The Company hereby acknowledges and agrees that the Institutional Investors have the right, pursuant to Sections 2.2.1 and 2.2.4 of the Fund Investor Registration Rights Agreement and subject to the terms and conditions set forth in Section 3(b) of this Second Amendment and Waiver, to receive notice of, and participate in, demand registrations initiated by the Fund Investor Holders pursuant to the Fund Investor Registration Rights Agreement ("Fund Investor Demand Registrations") pari passu in terms of priority with the Fund Investor Holders thereunder. Participation by an Institutional Investor in a Fund Investor Demand Registration shall count as one of the four

Demand Registrations that the Institutional Investors have the right to request or participate in a request for pursuant to Section 2.2.1 of the Agreement.

          (b) Notification of Fund Investor Demand
Registration Requests; Priority on Fund Investor Demand Registrations. The Company agrees that it shall, within 10 days after receipt of a Fund Investor Demand Registration request notice from any one or more of the Fund Investor Holders pursuant to Section 2.2.1 of the Fund Investor Registration Rights Agreement, serve written notice (the "Fund Investor Notice") of such registration request to all Institutional Investors holding Registrable Securities and, subject to the pro rata allocations set forth in the next succeeding sentence, the Company shall include in such Fund Investor Demand Registration all Registrable Securities held by Institutional Investors with respect to which the Company has received a written request for inclusion therein within 20 days after the giving of the Fund Investor Notice. The shares of Common Stock to be included in any such Fund Investor Demand Registration shall be apportioned (i) first, pro rata among (x) the Registrable Securities of the Institutional Investors who have made a request to be included in such Fund Investor Demand Registration, (y) the Registrable Securities of LDC Holders who have made a request to be included in such Fund Investor Demand Registration and
(z) the Registrable Securities of the Fund Investor Holders who have made a request to be included in such Fund Investor Demand Registration and (ii) second, pro rata among any other shares of Common Stock proposed to be included in such Fund Investor Demand Registration, including any shares proposed to be sold by the Company pursuant to such Fund Investor Demand Registration. The Company represents that the Fund Investor Holders have agreed to the Institutional Investors' right to participate in Fund Investor Demand Registrations on the terms and conditions set forth in this Section 3(b).

          (c) Blackout Period. Clause (i) of the first sentence of the second paragraph of Section 2.2.1 of the Agreement is hereby amended by deleting the phrase "either as a Piggyback Registration or pursuant to the Institutional Investors' participation rights in respect of an LDC Demand Registration (as such term is defined in the Amendment and Waiver dated as of October 30, 1998 to this Agreement)" and inserting in lieu thereof the phrase " whether as a Piggyback Registration, pursuant to the Institutional Investors' participation rights in respect of an LDC Demand Registration (as such term is defined in the Amendment and Waiver dated as of October 30, 1998 to this Agreement) or pursuant to the Institutional Investors' participation rights in respect of a Fund Investor Demand Registration (as such term is defined in the Second Amendment and Waiver dated as of March 25, 1999 to this Agreement),".

          (d) Registration Expenses. Section 2.4 of the Agreement is hereby amended by deleting the phrase "and legal fees or expenses of one counsel for the Institutional Investors and the LDC Holders (as such term is defined in the Amendment and Waiver dated as of October 30, 1998 to this Agreement) mutually selected by the Institutional Investors and the LDC Holders (such counsel being subject to the reasonable approval of the Company)" beginning in the fifth line thereof and inserting in lieu thereof the phrase "and legal fees or expenses of one counsel for the Institutional Investors, the LDC Holders (as such term is defined in the Amendment and Waiver dated as of October 30, 1998 to this Agreement) and the Fund Investor Holders (as such term is defined in the Second Amendment and Waiver dated as of March 25, 1999 to this Agreement) mutually selected by the Institutional Investors, the LDC Holders and the Fund Investor Holders (such counsel being subject to the reasonable approval of the Company)".

          SECTION 4. Notices. All notices hereunder shall be made in accordance with Section 3.1 of the Agreement.

          SECTION 5. Governing Law. This Second Amendment and Waiver shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.

          SECTION 6. Counterparts. This Second Amendment and Waiver may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

          IN WITNESS WHEREOF, the parties have caused this Second Amendment and Waiver to be duly executed as of the date first written above.



                              TRANSMONTAIGNE INC.,

                              by /s/ Harold R. Logan, Jr.
                                 --------------------------
                                 Name:  Harold R. Logan, Jr.
                                 Title: Executive Vice
                                        President/Finance


YORKTOWN INVESTORS:           YORKTOWN ENERGY PARTNERS, L.P.,

                              by  YORKTOWN COMPANY LLC,
                                  its General Partner


                                  by /s/ Peter A. Leidel
                                    -----------------------
                                    Name:  Peter A. Leidel
                                    Title: Member


                              YORKTOWN ENERGY PARTNERS II, L.P.,

                              by  YORKTOWN II COMPANY LLC,
                                  its General Partner


                                  by /s/ Peter A. Leidel
                                     ----------------------
                                     Name:  Peter A. Leidel
                                     Title: Member


                              LEXINGTON PARTNERS III, L.P.

                              by  WARBURG DILLON READ, LLC,
                                  its General Partner


                                  by /s/ Steve Chrappa
                                    -----------------------
                                    Name:  Steve Chrappa
                                    Title: Associate Director

                              LEXINGTON PARTNERS IV, L.P.

                              by  DRMC, INC.,
                                  its General Partner

                                  by /s/ Steve Chrappa
                                    ------------------------
                                    Name:  Steve Chrappa
                                    Title: Associate Director


                              WARBURG DILLON READ, LLC,
                                as Nominee

                              by /s/ Steve Chrappa
                                 --------------------------
                                 Name:  Steve Chrappa
                                 Title: Associate Director


                              WARBURG DILLON READ, LLC,
                                as Agent

                              by /s/ Steve Chrappa
                                ---------------------------
                                Name:  Steve Chrappa
                                Title: Associate Director


                              WATERWAGON & CO., Nominee for
                              Merrill Lynch Growth Fund for
                              Investment and Retirement

                              by /s/ Steven I. Silverman
                                ---------------------------
                                Name:  Steven I. Silverman
                                Title: Portfolio Manager


MASSMUTUAL INVESTORS:         MASSACHUSETTS MUTUAL LIFE INSURANCE
                              COMPANY

                              by /s/ Richard C. Morrison
                                ----------------------------
                                Name:  Richard C. Morrison
                                Title: Managing Director

                              THE FOLLOWING IS THE SIGNATURE
                              LINE AND LEGEND FOR MASSMUTUAL
                              CORPORATE INVESTORS:

                              MASSMUTUAL CORPORATE INVESTORS

                              by /s/ Richard C. Morrison
                                ----------------------------
                                Name:  Richard C. Morrison
                                Title: Vice President

                              The foregoing is executed on behalf
                              of MassMutual Corporate Investors,
                              organized under a Declaration of
                              Trust, dated September 13, 1985, as
                              amended from time to time. The
                              obligations of such Trust are not
                              personally binding upon, nor shall
                              resort be had to the property of,
                              any of the Trustees, shareholders,
                              officers, employees or agents of
                              such Trust, but the trust's
                              property only shall be bound.

                              THE FOLLOWING IS THE SIGNATURE
                              LINE AND LEGEND FOR MASSMUTUAL
                              PARTICIPATION INVESTORS:

                              MASSMUTUAL PARTICIPATION INVESTORS

                              by /s/ Richard C. Morrison
                                ---------------------------------
                                Name:  Richard C. Morrison
                                Title: Vice President

                              The foregoing is executed on behalf
                              of MassMutual Participation
                              Investors, organized under a
                              Declaration of Trust, dated April
                              7, 1998, as amended from time to
                              time. The obligations of such Trust
                              are not personally binding upon,
                              nor shall resort be had to the
                              property of, any of the Trustees,
                              shareholders, officers, employees
                              or agents of such Trust, but the
                              trust's property only shall be
                              bound.


                               MASSMUTUAL CORPORATE VALUE PARTNERS
                               LIMITED, A Grand Cayman Island
                               Corporation

                               by  MASSACHUSETTS MUTUAL LIFE
                                   INSURANCE COMPANY,
                                   its Investment Manager

                                   by /s/ Richard C. Morrison
                                     ----------------------------
                                     Name:  Richard C. Morrison
                                     Title: Managing Director

FIRST RESERVE INVESTORS:      FIRST RESERVE SECURED ENERGY ASSETS
                              FUND, LIMITED PARTNERSHIP


                              by  FIRST RESERVE CORPORATION,
                                  as Managing General Partner

                                  by /s/ William McCauley
                                    -----------------------------
                                    Name:  William McCauley
                                    Title:


                              FIRST RESERVE FUND VI, LIMITED
                              PARTNERSHIP

                              by  FIRST RESERVE CORPORATION,
                                  as Managing General Partner

                                  by /s/ William McCauley
                                    ----------------------------
                                    Name:  William McCauley
                                    Title:


                              FIRST RESERVE FUND V-II, LIMITED
                              PARTNERSHIP

                              by  FIRST RESERVE CORPORATION,
                                  as Managing General Partner

                                  by /s/ William McCauley
                                    ----------------------------
                                    Name:  William McCauley
                                    Title:


                              FIRST RESERVE FUND V, LIMITED
                              PARTNERSHIP

                              by  FIRST RESERVE CORPORATION,
                                  as Managing General Partner

                                  by /s/ William McCauley
                                    ----------------------------
                                    Name:  William McCauley
                                    Title: